                                                                     EXHIBIT 4.1


================================================================================










                           REVOLVING CREDIT AGREEMENT,

                           dated as of July 19, 2001,

                                      among


                            STERLING CHEMICALS, INC.
         AND EACH OF ITS SUBSIDIARIES PARTIES HERETO FROM TIME TO TIME,
                     each a Debtor and Debtor-in-Possession,


                                as the Borrowers,




                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                                       and


                       THE CIT GROUP/BUSINESS CREDIT, INC.
                  as a Lender and as the Administrative Agent.

                                TABLE OF CONTENTS



         Section                                                                                               Page
         -------                                                                                               ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................3

    SECTION 1.1.         Defined Terms...........................................................................44

    SECTION 1.2.         Use of Defined Terms....................................................................44

    SECTION 1.3.         Cross-References........................................................................44

    SECTION 1.4.         Accounting and Financial Determinations.................................................44

ARTICLE II COMMITMENTS; REDUCTIONS OF COMMITMENTS;
           BORROWING AND ISSUANCE PROCEDURES; NOTES
           AND LETTERS OF CREDIT.................................................................................45

    SECTION 2.1.         Commitments.............................................................................45
           2.1.1.        Loan Commitments........................................................................45
           2.1.2.        Letter of Credit Commitment.............................................................45
           2.1.3.        Lenders Not Permitted or Required to Make Loans.........................................45

    SECTION 2.2.         Reduction of the Commitment Amounts.....................................................46
           2.2.1.        Optional................................................................................46
           2.2.2.        Mandatory...............................................................................46

    SECTION 2.3.         Borrowing Procedures and Funding Maintenance............................................47
           2.3.1.        Borrowing Current Assets Loans and Fixed Assets Loans...................................47
           2.3.2.        Borrowing Swing Line Loans..............................................................49

    SECTION 2.4.         Continuation and Conversion Elections...................................................51

    SECTION 2.5.         Funding.................................................................................51

    SECTION 2.6.         Issuance Procedures.....................................................................51
           2.6.1.        Other Lenders' Participation............................................................52
           2.6.2.        Disbursements: Conversion to Current Assets Loans.......................................53
           2.6.3.        Reimbursement...........................................................................53
           2.6.4.        Deemed Disbursements....................................................................54
           2.6.5.        Nature of Reimbursement Obligations.....................................................54

    SECTION 2.7.         Register, Notes, Obligation Accounts, Reserves..........................................54

ARTICLE III REPAYMENTS; PREPAYMENTS; INTEREST AND FEES...........................................................57

    SECTION 3.1.         Payments; Application; Lockbox Accounts; Power of Attorney; Charges to
                         Obligation Accounts; No Discharge.......................................................57
           3.1.1.        Repayments and Prepayments..............................................................57

           3.1.2.        Application.............................................................................59
           3.1.3.        Matters Relating to Lockbox Accounts....................................................60
           3.1.4.        Power of Attorney.......................................................................62
           3.1.5.        Charges to Obligation Accounts..........................................................63
           3.1.6.        No Discharge, Survival of Claims........................................................63

    SECTION 3.2.         Interest Provisions.....................................................................63
           3.2.1.        Rates...................................................................................63
           3.2.2.        Post-Maturity Rates.....................................................................64
           3.2.3.        Payment Dates...........................................................................64

    SECTION 3.3.         Fees....................................................................................64
           3.3.1.        Commitment Fees.........................................................................64
           3.3.2.        The Administrative Agents' Fees.........................................................65
           3.3.3.        Letter of Credit Fees...................................................................65

ARTICLE IV CERTAIN LIBO RATE AND GUARANTY PROVISIONS.............................................................66

    SECTION 4.1.         LIBO Rate Lending Unlawful..............................................................66

    SECTION 4.2.         Deposits Unavailable....................................................................66

    SECTION 4.3.         Increased LIBO Rate Loan Costs, etc. ...................................................67

    SECTION 4.4.         Funding Losses..........................................................................67

    SECTION 4.5.         Increased Capital Costs.................................................................67

    SECTION 4.6.         Taxes...................................................................................68

    SECTION 4.7.         Payments; Computations, etc. ...........................................................72

    SECTION 4.8.         Sharing of Payments.....................................................................72

    SECTION 4.9.         Setoff..................................................................................73

    SECTION 4.10.        Guaranty Provisions.....................................................................73
           4.10.1.       Guaranty................................................................................73
           4.10.2.       Guaranty Absolute, etc. ................................................................73
           4.10.3.       Reinstatement, etc. ....................................................................74
           4.10.4.       Waiver, etc. ...........................................................................74
           4.10.5.       Postponement of Subrogation, etc. ......................................................74

ARTICLE V CONDITIONS TO CREDIT EXTENSIONS........................................................................75

    SECTION 5.1.         Initial Credit Extension................................................................75
           5.1.1.        Resolutions, etc. ......................................................................75
           5.1.2.        Interim Order...........................................................................75
           5.1.3.        Use of Proceeds.........................................................................76
           5.1.4.        Projections.............................................................................76
           5.1.5.        Revolver Intercreditor Agreement........................................................76
           5.1.6.        Closing Date Certificate................................................................76
           5.1.7.        Delivery of Notes.......................................................................76

           5.1.8.        Intentionally Deleted...................................................................76
           5.1.9.        Closing, Fees, Expenses, etc. ..........................................................76
           5.1.10.       Financial Information, etc. ............................................................77
           5.1.11.       Borrowing Base Certificate..............................................................77
           5.1.12.       Opinions of Counsel.....................................................................77
           5.1.13.       Intercompany Loan to Sterling Canada, Inc. .............................................77
           5.1.14.       UCC and Other Searches..................................................................77
           5.1.15.       Appraisals..............................................................................78
           5.1.16.       Pledge Agreements.......................................................................78
           5.1.17.       Security Agreements, etc. ..............................................................78
           5.1.18.       Intellectual Property Security Agreements...............................................78
           5.1.19.       Insurance...............................................................................79
           5.1.20.       Mortgages...............................................................................79
           5.1.21.       Lockbox Accounts........................................................................79
           5.1.22.       Perfection Certificate..................................................................79
           5.1.23.       Solvency, etc. .........................................................................79
           5.1.24.       Required Consents and Approvals.........................................................79
           5.1.25.       Satisfactory Legal Form.................................................................79

    SECTION 5.2.         All Credit Extensions...................................................................79
           5.2.1.        Compliance With Warranties, No Default, etc. ...........................................79
           5.2.2.        Credit Extension Request, etc. .........................................................80
           5.2.3.        Financing Order.........................................................................80
           5.2.4.        Borrowing Base Certificate..............................................................81
           5.2.5.        Payment of Fees.........................................................................81
           5.2.6.        Post-Closing UCC and Other Searches.....................................................81
           5.2.7.        Satisfactory Legal Form.................................................................81

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................81

    SECTION 6.1.         Organization, etc. .....................................................................81

    SECTION 6.2.         Due Authorization, Non-Contravention, etc. .............................................82

    SECTION 6.3.         Government Approval, Regulation, etc. ..................................................83

    SECTION 6.4.         Validity, etc. .........................................................................83

    SECTION 6.5.         Financial Information...................................................................83

    SECTION 6.6.         No Material Adverse Change..............................................................83

    SECTION 6.7.         Litigation, Labor Controversies, etc. ..................................................84

    SECTION 6.8.         Subsidiaries and Unrestricted Subsidiaries..............................................84

    SECTION 6.9.         Ownership of Properties.................................................................84

    SECTION 6.10.        Taxes...................................................................................84

    SECTION 6.11.        Pension and Welfare Plans...............................................................84

    SECTION 6.12.        Environmental Warranties................................................................85

    SECTION 6.13.        Accuracy of Information.................................................................86

    SECTION 6.14.        Regulations U and X.....................................................................87

    SECTION 6.15.        Intentionally Deleted...................................................................87

    SECTION 6.16.        Intentionally Deleted...................................................................87

    SECTION 6.17.        Fraudulent Conveyance...................................................................87

    SECTION 6.18.        Intellectual Property Collateral........................................................87

    SECTION 6.19.        Ownership of Stock......................................................................88

ARTICLE VII COVENANTS............................................................................................88

    SECTION 7.1.         Affirmative Covenants...................................................................88
           7.1.1.        Financial Information, Reports. Notices, etc. ..........................................88
           7.1.2.        Maintenance of Existence: Compliance With Laws, etc. ...................................91
           7.1.3.        Maintenance of Properties...............................................................91
           7.1.4.        Insurance...............................................................................92
           7.1.5.        Books and Records.......................................................................92
           7.1.6.        Foreign Employee Benefit Plan Compliance................................................92
           7.1.7.        Use of Proceeds.........................................................................92
           7.1.8.        Borrowers; Security; etc. ..............................................................93
           7.1.9.        Lockbox Accounts........................................................................94
           7.1.10.       Environmental Covenant..................................................................94
           7.1.11.       As to Intellectual Property Collateral..................................................95
           7.1.12.       Future Real Estate Properties...........................................................96
           7.1.13.       Non-Consolidation of Unrestricted Subsidiaries..........................................96
           7.1.14.       ANEXCO Receivables......................................................................97

    SECTION 7.2.         Negative Covenants......................................................................97
           7.2.1.        Business Activities.....................................................................97
           7.2.2.        Indebtedness............................................................................98
           7.2.3.        Liens and Reclamation Claims............................................................99
           7.2.4.        Excess Availability....................................................................101
           7.2.5.        Investments............................................................................101
           7.2.6.        Restricted Payments, etc. .............................................................103
           7.2.7.        Monthly Minimum EBITDA.................................................................103
           7.2.8.        No Prepayment of Subordinated Debt or the Senior Secured Notes.........................104
           7.2.9.        New Subsidiaries; Capital Securities of Subsidiaries...................................104
           7.2.10.       Consolidation, Merger, etc. ...........................................................104
           7.2.11.       Permitted Dispositions.................................................................104
           7.2.12.       Modification of Certain Agreements.....................................................104
           7.2.13.       Transactions With Affiliates...........................................................105
           7.2.14.       Restrictive Agreements, etc. ..........................................................105
           7.2.15.       Sale and Leaseback.....................................................................105
           7.2.16.       Transfer of the Fibers Business........................................................106
           7.2.17.       Canadian Facility......................................................................107
           7.2.18.       Attornment.............................................................................107

           7.2.19.       Chapter 11 Claims......................................................................108
           7.2.20.       Financing Order; Payment of Claims.....................................................108
           7.2.21.       Loan Availability......................................................................109

ARTICLE VIII EVENTS OF DEFAULT..................................................................................109

    SECTION 8.1.         Listing of Events of Default...........................................................109
           8.1.1.        Non-Payment of Obligations.............................................................109
           8.1.2.        Breach of Warranty.....................................................................110
           8.1.3.        Non-Performance of Certain Covenants and Obligations...................................110
           8.1.4.        Non-Performance of Other Covenants and Obligations.....................................110
           8.1.5.        Default on Other Indebtedness..........................................................110
           8.1.6.        Judgments..............................................................................110
           8.1.7.        Pension Plans..........................................................................111
           8.1.8.        Change in Control......................................................................111
           8.1.9.        Bankruptcy, Insolvency, etc. ..........................................................111
           8.1.10.       Impairment of Security, etc. ..........................................................112
           8.1.11.       Intentionally Deleted..................................................................112
           8.1.12.       Dismissal or Conversion of Cases.......................................................112
           8.1.13.       Other Superpriority Claim..............................................................112
           8.1.14.       Compliance with Financing Order........................................................112
           8.1.15.       Compliance with Court Orders...........................................................112
           8.1.16.       Granting Liens on Collateral...........................................................112
           8.1.17.       Intentionally Deleted..................................................................113
           8.1.18.       Relief from Automatic Stay.............................................................113
           8.1.19.       Appointment of Examiner................................................................113
           8.1.20.       Modification of Financing Order........................................................113
           8.1.21.       Intentionally Deleted..................................................................113
           8.1.22.       No Termination of Total Commitment.....................................................113
           8.1.23.       Amendment of Final Financing Order; Superior Claims; New Liens.........................113
           8.1.24.       Application for Orders.................................................................114

    SECTION 8.2.         Action if Event of Default.............................................................114

    SECTION 8.3.         Other Action if Event of Default.......................................................114

ARTICLE IX THE ADMINISTRATIVE AGENT.............................................................................115

    SECTION 9.1.         Actions................................................................................115

    SECTION 9.2.         Funding Reliance, etc. ................................................................115

    SECTION 9.3.         Exculpation............................................................................116

    SECTION 9.4.         Successor..............................................................................116

    SECTION 9.5.         Credit Extensions by Administrative Agent and Issuer...................................117

    SECTION 9.6.         Credit Decisions.......................................................................117

    SECTION 9.7.         Copies, etc. ..........................................................................117

    SECTION 9.8.         Reliance by Administrative Agent.......................................................118

    SECTION 9.9.         Defaults...............................................................................118

ARTICLE X MISCELLANEOUS PROVISIONS..............................................................................118

    SECTION 10.1.        Waivers, Amendments, etc. .............................................................118

    SECTION 10.2.        Notices: Time..........................................................................120

    SECTION 10.3.        Payment of Costs and Expenses..........................................................121

    SECTION 10.4.        Indemnification........................................................................122

    SECTION 10.5.        Survival...............................................................................123

    SECTION 10.6.        Severability...........................................................................123

    SECTION 10.7.        Headings...............................................................................123

    SECTION 10.8.        Execution in Counterparts, Effectiveness, etc. ........................................123

    SECTION 10.9.        Governing Law; Entire Agreement........................................................124

    SECTION 10.10.       Successors and Assigns.................................................................124

    SECTION 10.11.       Sale and Transfer of Loans: Participations in Loans and Notes..........................124
           10.11.1.      Assignments............................................................................124
           10.11.2.      Participations.........................................................................126

    SECTION 10.12.       Confidentiality........................................................................127

    SECTION 10.13.       Other Transactions.....................................................................127

    SECTION 10.14.       Forum Selection and Consent to Jurisdiction............................................127

    SECTION 10.15.       Waiver of Jury Trial...................................................................128

    SECTION 10.16.       Certain Collateral Matters.............................................................129

    SECTION 10.17.       Waivers and Releases...................................................................129

    SECTION 10.18.       ANEXCO Information.....................................................................130

SCHEDULE I        -        Disclosure Schedule
SCHEDULE II       -        Percentages; LIBO Office; Domestic Office
SCHEDULE III      -        Account Obligor Schedule
SCHEDULE IV                Approved Budget

EXHIBIT A-1       -        Form of Current Assets Note
EXHIBIT A-2       -        Form of Fixed Assets Note
EXHIBIT A-3       -        Form of Swing Line Note
EXHIBIT B-1       -        Form of Borrowing Request
EXHIBIT B-2       -        Form of Issuance Request
EXHIBIT C         -        Form of Continuation/Conversion Notice
EXHIBIT D         -        Form of Closing Date Certificate

EXHIBIT E         -        Intentionally Deleted
EXHIBIT F         -        Form of Borrowing Base Certificate
EXHIBIT G-1       -        Form of Current Assets Parent Pledge Agreement
EXHIBIT G-2       -        Form of Current Assets Obligor Pledge Agreement
EXHIBIT G-3                Fixed Assets Parent Pledge Agreement
EXHIBIT G-4                Fixed Assets Obligator Pledge Agreement
EXHIBIT H-1       -        Form of Current Assets Security Agreement
EXHIBIT H-2       -        Form of Fixed Assets Security Agreement
EXHIBIT I-1       -        Form of Current Assets Mortgage
EXHIBIT I-2                Form of Fixed Assets Mortgage
EXHIBIT J         -        Form of Joinder Agreement
EXHIBIT K         -        Form of Revolver Intercreditor Agreement
EXHIBIT L         -        Form of Lender Assignment Agreement
EXHIBIT M         -        Form of Perfection Certificate
EXHIBIT N         -        Form of Exemption Certificate
EXHIBIT O         -        Interim Order
EXHIBIT P         -        Form of Lockbox Agreement

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT, dated as of July 16, 2001, among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), STERLING CANADA, INC., a Delaware corporation, STERLING PULP CHEMICALS US, INC., a Delaware corporation, STERLING PULP CHEMICALS, INC., a Georgia corporation, STERLING FIBERS, INC., a Delaware corporation, STERLING CHEMICALS ENERGY, INC., a Delaware corporation, and STERLING CHEMICALS INTERNATIONAL, INC., a Delaware corporation, and each other Person who becomes a party hereto pursuant to
Section 7.1.8 (each such Person, together with the Company, each individually a "Borrower" and collectively the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and, collectively, the "Cases"), the various financial institutions as are or may become parties hereto from time to time (collectively, the "Lenders"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as the administrative agent and the collateral agent (in such capacity, the "Administrative Agent") for the Lenders.

                                    RECITALS:

         A. The Borrowers are Wholly-Owned Subsidiaries (such capitalized term and other capitalized terms used in the Introductory Statement and in the Recitals without definition shall have the meanings provided for in Section 1.1) of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Parent");

         B. The Parent and the Borrowers have elected to file voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         C. The Borrowers have requested that the Lenders provide debtor-in-possession financing in an aggregate principal amount not to exceed $155,000,000; provided that in the event the Final Order is entered, including the granting of and the Priming Lien, then such principal amount shall be increased by $15,000,000 to $170,000,000 and provided further that if the Borrowers fully comply with the proviso to clause (b) of Section 5.2.3, such principal amount shall be increased by $25,000,000 to $195,000,000 (the "DIP Financing"), the proceeds of which shall be used:

                  (i) to pay approximately $35,000,000 in principal of Indebtedness outstanding under the Existing Credit Agreement which is secured by the Current Assets (the "Existing Current Asset Loans"), together with accrued interest, commitment fees and letter of credit fees thereon;

                  (ii) to pay approximately $70,000,000 in principal of Indebtedness outstanding under the Existing Credit Agreement which is secured by the Fixed Assets and Capital Securities of the Borrowers (the "Existing Fixed Asset Loans"), together with accrued interest and fees thereon;

                  (iii) to provide for the continuance of the letters of credit which were issued under the Existing Credit Agreement and are still outstanding;

                  (iv) to pay fees and expenses associated with the DIP Financing; and

                  (v) to provide for the ongoing working capital and general corporate needs of the Borrowers.

         D. In connection with the DIP Financing and the ongoing working capital and general corporate needs of the Borrowers, the Borrowers desire to obtain the following Commitments from the Lenders:

                  (a) Current Assets Loan Commitments (to include availability for Current Assets Loans, Swing Line Loans and Letters of Credit), pursuant to which Borrowings of Current Assets Loans, in a maximum aggregate principal amount outstanding at any time (together with all outstanding Swing Line Loans and Letter of Credit Outstandings) may not exceed the then applicable Maximum Loan Amount, will be made from time to time on and subsequent to the Closing Date but prior to the Current Assets Loan Commitment Termination Date;

                  (b) a Letter of Credit Commitment sub-facility pursuant to which an Issuer will issue Letters of Credit from time to time on and subsequent to the Closing Date but prior to the Current Assets Loan Commitment Termination Date, in a maximum aggregate amount for all Letter of Credit Outstandings not to exceed the Letter of Credit Commitment Amount;

                  (c) a Swing Line Loan Commitment sub-facility pursuant to which Borrowings of Swing Line Loans, in an aggregate outstanding principal amount not to exceed the Swing Line Loan Commitment Amount outstanding at any time, will be made from time to time on and subsequent to the Closing Date but prior to the Current Assets Loan Commitment Termination Date; and

                  (d) a Fixed Assets Loan Commitment pursuant to which Borrowings of Fixed Assets Loans, in a maximum aggregate principal amount not to exceed the Fixed Assets Loan Commitment Amount outstanding at any time, will be made from time to time on and subsequent to the Closing Date but prior to the Fixed Assets Loan Commitment Termination Date.

         E. To provide security for the repayment of the Credit Extensions to be made hereunder and the payment of any other Obligations, the Borrowers will provide to the Administrative Agent and the Lenders the following (each as more fully described herein):

                  (a) with respect to all Obligations of the Borrowers hereunder and under the other Loan Documents, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c) of the Bankruptcy Code having priority over all administrative expenses including the kinds specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code;

                  (b) with respect to the Current Assets Obligations, (i) prior to the date of entry of the Final Order, including the granting of the Priming Lien, (A) a first-priority, perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Current Assets, subject to no other prior security interests or Liens and (B) a perfected security interest in and Lien on (1) 100% of the Capital Securities of the Borrowers, (2) 100% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), and (3) all right, title and interest of the Borrowers in, to and under all of the Fixed Assets, subject, in the case of the Collateral described in clauses (B)(1), (B)(2) and (B)(3) hereinabove, only to the then applicable Priority Liens and (ii) on and after the date of entry of the Final Order, including the granting of the Priming Lien, the Liens and priorities described in the foregoing clause (i), plus the Priming Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) to secure the repayment of up to $40,000,000 of Current Assets Obligations; and

                  (c) with respect to the Fixed Asset Obligations, (i) prior to the date of entry of the Final Order, including the granting of the Priming Lien, (A) a first-priority, perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Fixed Assets, 100% of the Capital Securities of the Borrowers and 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), subject to no other prior security interests or Liens other than Existing Leases and (B) a perfected security interest in and Lien on all right, title and interest of the Borrowers in, to and under all of the Current Assets and 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), subject, in the case of the Collateral described in clause (B), only to then applicable Priority Liens and (ii) on and after the date of entry of the Final Order, including the granting of the Priming Lien, the Liens and priorities described in the foregoing clause (i), but in all cases subject to the Priming Lien of the Current Assets Secured Parties.

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acceptable Account" means any Foreign Account for which the Account Debtor has long-term debt ratings, or is a Wholly-Owned Subsidiary of a Person having long-term debt ratings, of at least A- and A3 or short-term debt ratings of at least A2 and P2, in each case by S&P and Moody's, respectively.

         "Account Debtor" means any Person obligated on any Account of any Borrower.

         "Account" means (i) any right of payment for goods sold or leased or for services rendered by any Borrower which is not evidenced by an instrument or chattel paper, (ii) the invoice or ledger amount of any receivable (including royalties) arising out of the licensing of Sterling Canada, Inc.'s chlorine dioxide generator technology and other technologies related thereto, (iii) any receivable arising out of the profit sharing component of conversion or production contracts or cost reimbursement obligations or other obligations to pay money under other contracts to the extent the parties thereto have agreed in writing as to the amount thereof that is subject to no further adjustment, or (iv) any "chattel paper" and/or "instrument" (as such terms are defined in the U.C.C.) of the Borrowers (so long as such chattel paper and/or instrument is delivered to the Administrative Agent and the Administrative Agent has a first-priority, perfected Lien in any such "chattel paper" and/or "instrument").

         "Account Obligor Schedule" means the Account Obligor Schedule attached hereto as Schedule III, as it may be supplemented or otherwise modified from time to time by the Borrowers upon, in the case of Items A and C, the written consent of the Administrative Agent and in the case of Item B, written notice to the Administrative Agent of the name of such Account Debtors that meet all of the requirements set forth in the definition of "Acceptable Account."

         "Additional Senior Subordinated Notes" means the Company's 11-1/4% Senior Subordinated Notes Due 2007 in an original principal amount of $150,000,000.

         "Additional Senior Subordinated Notes Indenture" means the Indenture dated as of April 7, 1997 between the Company and Fleet National Bank (now known as State Street Bank and Trust Company), as trustee, that governs the terms of the Additional Senior Subordinated Notes, as in effect on the Effective Date.

         "Administrative Agent" is defined in the Introductory Statement and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. As used in this definition "control" of a Person means:

                  (a) the power, directly or indirectly, to vote 10% or more of the Capital Securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or general partners (as applicable);

                  (b) beneficial ownership of 10% or more of any class of the Voting Stock of such Person or 10% or more of all outstanding Capital Securities of such Person; or

                  (c) the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of (a) 0.50% per annum above the latest Federal Funds Rate and (b) the rate of interest in effect for such day as most recently publicly announced or established by The Chase Manhattan Bank in New York, New York (the "Reference Bank"), as its "Base Rate". (The "Base Rate" is a rate set by the Reference Bank based upon various factors including the Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the Alternate Base Rate established or announced by the Reference Bank shall take effect at the opening of business on the day of such establishment or announcement.

         "Amount Drawn" is defined in the definition of Applicable Commitment
Fee.

         "ANEXCO" means ANEXCO, LLC, a Delaware limited liability company.

         "ANEXCO Account" is defined in the definition of Eligible Accounts.

         "ANEXCO LLC Agreement" means the Limited Liability Company Agreement of ANEXCO, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to Section 7.1.15.

         "Applicable Commitment Fee" means for (a) the Current Assets Loan Commitment, 0.50%, and (b) the Fixed Assets Loan Commitment, the applicable percentage set forth below opposite the corresponding average daily principal amount of Fixed Assets Loans outstanding (the "Amount Drawn") during the calendar month ending on the applicable Monthly Payment Date:

          Amount Drawn                                                   Applicable Percentage
          ------------                                                   ---------------------
          Greater than $50,000,000                                                    0.75%

          Less than or equal to $50,000,000 and                                       1.00%
               greater than $25,000,000

          Less than or equal to $25,000,000                                           1.25%

         "Applicable Margin" means for (a) Current Assets Loans maintained as
(i) LIBO Rate Loans, 3.50%, and (ii) Base Rate Loans, 2.00%, and (b) Fixed Assets Loans maintained as (i) LIBO Rate Loans, 3.75%, and (ii) Base Rate Loans, 2.25%.

         "Approved Budget" means the cash projections to be delivered pursuant to clause (a) of Section 5.1.4, attached hereto as Schedule IV and approved by the Administrative Agent, as updated from time to time with the consent of the Administrative Agent.

         "Approving Lenders" means, at any time, Lenders holding 66% (or greater) of the Commitments (determined on a combined basis) comprising the Fixed Assets Loan Commitment Amount, plus the Maximum Current Assets Loan Commitment Amount, or if any of the Commitments have been terminated or are otherwise no longer in effect, then Lenders holding 66% (or greater) of the Obligations.

         "Assignee Lender" is defined in Section 10.11.1.

         "Assignor Lender" is defined in Section 10.11.1.

         "Authorized Officer" is defined in clause of Section 5.1.1.

         "Availability Reserve" means the sum of (without duplication), at the Administrative Agent's election, reserves: (a) for any matters affecting the priority of the Liens securing the Obligations (other than Priority Liens), including (i) rental payments or similar charges for any Borrower's leased premises or other locations where Collateral which is a Current Asset is located or deemed to be located and for which the Borrowers have not delivered to the Administrative Agent a landlord's waiver or mortgagee's waiver or other similar subordination agreement, as applicable, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) estimated payments due by the Borrowers to any applicable warehousemen or third party processor, for which the Borrowers have not delivered to the Administrative Agent a waiver or some other similar subordination agreement as determined by and in form and substance satisfactory to the Administrative Agent; provided, that any of the foregoing amounts shall be adjusted from time to time hereafter upon (A) delivery to the Administrative Agent of any such acceptable waiver or subordination agreement,
(B) the opening or closing of a location where Collateral which is a Current Asset is located or deemed to be located for which the Borrowers have not delivered such an acceptable waiver or subordination agreement, and/or (C) any change in the amount of rental, storage or processor payments or similar charges; plus (b) an amount equal to the Carve-Out; plus (c) any amounts as otherwise provided pursuant to the explicit terms of this Agreement; plus (d) such other reserves as the Administrative Agent may require from time to time in accordance with the Administrative Agent's customary practice; provided, however, it is understood and agreed that no such reserves shall be taken with respect to those items of Collateral already excluded from the definitions of "Eligible Inventory" and "Eligible Accounts".

         "Backed By Letter of Credit" means an Account (a) that is backed by a letter of credit (payable in Dollars) in form and substance reasonably acceptable to the Administrative Agent and that is issued or confirmed by an issuer having ratings of at least A2 or P2 by S&P and Moody's, respectively, or a rating of at least A2 by International Bank Credit Analysis, Ltd. or at least LC-1 by Thomson Bank Watch or (b) for which a guaranty agreement guaranteeing the payment of such Account has been executed by a U.S. corporation that is an Affiliate of the Account Debtor both in form and substance and from a U.S. corporation reasonably satisfactory to the Administrative Agent.

         "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, or any other court having jurisdiction over the Cases from time to time, including, but not limited to, the United States District Court for the Southern District of Texas if and to the extent it withdraws the reference with respect to the Cases, any part thereof, or any matter or proceeding therein.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" and "Borrowers" are as defined in the Introductory
Statement.

         "Borrowing" means a borrowing of Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 or a continuation or conversion thereof pursuant to Section 2.4.

         "Borrowing Base Amount" means, at any time, an amount equal to the sum of (without duplication) (a) 85% of Eligible Accounts; plus (b) on and after the date which is the later to occur of (i) the date of entry of the Final Order and
(ii) the date the Borrowers have fully complied with the proviso to clause (b) of Section 5.2.3, the lesser of (x) $10,000,000 and (y) 33% of Generator Receivables; plus (c) 65% of Eligible Inventory; provided, however, that the amount available pursuant to clause (c) of this definition shall in no event exceed (1) $42,500,000 during such period that the Current Assets Loan Commitment Amount is equal to $85,000,000, (2) $50,000,000 during such period that the Current Assets Loan Commitment Amount is equal to $100,000,000 and (3) $62,500,000 during such period that the Current Assets Loan Commitment Amount is equal to $125,000,000. The Administrative Agent shall have the right to review computations of the Borrowing Base Amount and if, in its reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Administrative Agent shall have the right to correct such errors.

         "Borrowing Base Certificate" means a certificate duly completed and executed by the treasurer, assistant treasurer, chief accounting or financial Authorized Officer of the Company, substantially in the form of Exhibit F hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrowers' compliance with the limitations on the amount of Current Assets Loans that may be outstanding at any time hereunder.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-1 hereto.

         "BP" means BP Chemicals Inc., an Ohio corporation.

         "BP Joint Venture Agreement" means the Joint Venture Agreement, dated March 31, 1999, between the Company and BP, as amended, supplemented, amended and restated or otherwise modified from time to time pursuant to Section 7.1.14.

         "BP Production Agreement" means the Amended and Restated Production Agreement, dated as of March 31, 1998, between BP and the Company, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Canadian Facility" means the term loan, revolving loan and letter of credit facility for loans and letters of credit for the account of Sterling Pulp Chemicals, Ltd., in an amount not to exceed $35,000,000 U.S. Dollars or the Canadian dollar equivalent thereof established in accordance with the terms of this Agreement including Section 7.2.17.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrowers for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity (including any instruments convertible into equity), whether now outstanding or issued after the Effective Date.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Carve-Out" means, the payment of (a) unpaid professional fees and disbursements of the professionals retained by the Borrowers and any statutory committees appointed in the Cases that are incurred prior to the occurrence and continuance of a Carve-Out Event and allowed by the Bankruptcy Court; (b) unpaid professional fees and disbursements incurred after the occurrence and during the pendency of a Carve-Out Event by professionals retained by the Borrowers and any statutory committees appointed in the Cases that are (i) in an amount not to exceed $2,000,000 and (ii) allowed by the Bankruptcy Court; (c) amounts payable under retention and severance agreements or programs to the extent set forth in the Approved Budget and approved by the Bankruptcy Court; and (d) fees pursuant to 28 U.S.C. Section 1930 and any fees payable to the Clerk of the Bankruptcy Court.

         "Carve-Out Event" means (a) the occurrence of a Commitment Termination Event or (b) any notice given by the Administrative Agent pursuant to Section 8.2.

         "Cases" is defined in the Introductory Statement.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent, on terms and conditions satisfactory to the Administrative Agent, in an amount equal to the Stated Amount of such Letter of Credit.

          "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States of America or a State (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii) any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either

                           (i) any bank organized under the laws of the United
                  States (or any State) and which has (x) a credit rating of P-1 or higher from Moody's or A-1 or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii) any Lender;

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in clause (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

                  (e) any money market mutual fund with a daily right of redemption and a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through (d); or

                  (f) participations in loans (for a tenor of not more than 90 days) to Persons having short term credit ratings of at least A-1 and P-1 by S&P and Moody's, respectively.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means

                  (a) a "Change in Control", as defined in any Sub Debt Document, the Senior Secured Discount Notes Indenture or the Senior Secured Note Indenture;

                  (b) a change resulting when any Unrelated Person or any Unrelated Persons, other than the designated shareholders listed on
          Item 1.1 of the Disclosure Schedule ("Designated Shareholders"), acting together, which would constitute a Group (as defined in Section 13(d) of the Exchange Act) together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own (as defined in Rule 13d3 of the Exchange Act) more than 30% of the aggregate voting power of all classes of Voting Stock of Parent or (ii) succeed in having a sufficient number of its or their nominees elected to the Board of Directors of Parent such that such nominees, when added to any existing director remaining on the Board of Directors of Parent after such election who is an Affiliate or Related Person of such Person or Group (as defined in Section 13(d) of the Securities Exchange Act), shall constitute a majority of the Board of Directors of Parent. As used herein (a) "Unrelated Person" shall mean at any time any Person other than Parent or any of its Subsidiaries and other than any trust for any employee benefit plan of Parent or any of its Subsidiaries and
          (b) "Related Person" of any Person shall mean any other Person owning
          (i) 5% or more of the outstanding common stock of such Person or (ii) 5% or more of the Voting Stock of such Person;

                  (c) the failure of Parent at any time to directly own and control beneficially and of record on a fully diluted basis 100% of the outstanding Capital Securities of the Company, such Capital Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document);

                  (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Parent or the Company, as the case may be, was approved by a majority of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of Parent or the Company, as the case may be, then in office; or

                  (e) the failure of the Company at any time to directly or indirectly own and control beneficially or of record on a fully diluted basis 100% of the outstanding Capital Securities of each other Borrower and each Subsidiary (other than Unrestricted Subsidiaries or director's qualifying shares or investments by foreign nationals mandated by applicable laws), such Capital Securities to be held free and clear of all Liens (other than Liens securing the Obligations and other Priority Liens); provided that a Transfer of the Fibers Business in accordance with this Agreement, including Section 7.2.16, shall not be deemed to be a "Change of Control."

          "CIT" is defined in the Introductory Statement.

          "Chem Systems Appraisal" is defined in clause (b) of Section 5.1.15.

         "Closing, Date" means the date of the initial Credit Extensions, not to be later than July 20, 2001.

         "Closing Date Certificate" means the closing date certificate executed and delivered by each Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit D hereto.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral" has the collective meaning provided for such term in each of the Security Agreements, the Mortgages, the Pledge Agreements and in any other Loan Document and shall include any and all other assets in which an Obligor grants a Lien and/or security interest (including the Lockbox Agreements) to secure the Obligations.

         "Commitment" means, as the context may require, the then applicable Current Assets Loan Commitment, the Fixed Assets Loan Commitment, the Letter of Credit Commitment or the Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Maximum Current Assets Loan Commitment Amount, the Fixed Assets Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

         "Commitment Termination Date" means, as the context may require, the Current Assets Loan Commitment Termination Date or the Fixed Assets Loan Commitment Termination Date.

         "Commitment Termination Event" means the occurrence and continuance of any Event of Default in respect of which all or any portion of the Loans are accelerated or otherwise declared to be due and payable or the Commitments are terminated, in each case pursuant to Section 8.2.

         "Commodity Hedging Agreements" means with respect to any Person, all liabilities of such Person under exchange agreements, swap agreements, cap agreements, future agreements, forward agreements and all other agreements or arrangements (of a strictly non-speculative nature) designed to protect such Person against fluctuations in commodity prices.

         "Company" is defined in the Introductory Statement.

         "Concentration Account" is defined in clause (a) of Section 3.1.3.

         "Consummation Date" means the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Reorganization Plan of any of the Borrowers which is confirmed pursuant to an order of the Bankruptcy Court.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise, to assure a creditor against loss) the Indebtedness of any other Person, or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; provided that the term "Contingent Liability" shall not include endorsements for collection or deposits in the ordinary course of the Borrowers' businesses. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower (or the Company on behalf of such Borrower), substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Parent, the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Credit Extension" means, as the context may require, (a) the making of any Loan (including the Loans to be made pursuant to clause (c) of Section 2.3.1) by a Lender; or (b) the issuance of any Letter of Credit (including the deemed issuance of any Letter of Credit pursuant to clause (c) of Section 2.3.1), or the extension of any Stated Expiry Date of any existing Letter of Credit or the increase in the Stated Amount of any existing Letter of Credit, in each case by the Issuer.

         "Current Assets" means all of the assets of the Borrowers other than the Fixed Assets Collateral.

         "Current Assets Collateral" means all of the assets of the Borrowers other than the Fixed Assets Collateral and the Capital Securities of Unrestricted Subsidiaries.

         "Current Assets Lender" is defined in clause (a) of Section 2.1.1.

         "Current Assets Loan Commitment" means, relative to any Current Assets Lender, such Current Assets Lender's obligation (if any) to make Current Assets Loans pursuant to clause (a) of Section 2.1.1, in an amount not to exceed the product of (i) such Current Asset Lender's Current Assets Loan Percentage, multiplied by, (ii) the then applicable Current Assets Loan Commitment Amount.

         "Current Assets Loan Commitment Amount" means, on any date, (a) prior to the date of entry of the Final Order, including the granting of the Priming Lien, a maximum aggregate amount of $85,000,000, and subject to the following sentence, (b) prior to the date the Borrowers have fully complied with conditions set forth in the proviso to clause (b) of Section 5.2.3, but after the date of entry of the Final Order, including the granting of the Priming Lien, a maximum aggregate amount of $100,000,000, and (c) on and after the date which is the later to occur of (i) the date of entry of the Final Order, including the granting of the Priming Lien and (ii) the date the Borrowers have fully complied with the conditions set forth in the proviso to clause (b) of Section 5.2.3, a maximum aggregate amount of $125,000,000, in each case as such amounts may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement. Prior to the date the Bankruptcy Court enters the Final Order, the Current Assets Loan Commitment Amount (subject to reductions pursuant to Section 2.2 and other provisions of this Agreement) shall be an amount equal to the aggregate amount of Current Asset Loans, Swing Line Loans and Letter of Credit Obligations that are authorized by the Interim Order, not to exceed $85,000,000.

         "Current Assets Loan Commitment Termination Date" means the earliest of
(a) the Maturity Date; (b) the date on which the Current Assets Loan Commitment Amount is terminated in full or permanently reduced to zero pursuant to the terms of this Agreement; (c) the date on which any Commitment Termination Event occurs; and (d) the Consummation Date. Upon the occurrence of any event described in the preceding clauses, the Current Assets Loan Commitments shall terminate automatically and without any further action.

         "Current Assets Loan Percentage" means, relative to any Lender, the applicable percentage set forth opposite its name on Schedule II hereto under the Current Assets Loan Commitment column or set forth in a Lender Assignment Agreement under the Current Assets Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to
Section 10.11.1. A Lender shall not have any Current Assets Loan Commitment if its percentage under the Current Assets Loan Commitment column is zero.

         "Current Assets Loans" is defined in clause (a) of Section 2.1.1.

         "Current Assets Note" means a joint and several promissory note of each Borrower payable to any Current Assets Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the joint and several aggregate Indebtedness of the Borrowers to such Current Assets Lender resulting from outstanding Current Assets Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Current Assets Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with the Current Assets Loans, Swing Line Loans, Letter of Credit Outstandings, this Agreement and each other Loan Document which secures or guarantees the Current Assets Obligations, including obligations under a Rate Protection Agreement where the counterparty is a Current Assets Lender (or its Affiliate).

         "Current Assets Obligations Account" is defined in clause (c) of
Section 2.7.

         "Current Assets Obligor Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of each Borrower that owns a Pledged Subsidiary, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Current Assets Parent Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of Parent, substantially in the form of Exhibit G-1 hereto, as amended and restated or otherwise modified from time to time.

         "Current Assets Required Lenders" means, (a) Current Assets Lenders holding greater than 50% of the Maximum Current Assets Loan Commitment Amount, or (b) at any time after the Current Assets Commitments have expired, been reduced to zero or terminated, Current Assets Lenders holding greater than 50% of the sum of (i) the aggregate principal amount of Current Assets Loans outstandings, plus (ii) Swing Line Loans outstanding, plus (iii) Letter of Credit Outstandings.

         "Current Assets Secured Parties" means collectively, the Current Assets Lenders, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Current Assets Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

          "Current Assets Security Agreement" means the Current Assets Security Agreement executed and delivered by each Borrower pursuant to the terms of this Agreement to secure the Current Assets Obligations, substantially in the form of Exhibit H-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DIP Financing" is defined in Recital C.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disbursement Due Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the prior written consent of the Administrative Agent.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of condemnation or merger) of, or the granting of options, warrants or other rights to, any Borrower's or any Subsidiary's assets (other than any Unrestricted Subsidiary's assets), including Accounts and Capital Securities of the Borrowers and the Subsidiaries, (but excluding any Capital Securities owned by any Unrestricted Subsidiary) to any other Person in a single transaction or series of transactions.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Domestic Account" means any Account for which the Account Debtor is subject to the personal jurisdiction of federal or state courts in the United States of America (and is subject to service of process in the U.S.).

          "Domestic Office" means the office of a Lender designated as its "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Company.

          "EBITDA" shall mean, for any period and without duplication, all earnings of the Borrowers before all (a) interest and tax obligations, (b) depreciation, and (c) amortization, in each case for such period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Borrowers, but in all cases excluding the effect of any non-cash extraordinary and non-recurring gains or losses for such period.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8, subject to the approval of the Bankruptcy Court.

          "Eligible Account" means, at any time, the invoice or ledger amount owing on each Account (other than Generator Receivables) of any Borrower, in each case, net of any reserves reasonably required by the Administrative Agent from time to time in accordance with the Administrative Agent's customary practice, for which each of the following statements is accurate and complete to the reasonable satisfaction of the Administrative Agent (and the Borrowers, by including an Account in any computation of the Borrowing Base Amount, shall be deemed to represent and warrant to the Administrative Agent, each Issuer and each Lender the accuracy and completeness of such statements):

                  (a) Such Account is a binding and valid obligation of the Account Debtor thereof and is in full force and effect and such Account Debtor is not an Affiliate of any Borrower (other than Koch Industries, Inc., ANEXCO or BP or any of their respective Affiliates);

                  (b) Such Account is bona fide;

                  (c) Payment of such Account is less than 30 days past due (or 60 days past due in the case of any Account Debtor listed in Item A of the Account Obligor Schedule on payment terms consistent with past practices of the Borrowers) as determined by the due date stated on the invoice therefor (or if such Account is not paid by reference to any invoice in the ordinary course of business but instead by reference to the terms of the agreements creating such Account, such Account has not remained unpaid beyond 30 days (or 60 days past due in the case of any Account Debtor listed in Item A of the Account Obligor Schedule on payment terms consistent with current practices) after the due date therefor);

                  (d) Such Account is not subject to any dispute, setoff (excluding any Account payable setoff supported by a letter of credit but including (i) any Exchange Inventory Payable and (ii) any accounts payable amounts owing by any of the Borrowers to the third party which owes an Exchange Inventory Receivable to such Borrower), counterclaim or other claim or defense including rescission, cancellation or avoidance, whether by operation of law or otherwise, on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that any such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

                  (e) In the case of an Account owing to any Borrower, the Administrative Agent, on behalf of the Current Assets Lenders, has a first priority, perfected Lien covering such account and, on behalf the Fixed Assets Lenders, has a second priority, perfected Lien covering such Account and such Account is, and at all times will be, free and clear of all other Liens;

                  (f) Such Account arose in the ordinary course of business of any of the Borrowers and such Borrower is the legal owner of such account;

                  (g) Such Account is not payable by an Account Debtor who is more than 30 days (or 60 days in the case of any Account Debtor listed in Item A of the Account Obligors Schedule on payment terms consistent with past practices of the Borrowers) past due with regard to 20% or more of the total Accounts owed to the Borrowers by such Account Debtor or any of its Affiliates;

                  (h) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of such Account by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                  (i) Such Account is not an Account as to which any United States federal or State Governmental Authority is the Account Debtor, except to the extent the applicable Borrower has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727; 41 U.S.C. Section 15), by delivering to the Administrative Agent a notice of assignment in favor of the Administrative Agent under such Act and in compliance with applicable provisions of 31 C.F.R. Section 7-103.8 and 41 C.F.R. Section 1-30.7, or with similar State law;

                  (j) The Account Debtor on such Account is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, nor admitted its inability to pay its debts as they mature or suspended its business;

                  (k) With respect to any Foreign Account; such Account is (without duplication), (i) a Foreign Account which is Backed By Letter of Credit, (ii) an Acceptable Account that is listed on Item B of the Account Obligor Schedule, provided, however, that any such Acceptable Account shall be included in Eligible Accounts up to an aggregate amount not to exceed, at any time, 10% of the total balance due on all Accounts, (iii) a Foreign Account which is not Backed By Letter of Credit, provided, however, that any such Foreign Account which is not Backed By Letter of Credit shall be included in Eligible Accounts up to an aggregate amount not to exceed, at any time, 15% of the total balance due on all Accounts, or (iv) the Account Debtor has previously been approved in writing by the Current Assets Required Lenders as an eligible foreign Account Debtor for purposes of this Agreement;

                  (l) In the case of the sale of goods, such goods have been sold to an obligor on a true sale basis or open account, or subject to contract, and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement (other than for failure to meet specifications), no material part of such goods has been returned, rejected, lost or damaged, and such Account is not evidenced by chattel paper or an instrument of any kind which has not been endorsed and delivered to the Administrative Agent;

                  (m) Each of the representations and warranties set forth in each Security Agreement with respect to such Account is true and correct in all material respects on such date;

                  (n) Such Account otherwise meets the above qualifications and is (i) due and owing from a Foreign Obligor to ANEXCO and (ii) owing from ANEXCO to the Company pursuant to the ANEXCO LLC Agreement and the BP Joint Venture Agreement, net of ANEXCO's operating costs, in each case subject to the requirements of Section 7.1.14 (an "ANEXCO Account"); and

                  (o) Such Account has such other characteristics or criteria as the Administrative Agent, in its reasonable discretion may specify from time to time in accordance with the Administrative Agent's customary practice;

provided that, if any Eligible Account, when added to all other Accounts that are obligations of the same Account Debtor and its Affiliates, results in a total sum that exceeds 15% (or 25% in the case of any Account Debtor listed on Item C of the Account Obligor Schedule) of the total balance then due on all Eligible Accounts (without giving effect to any reduction in Eligible Accounts pursuant to this clause), the amount of such Account in excess of 15% (or 25% in the case of any Account Debtor listed on Item C of the Account Obligor Schedule) of such total balance then due shall be excluded from Eligible Accounts.

         "Eligible Assignee" is defined in clause (a) of Section 10.11.1.

         "Eligible Inventory" means, at any time, all "inventory" (as such term is defined in the U.C.C.) of the Borrowers, including Exchange Inventory Receivables, net of any reserves reasonably required by the Administrative Agent from time to time in accordance with the Administrative Agent's customary practice and net of any accounts payable amounts owing by any Borrower to BP provided that such amounts do not duplicate those included in clause (d) of the definition of "Eligible Accounts", for which each of the following statements is accurate and complete to the reasonable satisfaction of the Administrative Agent and which at all times continue to be acceptable to the Administrative Agent in the exercise of its reasonable judgment (and the Company, by including such inventory in any computation of the Borrowing Base Amount, shall be deemed to represent and warrant to the Administrative Agents, each Issuer and each Lender, the accuracy and completeness of such statements):

                  (a) Such inventory shall be valued in accordance with GAAP and
         (i) shall include raw materials and finished goods but (ii) shall not include goods that are classified as "work-in-progress", "parts and supplies" or "stores inventories;"

                  (b) Such inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable, undamaged or currently salable in the normal course of business of the Borrowers;

                  (c) Such inventory (i) is an Exchange Inventory Receivable,
         (ii) is in the possession of the Borrowers, (iii) is in transit in the ordinary course of business but in respect of which title remains in the Borrowers and which is fully insured (subject to deductibles consistent with prudent industry standards for similarly situated companies) and is not located outside the United States of America or
         (iv) is in the possession or control of any warehouseman, bailee or any agent or processor for or customer of the Borrowers and is not located outside the United States of America, provided that, Borrowers shall have notified (in a manner that effectively under applicable law creates a valid and first-priority, perfected Lien in favor of the Administrative Agent, on behalf of the Current Assets Lenders, in such inventory) such warehouseman, bailee, agent, processor or customer of the Administrative Agent's Lien and such warehouseman, bailee, agent, processor or customer has subordinated or waived any Lien it may claim therein and agreed to hold all such inventory for the Administrative Agent's account subject to the Administrative Agent's instructions;

                  (d) Each of the representations and warranties set forth in the applicable Security Agreement with respect to such inventory is true and correct in all material respects on such date;

                  (e) The Administrative Agent, on behalf of the Current Assets Lenders, has a first-priority, perfected Lien covering such inventory and, on behalf of the Fixed Assets Lenders, has a second-priority perfected Lien covering such inventory (in each case, subject to the Lien granted to BP under the BP Production Agreement as in effect on the Effective Date), and such inventory is, and at all time will be, free and clear of all other Liens (other than inchoate Liens permitted under Section 7.2.3 or with respect to which all rights of the holder of such Liens have been waived or subordinated to the satisfaction of the Administrative Agent);

                  (f) Such inventory does not include goods that are not owned by the Borrowers or that are held by the Borrowers pursuant to any consignment agreement;

                  (g) To the extent inventory includes any Exchange Inventory Receivable (i) such Exchange Inventory Receivable shall be reduced by any accounts payable amounts owing by any of the Borrowers to the third party which owes such Exchange Inventory Receivable to such Borrower and (ii) any such accounts payable amount shall be applied first to clause (d)(ii) of the definition of Eligible Account and second to this clause (g)(i), without duplication); and

                  (h) Such inventory has such other characteristics or criteria as the Administrative Agent, in its reasonable discretion, may specify from time to time in accordance with the Administrative Agent's customary practice.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equipment" is defined in the U.C.C.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "ERISA Affiliate" means any Person which is in the same Controlled Group as any Borrower.

         "ESOP" means the Sterling Chemicals ESOP as in existence on the Closing Date.

         "Event of Default" is defined in Section 8.1.

         "Excess Availability" means, at any time of determination, the amount which is (a) the lesser of (i) the then applicable Borrowing Base Amount and
(ii) the then applicable Current Assets Loan Commitment Amount, minus (b) the aggregate outstanding principal amount of all Current Assets Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Inventory" means any inventory which is subject to a swap, exchange or similar agreement or arrangement between any of the Borrowers and any other Person which is not an Affiliate of a Borrower.

         "Exchange Inventory Payable" means the net amount of Exchange Inventory owing by any of the Borrowers to a third party.

         "Exchange Inventory Receivable" means the net amount of Exchange Inventory owed to any Borrower by any other Person which is not an Affiliate of a Borrower.

         "Exemption Certificate" is defined in clause (a) of Section 4.6.

         "Existing Credit Agreement" means the $155,000,000 Revolving Credit Agreement, dated as of July 23, 1999, among Sterling Chemicals, Inc., Sterling Canada, Inc., Sterling Pulp Chemicals US, Inc., Sterling Pulp Chemicals, Inc., Sterling Fibers, Inc., Sterling Chemicals Energy, Inc., and Sterling International, Inc., as the borrowers, various financial institution, as the lenders, DLJ Capital Funding, Inc., as the syndication agent, Credit Suisse First Boston, as the documentation agent, and The CIT Group/Business Credit, Inc., as the administrative agent, as amended.

         "Existing Current Asset Loans" is defined in Recital C.

         "Existing Fixed Asset Loans" is defined in Recital C.

         "Existing Leases" are the leases listed in clauses (e), (f), (g), (h) and (i) of Part 2, Item 7.2.3(c) of the Disclosure Schedule.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated as of the Effective Date, among the Borrowers and CIT, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Fibers Subsidiaries" means Sterling Fibers, Inc. and Sterling Chemicals International, Inc., each of which is a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

         "Filing Date" means the date the Cases are commenced in the Bankruptcy Court, which shall be deemed to be the date (or the respective dates) on which the Borrowers' voluntary petitions are filed with the Bankruptcy Court.

         "Final Order" means an order or judgment of the Bankruptcy Court after a final hearing pursuant to Section 364 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, approving the transactions contemplated by the Loan Documents in form and substance acceptable to Lenders and the Administrative Agent, in their sole discretion, including (i) a finding in favor of the Administrative Agent and the Lenders pursuant to 11 U.S.C. Section 364(e), (ii) the grant of a Superpriority Claim in favor of the Administrative Agent and the Lenders with respect to all of the Obligations, (iii) granting Liens in the Current Assets Collateral and the Fixed Assets Collateral securing the Obligations as set forth in Section 7.1.8 and the other Loan Documents, and (iv) granting a senior and first-priority, Priming Lien on all of the Fixed Assets Collateral (other than the Capital Securities of the Company) to secure the repayment of up to $40,000,000 of Current Assets Obligations; and which order or judgment of the Bankruptcy Court has not been reversed, stayed or otherwise rendered ineffective or modified in any manner, and if such order is the subject of a pending appeal in any respect, neither the making of any Credit Extensions, nor the granting of Superpriority Claim status with respect to the Obligations, nor the granting of the Liens (including the Priming Lien) described hereinabove, nor the performance by any of the Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

         "Financing Order" means (a) prior to the date of entry of the Final Order, the Interim Order, and (b) at all times after the date of entry of the Final Order, the Final Order.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on September 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refer to the Fiscal Year ending on September 30 of such calendar year.

         "Fixed Assets" means (a) the real property, buildings, Equipment, structures and other improvements to any of the foregoing, of the Borrowers and to the extent any of the following items of property constitute fixtures and/or Equipment under applicable laws, all fixtures, fittings, appliances, apparatus, Equipment, machinery, building and construction materials and other articles of every kind and nature whatsoever and all replacements thereof, now or hereafter affixed or attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupation, operation, development and/or maintenance of such real property, buildings, Equipment, structures and other improvements, (b) the Patent Collateral (but not any Accounts relating thereto), (c) the Material Contracts (but not any Accounts relating thereto) and
(d) all products, offspring and proceeds of and from any Disposition of any and all of the foregoing (including proceeds which constitute property of the types described in clause (a) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing, but excluding in all cases any Accounts arising under or with respect to any of the foregoing.

         "Fixed Assets Collateral" means the Fixed Assets, and the Collateral granted in or pledged to the Administrative Agent, for the ratable benefit of the Fixed Assets Lenders, pursuant to the Pledge Agreements and the Mortgages.

         "Fixed Assets Lender" is defined in clause (b) of Section 2.1.1.

         "Fixed Assets Loans" is defined in clause (b) of Section 2.1.1.

         "Fixed Assets Loan Commitment" means, relative to any Fixed Assets Lender, such Fixed Assets Lender's obligation (if any) to make Fixed Assets Loans pursuant to clause (b) of Section 2.1.1, in an amount not to exceed the product of (i) such Fixed Assets Lender's Fixed Assets Loan Percentage, multiplied by, (ii) the then Fixed Assets Loan Commitment Amount.

         "Fixed Assets Loan Commitment Amount" means, on any date, a maximum aggregate amount of $70,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2, and subject to the following sentence. Prior to the date the Bankruptcy Court enters the Final Order, the Fixed Assets Loan Commitment Amount (subject to reductions pursuant to Section 2.2 and other provisions of this Agreement) shall be an amount equal to the aggregate amount of Fixed Assets Loans under this Agreement that are authorized by the Interim Order.

         "Fixed Assets Loan Commitment Termination Date" means the earliest of
(a) the Maturity Date; (b) the date on which the Fixed Assets Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; (c) the date on which any Commitment Termination Event occurs; and
(d) the Consummation Date. Upon the occurrence of any event described in the preceding clauses, the Fixed Assets Loan Commitments shall terminate automatically and without any further action.

         "Fixed Assets Loan Percentage" means, relative to any Lender, the applicable percentage set forth opposite its name on Schedule II hereto under the Fixed Assets Loan Commitment column or set forth in a Lender Assignment Agreement under the Fixed Assets Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section
10.11.1. A Lender shall not have any Fixed Assets Loan Commitment if its percentage under the Fixed Assets Loan Commitment column is zero.

         "Fixed Assets Note" means a joint and several promissory note of each Borrower payable to any Fixed Assets Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the joint and several aggregate Indebtedness of the Borrowers to such Fixed Assets Lender resulting from outstanding Fixed Assets Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Fixed Assets Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with the Fixed Assets Loans, this Agreement and each other Loan Document which secures or guarantees the Fixed Assets Obligations, including obligations under a Rate Protection Agreement where the counterparty is a Fixed Assets Lender (or its Affiliate).

         "Fixed Assets Obligations Account" is defined in clause (c) of Section 2.7.

         "Fixed Assets Required Lenders" means, at any time, Lenders holding greater than 50% of the aggregate Fixed Assets Loan Commitments.

         "Fixed Assets Obligor Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of each Borrower that owns a Pledged Subsidiary substantially in the form of Exhibit G-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Fixed Assets Parent Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of Parent, substantially in the form of Exhibit G-3 hereto, as amended and restated or otherwise modified from time to time.

         "Fixed Assets Security Agreement" means the Fixed Assets Security Agreement executed and delivered by each Borrower to secure the Fixed Assets Obligations pursuant to the terms of this Agreement substantially in the form of Exhibit H-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Fixed Assets Security Documents" means the Fixed Assets Security Agreement, the Parent Pledge Agreement, the Obligor Pledge Agreement, each Mortgage and each other Loan Document pursuant to which the Administrative Agent is granted a Lien to secure the Fixed Assets Obligations.

         "Fixed Assets Secured Parties" means, collectively, the Fixed Assets Lenders, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Fixed Assets Lender or an Affiliate thereof and (in each case), each of their respective successors, transferees and assigns.

         "Foreign Account" means any Account (a) for which the Account Debtor is a Foreign Obligor or (b) due and payable by a Foreign Obligor to ANEXCO.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrowers, any of their Subsidiaries or any of their ERISA Affiliates, but which is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

         "Foreign Obligor" means an Account Debtor that is not subject to the jurisdiction of federal or state courts in the United States of America.

         "Foreign Pension Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrowers, any of their Subsidiaries or any of their ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Restricted Subsidiary" means each Foreign Subsidiary listed on
Item 1.4 of the Disclosure Schedule 65% of whose Capital Securities are pledged to the holders of the Senior Secured Notes.

         "Foreign Subsidiary" means any Subsidiary that is not a Subsidiary incorporated or organized in the United States or any State.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means generally accepted United States accounting principles, applied on a consistent basis (except for changes made due to the implementation of new or revised standards issued by the Financial Accounting Standards Board), and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Generator License Agreement" means each license agreement between Sterling Canada, Inc., as the licensor, and any other Person (other than an Affiliate of any Borrower or any Subsidiary), as the licensee, for the use of Sterling Canada, Inc.'s chlorine dioxide generator technology; provided that (a) such license agreement is in full force and effect and is a valid and binding obligation of the licensee under such license agreement, (b) no default or event or default exists under such license agreement (other than any default or event of default arising solely as a result of the filing of the Cases), (c) the Administrative Agent, on behalf of the Current Assets Lenders, has a first priority, perfected Lien covering such license agreement and the royalty payments to be made thereunder, free and clear of all other Liens, (d) Sterling Canada, Inc. is the legal owner of the technology which is subject to such license agreement and the royalty payments to be made under such license agreement, (e) the licensee under such license agreement is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, nor admitted its inability to pay its debts as they mature or suspended its business and (f) the licensee under such license agreement is subject to the jurisdiction of the federal, provincial or state courts of the United States or Canada; and the Borrowers, by including any royalty payments in any computation of the Borrowing Base Amount, shall be deemed to represent and warrant to the Administrative Agent, each Issuer and each Lender the accuracy and completeness of each of the foregoing statements.

         "Generator Receivables" means, at any time, the total amount of estimated, future royalty payments to be made under all Generator License Agreements in effect as of the date of computation (excluding, however, any such royalty payments included in the definition of Eligible Account or otherwise included in the Borrowing Base Amount calculation with respect thereto), as determined and valued by Chem Systems pursuant to an appraisal of such estimated, future royalty payments which is not more than 6 months old, net of any reserves reasonably required by the Administrative Agent from time to time in accordance with the Administrative Agent's customary practice; provided that in no event may the 12% discount rate initially used by Chem Systems to value such Generator Receivables change without the prior written consent of the Required Lenders.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Government Guaranteed" means Eligible Accounts that are guaranteed by the full faith and credit of a U.S. or Canadian Governmental Authority.

         "Hazardous Material" means (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements, Commodity Hedging Agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices and not entered into for purely speculative purposes.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrowers (a) which relates to the limited scope of examinations of matters due to limitations imposed by the Borrowers relevant to such financial statement; or (b) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in Default.

         "including" and "include" means including, without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means (without duplication):

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and all Capital Securities which have redemption provisions exercisable at the option of the holder thereof at any time prior to the Termination Date (in the absence of any contingency) in whole or in part in cash;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 60 days or, if overdue for more than 60 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness of the types otherwise referred to in this definition secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership or joint venture in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness, ownership interest or other relationship provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Independent Financial Advisor" means a reputable nationally recognized accounting, appraisal or investment banking firm that, in the reasonable good faith judgment of the Board of Directors of the Company, is qualified to perform the task for which such firm has been engaged and is independent in all respects with respect to the Company and its Affiliates.

         "Intellectual Property Collateral" has the collective meaning provided for such term in the Security Agreements.

         "Intercompany Loan" is defined in Section 5.1.13.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or nine months thereafter, or, if available in the Administrative Agent's reasonable determination and available to all of the Lenders, either twelve months thereafter or such other time period less than one month as may be requested by the Borrowers (a "Non-Standard Period") (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, however that:

                  (a) such Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Maturity Date for such Loan.

         "Interim Order" is defined in Section 5.1.2.

         "Investment" means, relative to any Person,

                  (a) any loan, advance, extension of credit or contribution made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

                  (b) any Contingent Liability of such Person incurred in connection with loans, advances or extensions of credit made by others to any other Person; and

                  (c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "ISP98 Rules" is defined in Section 10.9.

         "Issuance Request" means a Letter of Credit request duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means, collectively, The Chase Manhattan Bank and/or any other Person issuing Letters of Credit hereunder, as designated by the Administrative Agent, in its capacity as Issuer of the Letters of Credit and any other Lender designated by any Borrower that issues a Letter of Credit with the consent of the Administrative Agent, which consent shall not be unreasonably withheld.

         "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit J hereto, executed and delivered by each Person who is required to become (or otherwise becomes, pursuant to the terms of this Agreement) a Borrower in accordance with Section 7.1.8.

         "Joint Venture Contribution" means any Disposition of all of the Capital Securities of the Fibers Subsidiaries or all or substantially all of the assets of the Fibers Subsidiaries to a Person (other than an Affiliate of any Borrower) in which the Company or any other Borrower will, immediately after giving effect to such Disposition, beneficially own or hold any Capital Securities in such Person to which such Disposition is made, including any such Disposition made through any Merger or any agreement to operate all or substantially all of the assets of the Fibers Subsidiaries, in each case, made in accordance with the terms of this Agreement including Section 7.2.16; provided that both before and after giving effect to any such Disposition (a) neither any Borrower nor any Subsidiary (other than an Unrestricted Subsidiary) is directly or indirectly liable pursuant to the terms of any Indebtedness of such Person to which such Disposition is being made, (b) no default with respect to any Indebtedness of such Person to which such Disposition is being made could permit (upon notice, lapse of time or otherwise) any holder of any Indebtedness of any Borrower or any Subsidiary (other than any holder of any Indebtedness of an Unrestricted Subsidiary) to declare a default on any Indebtedness of any Borrower or any Subsidiary (other than Indebtedness of any Unrestricted Subsidiary) or cause the payment thereof to be accelerated or payable prior to its stated maturity, (c) no Default or Event of Default shall have occurred and be continuing, and (d) such Disposition shall not result in the creation or imposition of any Lien on any of the properties or assets of any Borrower or any Subsidiary (other than Liens on any of the properties or assets of an Unrestricted Subsidiary) except the Capital Securities or assets of the Fibers Subsidiaries which are the subject of such Disposition.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit L hereto.

         "Lenders" is defined in the Introductory Statement and includes any Person that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or the Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Company or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Company's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any Lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

         "Letter of Credit" is defined in clause (a) of Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Current Assets Lender, the obligations of each such Current Assets Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, the lesser of
(a) the then applicable Maximum Loan Amount on such date and (b) $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement, and subject to the following sentence. Prior to the date the Bankruptcy Court enters the Final Order, the Letter of Credit Commitment Amount (subject to reductions pursuant to Section 2.2 and other provisions of this Agreement) shall be an amount equal to the aggregate amount of Letters of Credit under this Agreement that are authorized by the Interim Order.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount of all Stated Amounts of all issued and outstanding Letters of Credit, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate per annum equal to the rate at which Dollar deposits are offered for such Interest Period as set forth on the Telerate Screen LIBO Page, at or about 12:00 noon, New York City time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loan and for a period approximately equal to such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate Screen LIBO Page, "LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate per annum equal to the rate at which the Administrative Agent or its designee is offered Dollar deposits at or about 12:00 noon, New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of LIBO Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBO Rate Loan to be outstanding for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                        LIBO Rate                                   LIBO Rate
                                                                    ---------
                   (Reserve Adjusted)                  1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Company and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation and including, without limitation, the definition stated in Section 101(37) of the Bankruptcy Code.

         "Loan Documents" means collectively this Agreement, each Letter of Credit, each Rate Protection Agreement, each Note, each Security Agreement, each Joinder Agreement, each Mortgage, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Pledge Agreement, the Revolver Intercreditor Agreement, each Lockbox Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with any Loan Document (including the agreements executed from time to time pursuant to Section 7.1.8 and the agreements executed from time to time by the Borrowers pursuant to Section 7.1.12), whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Current Assets Loan, a Fixed Assets Loan, or a Swing Line Loan of any Type.

         "Lockbox" means any lockbox established at a Lockbox Bank for collection of proceeds of Collateral or payments in respect of Accounts or other Collateral.

         "Lockbox Account" is defined in clause (a) of Section 3.1.3.

         "Lockbox Agreements" means the deposit account agreements, blocked account agreements, restricted account agreements, lockbox agreements or similar agreements, executed by and among the Borrowers, the Administrative Agent and the financial institutions at which the Lockbox Accounts are being maintained, as required pursuant to clause (b) of Section 3.1.3, each in form and substance substantially similar to Exhibit P or otherwise reasonably satisfactory to the Administrative Agent, as such agreements may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Lockbox Bank" means each bank identified as such in the Perfection Certificate that has executed a Lockbox Agreement and has been confirmed by the Administrative Agent not to be in uncertain financial condition, at which the Borrowers, deposit proceeds of Collateral or payments in respect of Accounts or other Collateral.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of the Company or the Company and the other Obligors, taken as a whole, to perform their Obligations under the Loan Documents.

         "Material Contracts" means all service contracts, supply contracts and contract rights, but only to the extent necessary or appropriate for the continued operation of the plants of the Borrowers, as the business thereupon is now conducted.

         "Maturity Date" means the earliest to occur of (a) the thirtieth (30th) day after the date of the entry of the Interim Order if the Final Order has not been entered prior to such date (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below), (b) the date on which the Bankruptcy Court enters a final order denying approval of the transactions contemplated in this Agreement, and (c) the second anniversary of the Effective Date of this Agreement (unless the Maturity Date has been extended pursuant to Section 10.1(e)(i) below).

         "Maximum Current Assets Loan Commitment Amount" means $125,000,000.

         "Maximum Loan Amount" means, at any time, the lesser of (a) the then applicable Borrowing Base Amount, minus the then applicable Minimum Excess Availability and (b) the then applicable Current Assets Loan Commitment Amount.

         "Merge" is defined in Section 7.2.10.

         "Minimum Excess Availability" means, at any time, (a) prior to the date which is the date of entry of the Final Order, $12,000,000, plus the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7) and (b) on and after the date of entry of the Final Order, including the granting of the Priority Lien, the amount of any Availability Reserve (as adjusted from time to time pursuant to the terms of the definition thereof and/or clause (e) of Section 2.7).

         "Monthly Payment Date" means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Borrower in favor of the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit I hereto, as applicable, under which a Lien is granted on the real property and fixtures, or the Obligor's leasehold interest in the real property and fixtures, described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by Parent, the Borrowers or any Subsidiary (other than an Unrestricted Subsidiary) of any Indebtedness after the Effective Date (other than Indebtedness permitted by Section 7.2.2), the excess of (a) the gross cash proceeds received by Parent, the Borrowers or any such Subsidiary from such incurrence, sale or issuance, minus (b) the sum (without duplication) of all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses (including any State filing taxes) and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "Net Disposition Proceeds" means, with respect to any casualty, condemnation and/or Disposition after the Filing Date, other than the Dispositions permitted in clauses (a), (b), (c), (d), (e) and (g) of the definition of "Permitted Disposition" or an issuance or sale of such Person's own Capital Securities or warrants or options thereon (which Dispositions shall be covered by the definition of Net Equity Proceeds), the excess of (a) the gross cash proceeds received by Parent, the Borrowers or any Subsidiary (other than an Unrestricted Subsidiary) from any such casualty, condemnation and/or Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to Parent, the Borrowers or any Subsidiary (other than an Unrestricted Subsidiary) in respect thereof, minus (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all Taxes and other governmental costs and expenses actually paid or estimated by Parent, the Borrowers or any such Subsidiary (in good faith) to be payable in cash in connection with such Disposition; provided, that if, after the payment of all Taxes with respect to such Disposition, the amount of estimated Taxes, if any, pursuant to this clause
(b)(ii) exceeded the Tax amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (d) of Section 3.1.1, as Net Disposition Proceeds, and (iii) payments made by Parent, the Borrowers or any such Subsidiary to retire Indebtedness of Parent, the Borrowers or any such Subsidiary permitted by
Section 7.2.2, provided that such Indebtedness is secured by a Priority Lien, and provided further that such payments are limited to the amount of those gross cash proceeds from such Disposition that are in excess of the amounts secured by the Priming Lien.

         "Net Equity Proceeds" means with respect to the (a) sale or issuance by Parent, any Borrower or any of their Subsidiaries (other than an Unrestricted Subsidiary) to any Person of its own Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of (i) the gross cash proceeds received by such Person from such sale, exercise or issuance, minus
(ii) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred (including any State filing Taxes) in connection with such sale or issuance which have not been paid to Affiliates of Parent, any Borrower or any of their Subsidiaries in connection therewith, or
(b) receipt by Parent, any Borrower or any Subsidiary (other than an Unrestricted Subsidiary) of any equity or other capital contributions or any dividends from any Capital Securities owned by any of them, the amount of such contributions or dividends, minus the amount of any dividends which are paid to Sterling Pulp Chemicals Ltd. that are required to be paid to the lenders under the Canadian Facility.

         "No Less Favorable Terms and Conditions" means, with respect to any refinancing of any Indebtedness permitted hereunder, terms and conditions which are no less favorable to the Lenders and evidenced by documentation which shall not (a) increase the principal amount of (as the same may have been permanently reduced subsequent to the Effective Date) or interest rate on such outstanding Indebtedness, (b) reduce either the tenor or the average life of such Indebtedness, (c) change the respective primary obligor(s) on the refinancing Indebtedness (other than a change from any Borrower to Parent, any other Borrower or any Subsidiary, or a change from any Subsidiary (other than a change from an Unrestricted Subsidiary) to Parent or any other Subsidiary), (d) change the security, if any, for the refinancing Indebtedness (except to the extent that less security is granted to holders of such refinancing Indebtedness), (e) afford the holders of such refinancing Indebtedness other covenants, defaults, rights or remedies, taken as a whole, more burdensome to the obligor(s) than those contained in the Indebtedness being refinanced (and in the case of Subordinated Debt, none of the subordination provisions contained in the refinancing Indebtedness shall be less favorable to the Lenders, any Issuer or the Administrative Agent than the Indebtedness being refinanced), or (f) if such Indebtedness being refinanced is secured by Liens, afford the holders of such refinancing Indebtedness any Liens which are prior to any of the Liens securing the Obligations, provided that, subject to the Priming Lien, the holders of the Senior Secured Notes may retain their first priority Lien on 65% of the Capital Securities of the Foreign Restricted Subsidiaries.

         "Non-Debtor Subsidiary" is defined in Section 8.1.9.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Secured Party by (a) any jurisdiction (or political subdivision thereof) of which such Secured Party is a citizen or resident, (b) any jurisdiction (or political subdivision thereof) in which such Secured Party is presently engaged in the active conduct of its banking business through an office, branch or other permanent establishment, or
(c) the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which it maintains its applicable lending office.

         "Non-Standard Period" is defined in the definition of "Interest
Period."

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a Current Assets Note, a Fixed Assets Note, or a Swing Line Note.

         "Obligation Accounts" is defined in clause (c) of Section 2.7.

         "Obligations" means all Current Assets Obligations, all Fixed Assets Obligations and all other obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Obligor arising under or in connection with this Agreement, each Note and each other Loan Document.

         "Obligor" means, as the context may require, Parent, each Subsidiary (other than an Unrestricted Subsidiary), each Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

          "Obligor Pledge Agreement" means, as the context may require, the Current Assets Obligor Pledge Agreement and/or the Fixed Assets Obligor Pledge Agreement.

         "Organic Document" means, with respect to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Parent" is defined in Recital A.

          "Parent Pledge Agreement" means, as the context may require, the Current Assets Parent Pledge Agreement and/or the Fixed Assets Parent Pledge Agreement.

         "Participant" is defined in Section 10.11.2.

         "Patent Collateral" means all of each Borrower's right, title and interest in and to (a) all letters patent and applications for letters patent in the United States, including all patent applications in preparation for filing in the United States; (b) all reissues, division, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause(a); (c) all patent licenses in the United States; and
(d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent application, referred to in clauses (a) or (b) above, and for breach or enforcement of any patent license referred to in clause (c) above; but only to the extent any of the foregoing is necessary or appropriate for the continued operation of the plants of the Borrowers, as the business thereupon is now conducted.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Parent or the Company or any corporation, trade or business that is, along with Parent or the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender's Current Assets Loan Percentage or Fixed Assets Loan Percentage.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to a Security Agreement pursuant to the terms of this Agreement, substantially in the form of Exhibit M hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permitted Consideration" means (a) the express assumption of Indebtedness of any Borrower and the release of such Borrower from all liability on such Indebtedness solely in connection with the Transfer of the Fibers Business and (b) securities received by any Borrower that are converted by such Borrower into cash within 90 days of the receipt of such securities.

         "Permitted Disposition" means any Disposition that is:

                  (a) a Disposition of inventory in the ordinary course of business or, to the extent the same do not exceed $500,000 individually or in the aggregate, any other assets Disposed of in the ordinary course of business;

                  (b) the Disposition of personal property (including pipe, equipment, machinery and vehicles) in the ordinary course of business or when, in the reasonable judgment of the Company, such property is worn out or obsolete or no longer used or useful in the conduct of its business or the business of its Subsidiaries not to exceed $500,000 individually or in the aggregate;

                  (c) a Disposition from a Borrower or a Subsidiary to another Borrower;

                  (d) a Disposition of assets in the ordinary course of business in exchange for or in connection with the purchase of replacement assets or assets (which are of equal or greater value) useful in the ordinary course of any business meeting all the requirements of Section 7.2.1; provided, that if the Disposition is by a Borrower, such Disposition shall only be a Permitted Disposition if the replacement assets are acquired by a Borrower;

                  (e) Subject to the prior consent of the Administrative Agent, the granting of leases (including subleases) and grounds leases of any underutilized or vacant properties of any Borrower or any Subsidiary to third parties with which such Borrower or Subsidiary has a production, co-production, co-generation, operating or other agreement or to third party providers of energy or raw materials in the ordinary course of business, provided such leases do not materially interfere with the operation of the business of any Borrower or any Subsidiary or materially diminish the value of any of the Collateral;

                  (f) sales of the Capital Securities of any Unrestricted Subsidiary; and

                  (g) a Disposition of all or substantially all of the assets of any Borrower or any Subsidiary expressly permitted under Section 7.2.10 (other than a Disposition permitted under clause (b) of Section 7.2.10).

         "Permitted Investment" is defined in Section 7.2.5.

         "Permitted Liens" is defined in Section 7.2.3.

         "Permitted Real Estate Liens" means:

                  (a) minor irregularities in title, boundaries or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations of oil, gas or mineral leases, rights of others in any property of any Borrower or any Subsidiary for streets, roads, bridges, pipes, pipelines, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Effective Date and disclosed in a Mortgage or shown in the survey (or granted by any Borrower or any Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value or ability to sell of the property of any Borrower and the occupation, use and enjoyment by any Borrower or any Subsidiary of any of their respective properties in the normal course of business;

                  (b) Liens securing Indebtedness neither created, assumed nor guaranteed by any Borrower or any of their Subsidiaries upon lands over which easements or similar rights are acquired by any Borrower or any of their Subsidiaries in the ordinary course of business of any Borrower or any of their Foreign Restricted Subsidiaries;

                  (c) terminable or short term leases or permits for occupancy, which leases or permits expressly grant to any Borrower or any Subsidiary the right to terminate them at any time on not more than six months' notice and which occupancy does not interfere with the operation of the business of any Borrower or any of their Subsidiaries;

                  (d) any obligations or duties affecting any of the property of any Borrower or any of their Subsidiaries to any municipal or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purpose for which it is held;

                  (e) Liens on any property in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

                  (f) Liens with respect to the so-called "greenbelt" or "buffer zone" properties, for as long as those properties are used solely for "greenbelt" or "buffer zone" purposes;

                  (g) subject to the consent of the Administrative Agent, leases and ground leases of underutilized or vacant properties of any Borrower or any Subsidiary to third parties with which such Borrower or such Subsidiary has a production, co-production, co-generation, operating or other arrangement or to third party providers of energy or raw materials in the ordinary course of business of such Borrower or such Subsidiary, provided such leases do not materially interfere with the operations of any Borrower or any Subsidiary, or materially diminish the value of any Collateral;

                  (h) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of any Borrower or any Subsidiary, provided that such Liens are not violated by the existing property and do not, in the aggregate, materially diminish the value or ability to sell the Collateral;

                  (i) the burdens of any law or governmental regulation or permit requiring any Borrower or any Subsidiary to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;

                  (j) with respect to property located in Canada, reservations, limitations, provisos and conditions in any original grant from the Crown or any freehold lessor of any of the properties of any Borrowers or any Subsidiaries; and

                  (k) and any extensions, renewals, modifications or replacements thereof.

          Notwithstanding the foregoing, no such Permitted Real Estate Liens shall in any way materially impair the value of or ability to sell any Collateral or materially impact the occupation, right or enjoyment of the relevant property by the Borrowers or any Subsidiary.

          "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          "Pledge Agreement" means, as the context may require, the Current Assets Parent Pledge Agreement, the Fixed Assets Pledge Agreement, the Current Assets Obligor Pledge Agreement or the Fixed Assets Obligor Pledge Agreement.

          "Pledged Subsidiary" means each Borrower and each Subsidiary in respect of which the Administrative Agent has been granted a security interest in, or a pledge of any of, the Capital Securities of such Borrower or Subsidiary, as security for the Obligations.

          "Pre-Petition Payment" means a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables; provided that (i) the return to vendors of defective, damaged or non-conforming Inventory or negotiated returns for credit and (ii) refunds or credits in the ordinary course of business shall not constitute Pre-Petition Payments.

          "Pre-Petition Secured Obligations" means any and all loans and other obligations outstanding under (a) the Existing Credit Agreement, including any reimbursement obligations with respect to letters of credit issued thereunder, and (b) the other loan documents relating thereto, in each case as of the Filing Date.

          "Priming Lien" means the security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company) granted, or to be granted, to the Current Assets Secured Parties pursuant to the Final Order to secure up to $40,000,000 of the Current Assets Obligations and which Lien and security interest is (or will be upon entry of the Final

Order) a first-priority security interest in and Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company), subject to no other prior security interests or Liens other than Existing Leases and the Priority Lien described in clause (c) of the definition thereof.

          "Priority Liens" means (a) with respect to Fixed Assets Obligations, the Liens on the Current Assets Collateral securing the Current Assets Obligations and, after the date of entry of the Final Order, the Priming Lien on the Fixed Assets Collateral (other than the Capital Securities of the Company);
(b) with respect to Current Assets Obligations, (i) for the period prior to (but not on or after) the date of entry of the Final Order, the Liens on (A) the Fixed Assets and the Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes, and (B) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes, and (ii) on and after the date of entry of the Final Order, (A) with respect to any Current Assets Obligations in excess of the amount of Current Assets Obligations secured by the Priming Lien (but in all cases excluding the amount of Current Assets Obligations secured by the Priming
Lien), the Liens on (x) Fixed Assets and Capital Securities of the Borrowers (other than the Company) and the Subsidiaries (other than Unrestricted Subsidiaries) securing the Fixed Assets Obligations and the Senior Secured Notes and (y) the Capital Securities of the Company securing the Fixed Assets Obligations and the Senior Secured Discount Notes and (B) with respect to any Current Assets Obligations secured by the Priming Lien, the Liens on the Capital Securities of the Company secured by the Fixed Assets Obligations and the Senior Secured Discount Notes; and (c) with respect to the Obligations, the Lien granted under the agreement with BP Chemicals, Inc. described in clause (b),
Part 2, Item 7.2.3(c) of the Disclosure Schedule.

         "Projections" is defined in Section 5.1.4.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by a Borrower under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

         "Register" is defined in clause (b) of Section 2.7.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 23, 1999, among the Borrowers, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Reorganization Plan" means a plan of reorganization in the Cases which requires, among other things, the termination of the Total Commitment and the payment in full in cash of all Obligations on or before the effective date of such plan.

         "Required Lenders" means, at any time, Lenders holding greater than 50% of the Commitments (determined on a combined basis) comprising the Fixed Assets Loan Commitment Amount, plus the Maximum Current Assets Loan Commitment Amount, or if any of the Commitments have been terminated or are otherwise no longer in effect, then Lenders holding greater than 50% of the Obligations.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq, as amended.

         "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Borrowers or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrowers or any Subsidiary or otherwise other than any such dividends, payments or distributions that are payable to any Borrower or any Subsidiary (so long as such dividend, payment or distribution payable to a Subsidiary is not payable from a Borrower).

         "Revolver Intercreditor Agreement" means the Intercreditor Agreement executed and delivered pursuant to the terms of this Agreement by the Administrative Agent and each Lender, and acknowledged by the Company, substantially in the form of Exhibit K hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "Sale of the Fibers Business" means any Disposition of all of the Capital Securities of the Fibers Subsidiaries or all or substantially all of the assets of the Fibers Subsidiaries (other than pursuant to a Joint Venture Contribution) to a Person (other than an Affiliate of any Borrower), including, in either case, any such Disposition made through any Merger.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, each Issuer, the Administrative Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case) each of their respective successors, transferees and assigns to the extent permitted by this Agreement.

         "Security Agreement" means, as the context may require, the Current Assets Security Agreement and the Fixed Assets Security Agreement.

         "Senior Secured Discount Notes" means Parent's 13-1/2% Senior Secured Discount Notes Due 2008 in an original stated amount of $191,751,000.

         "Senior Secured Discount Notes Indenture" means the Indenture dated as of August 15, 1996 between Parent and Fleet National Bank (now known as State Street Bank and Trust

Company), as trustee, that governs the terms of the Senior Secured Discount Notes, as in effect on the Effective Date.

         "Senior Secured Note Documents" means, collectively, the Senior Secured
Note Indenture, the Senior Secured Notes and each of the other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements executed and delivered in connection with the issuance of the Senior Secured Notes other than the Registration Rights Agreement and the Senior Secured Note Purchase Agreement, and evidencing the terms thereof, as in effect on the Effective Date.

         "Senior Secured Note Indenture" means the Indenture, dated as of July 23, 1999, among the Borrowers and the Trustee, as in effect on the Effective Date.

         "Senior Secured Note Purchase Agreement" means the Purchase Agreement, dated as of July 19, 1999, among the Borrowers, Donaldson, Lufkin & Jenrette Securities Corporation and Credit Suisse First Boston Corporation, as amended, supplemented, amended, restated and otherwise modified from time to time.

         "Senior Secured Notes" means the Company's Series A 12 3/8% Senior Secured Notes Due 2006 in the original principal amount of $295,000,000.

         "Senior Subordinated Notes" means the Company's 11 3/4% Senior Subordinated Notes Due 2006 in an original principal amount of $275,000,000.

         "Senior Subordinated Notes Indenture" means the Indenture dated as of August 15, 1996 between the Company and Fleet National Bank (now known as State Street Bank and Trust Company), as trustee, that governs the terms of the Senior Subordinated Notes, as in effect on the Effective Date.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including Contingent Liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, on a consolidated basis, incur debts or liabilities beyond the ability of such Person and its Subsidiaries on a consolidated basis to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis are not engaged in business or a transaction, and such Persons and its Subsidiaries on a consolidated basis are not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "State" means the several states of the United States of America, including the District of Columbia, and their political subdivisions.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Sub Debt Documents" means, collectively, the Additional Senior Subordinated Notes Indenture, the Additional Senior Subordinated Notes, the Senior Subordinated Notes Indenture, the Senior Subordinated Notes, each other document executed in connection therewith and any other loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of Subordinated Debt, as in effect on the Effective Date.

         "Subordinated Debt" means the Indebtedness evidenced by the Additional Senior Subordinated Notes, the Senior Subordinated Notes and any other Indebtedness of any Borrower or any Subsidiary subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Administrative Agent.

         "Subsidiary" means, with respect to any Person, (a) any corporation, limited liability company, partnership or other entity of which more than 50% of the Voting Stock is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (b) any partnership, joint venture or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies (directly or indirectly), or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be. Unless the context otherwise specifically requires, the term "Subsidiary" or "Subsidiaries" shall be a reference to a Subsidiary or the Subsidiaries, as applicable, of the Company, other than the Borrowers.

         "Superpriority Claim" means, in relation to any Borrower, a claim against such Borrower in such Borrower's Case which is a superpriority administrative expense claim authorized and established by the Bankruptcy Court pursuant to, and having the status prescribed by, Sections 364(c) and 507(b) of the Bankruptcy Code and any and all statutory provisions cited therein and having priority over any or all administrative expenses of the kind specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code.

         "Swing Line Lender" means the Administrative Agent (or another Lender designated by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld), if such Lender agrees to be the Swing Line Lender hereunder), in such Person's capacity as the maker of Swing Line Loans.

         "Swing Line Loans" is defined in clause (c) of Section 2.1.1.

         "Swing Line Loan Commitment" is defined in clause (c) of Section 2.1.1.

         "Swing Line Loan Commitment Amount" means, on any date, the lesser of
(a) the then applicable Maximum Loan Amount and (b) $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2 and other provisions of this Agreement, and subject to the following sentence. Prior to the date the Bankruptcy Court enters the Final Order, the Swing Line Loan Commitment Amount (subject to reductions to Section 2.2 and other provisions of this Agreement) shall be an amount equal to the aggregate amount of Swing Line Loans under this Agreement that are authorized by the Interim Order.

         "Swing Line Note" means a joint and several promissory note of each Borrower payable to the Swing Line Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the joint and several aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tax Sharing Agreement" means the tax sharing agreement among Parent, the Company and certain Subsidiaries of the Company, effective as of the first day of the consolidated return year ending September 30, 1996, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Telerate Screen LIBO Page" means the display designated as "Page 3750" on the Telerate System Incorporated Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

         "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been permanently terminated.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Transfer of the Fibers Business" means any Joint Venture Contribution or any Sale of the Fibers Business or any combination thereof consummated in accordance with the terms of this Agreement, including Section 7.2.16.

         "Trustee" means Harris Trust Company of New York, as trustee under the Senior Secured Note Indenture.

         "Type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as may be amended and in effect from time to time in the State of New York; provided that if, with respect to any U.C.C. financing statement or by reason of any provision of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, U.C.C. means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any U.C.C. financing statement relating to such perfection or effect of perfection or non-perfection.

         "United States" or "U.S." means the United States of America and all States.

         "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that, at the time of determination, meets the requirements set forth in clauses (i) through (vi) of this definition and (x) is listed on Item 1.2 of the Disclosure Schedule or (y) has been designated as an "Unrestricted Subsidiary" by the Board of Directors of the Company as provided hereinbelow and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (i) neither any Borrower nor any such Subsidiary (other than a Subsidiary which is an Unrestricted Subsidiary at such time pursuant to this definition), is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary being so designated; (ii) no default with respect to any Indebtedness of such Subsidiary being so designated could permit (upon notice, lapse of time or otherwise) any holder of any Indebtedness of any Borrower or any such other Subsidiary (other than a Subsidiary which is an Unrestricted Subsidiary at such time pursuant to this definition), to declare a default on any Indebtedness of any Borrower or any such Subsidiary (other than the Obligations) or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) both before and after giving effect to such designation on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iv) such designation shall not result in the creation or imposition of any Lien on any of the properties or assets of any Borrower or any other Subsidiary (other than a Subsidiary which is an Unrestricted Subsidiary at such time pursuant to this definition), (v) such Subsidiary being so designated has not acquired any property of any Borrower or any other Subsidiary (other than a then existing Unrestricted Subsidiary) in excess of $10,000 in the aggregate since the Effective Date; and (vi) such Subsidiary being so designated does not own any Capital Securities of any Borrower or any other Subsidiary (other than a then existing Unrestricted Subsidiary). Notice of any designation of an "Unrestricted Subsidiary" shall be delivered to the Administrative Agent by the Company promptly filing with the Administrative Agent a copy of the resolutions of the Board of Directors of the Company approving such designation and a certificate of an Authorized Officer certifying that such designation complies with each of the requirements of this definition. Such designation shall become effective upon receipt by the Administrative Agent of each of the foregoing. Each Unrestricted Subsidiary shall continue as such until the Company delivers a copy of the resolutions of the Board of Directors of the Company redesignating such Unrestricted Subsidiary as no longer being an Unrestricted Subsidiary and the Company, such Borrower and/or such Subsidiary shall comply with the requirements of Section 7.1.8; provided that at the time of such redesignation no Default has occurred and is continuing or would result therefrom. Notwithstanding anything to the contrary contained in this Agreement, the transfer of all of the Capital Securities of Sterling Pulp Chemicals (Australia) PTY Limited from Sterling Australia Holdings, Inc. to Sterling Pulp Chemicals, Ltd. shall not affect Sterling Pulp Chemicals (Australia) PTY Limited's status as an Unrestricted Subsidiary solely by reason of such transfer; provided that both before and after such transfer Sterling Pulp Chemicals Australia PTY Limited continues to meet all the requirements set forth in clauses (i) through (vi) of this definition.

         "Voting Stock" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote (directly or indirectly) for the election of directors, managers, representatives or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose Capital Securities (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is at the time owned by such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association or other entity in which such Person and/or one or more direct or indirect Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrowers, in each case without duplication.

                                   ARTICLE II
                COMMITMENTS; REDUCTIONS OF COMMITMENTS; BORROWING
              AND ISSUANCE PROCEDURES; NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), the Lenders and each Issuer severally agree to make Credit Extensions as set forth below in this Section 2.1.

                  2.1.1. Loan Commitments. From time to time on any Business Day occurring from and after the Effective Date but prior to the applicable Commitment Termination Date,

                  (a) each Lender that has a Current Assets Loan Commitment (referred to as a "Current Assets Lender"), agrees that it will make loans (relative to such Lender, its "Current Assets Loans") to each Borrower requesting Current Assets Loans equal to such Lender's Current Assets Loan Percentage of the aggregate amount of each Borrowing of Current Assets Loans requested by such Borrower to be made on such day, subject to the limits set forth in Section 2.1.3;

                  (b) each Lender that has a Fixed Assets Loan Commitment (referred to as a "Fixed Assets Lender") agrees that it will make loans (relative to such Lender, its "Fixed Assets Loans") to each Borrower requesting Fixed Assets Loans equal to such Lender's Fixed Assets Loan Percentage of the aggregate amount of each Borrowing of Fixed Assets Loans requested by such Borrower on such day, subject to the limits set forth in Section 2.1.3; and

                  (c) the Swing Line Lender agrees that it will make loans (its "Swing Line Loans") to each Borrower requesting Swing Line Loans equal to the principal amount of the Swing Line Loan requested by such Borrower to be made on such day, subject to the limits set forth in
         Section 2.1.3. The Commitment of the Swing Line Lender described in this clause is herein referred to as its "Swing Line Loan Commitment".

On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, repay and reborrow Loans.

                  2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Current Assets Loan Commitment Termination Date, each Issuer agrees that it will
(a) issue one or more documentary or standby letters of credit (each, a "Letter of Credit") for the account of any Borrower in the Stated Amount requested by such Borrower on such day; or (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder. No Stated Expiry Date shall extend beyond the earlier of (i) the Current Assets Loan Commitment Termination Date and (ii) unless otherwise agreed to by the relevant Issuer in its sole discretion, one year from the date of such extension. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (A) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (B) the sum of the aggregate amount of all Letter of Credit Outstandings, plus the aggregate principal amount of all Current Assets Loans and Swing Line Loans then outstanding, would exceed the then applicable Maximum Loan Amount.

                  2.1.3. Lenders Not Permitted or Required to Make Loans.

                  (a) No Current Assets Lender shall be required to, and no Borrower shall request any Current Assets Lender to, make any Current Assets Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Current Assets Loans and Swing Line Loans (i) of all the Current Assets Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then applicable Maximum Loan Amount; or
         (ii) of such Current Assets Lender, together with such Current Assets Lender's Percentage of the aggregate amount of all Swing Line Loans and Letter of Credit Outstandings, would exceed such Current Assets Lender's Percentage of the then applicable Maximum Loan Amount.

                  (b) The Swing Line Lender shall not be permitted or required to, and no Borrower shall be permitted to request the Swing Line Lender to, make any Swing Line Loan if after giving effect thereto, (i) the aggregate outstanding principal amount of all the Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or
         (ii) the aggregate outstanding principal amount of all the Current Assets Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then applicable Maximum Loan Amount.

                  (c) No Fixed Assets Lender shall be permitted or required to, and no Borrower shall be permitted to request any Fixed Assets Lender to, make any Fixed Assets Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Fixed Assets Loans
         (i) of all the Fixed Assets Lenders would exceed the Fixed Assets Loan Commitment Amount; or (ii) of such Fixed Assets Lender would exceed such Fixed Assets Lender's Percentage of the Fixed Assets Loan Commitment Amount.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

                  2.2.1. Optional. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of any Commitment Amount on the Business Day so specified by the Company, provided, however that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional reduction of the then applicable Current Assets Loan Commitment Amount pursuant to the terms of this Agreement which reduces the then applicable Current Assets Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Company in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Current Assets Loan Commitment Amount) to an aggregate amount not in excess of the then applicable Current Assets Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or the Issuer.

                  2.2.2. Mandatory. The Commitment Amounts shall be reduced as set forth below.

                  (a) Upon the receipt of mandatory prepayments made pursuant to clauses (d), (e) and (f) of Section 3.1.1, the Fixed Assets Loan Commitment Amount will be reduced as specified in clauses (b) and (c) of Section 3.1.2.

                  (b) Intentionally Deleted.

                  (c) Each Commitment Amount shall, without any further action, automatically and permanently be reduced on the applicable Commitment Termination Date so that the applicable reduced Commitment Amount equals $0.

                  (d) Prior to the applicable Commitment Termination Date, any mandatory reduction of the Current Assets Loan Commitment Amount which reduces the then applicable Current Assets Loan Commitment Amount below the sum of (i) the Letter of Credit Commitment Amount and (ii) the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount and/or the Swing Line Loan Commitment Amount (as specified by the Company) to an aggregate amount not in excess of the then applicable Current Assets Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer or the Swing Line Lender.

         SECTION 2.3. Borrowing Procedures and Funding Maintenance. Current Assets Loans and Fixed Assets Loans shall be made by the applicable Lenders in accordance with Section 2.3.1. and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

                  2.3.1. Borrowing Current Assets Loans and Fixed Assets Loans.

                  (a) In the case of Loans (other than Swing Line Loans), by delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon (and following such Borrowing Request, the Administrative Agent shall promptly notify each applicable Lender of such Borrowing Request), New York City time, on a Business Day, any Borrower may from time to time irrevocably request, on the same Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of LIBO Rate Loans with an Interest Period of one, two, three, six or nine months) nor more than five Business Days' notice (in the case of any Loans) and on five Business Day's notice (in the case of LIBO Rate Loans with an Interest Period of twelve months, subject to the definition of "Interest Period"), that a Borrowing be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000 or in the unused amount of the applicable Loan Commitment Amount; provided, that all initial Loans on the Closing Date will be made as Base Rate Loans. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Current Assets Loans deemed made under
         Section 2.6.2 in respect of unreimbursed Disbursements or made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request.

                  (b) On or before 1:00 p.m., New York City time, on such Business Day each Lender with a Commitment to lend the Loans requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall promptly and in any event prior to 3:00 p.m., New York City time, make such funds available to such Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. In the event that only one Lender fails to fund its Percentage of Loans as required above prior to 3:00 p.m., New York City time, the Administrative Agent shall advance such Loans required to be funded by such Lender and such Loan shall be deemed to be a Swing Line Loan in the amount of such advance. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                  (c) In order to provide for the payment of all expenses described in clauses (a), (b) and (c) of Section 10.3 and fees payable pursuant to Section 3.3 and Article V (for distribution by Administrative Agent as applicable) on the Closing Date and all obligations of the Borrowers under the Pre-Petition Secured Obligations (including any letters of credit thereunder) outstanding on the Filing Date, the Borrowers hereby agree to make Borrowings and Issuance Requests from the Lenders (consisting of Credit Extensions in amounts determined in accordance with their respective Commitment Percentages) on the Closing Date, in such amount as is necessary to (i) effect the payment of such expenses and fees and (ii) pay such obligations under the Pre-Petition Secured Obligations. The Borrowers further agree that such Borrowings and Issuance Requests shall be made (x) under the Fixed Assets Loan Commitment Amount with respect to the payment of the outstanding principal amount of that portion of the Pre-Petition Secured Obligations consisting of Existing Fixed Asset Loans and (y) under the then applicable Current Assets Loan Commitment Amount with respect to the payment of such expenses, fees and all other obligations of the Borrowers under the Pre-Petition Secured Obligations; provided that to the extent there are any letters of credit outstanding under the Existing Credit Agreement, the same shall not be replaced but shall be automatically deemed to have been issued under this Agreement (and to have reduced the amount available to be borrowed under the then applicable Current Assets Loan Commitment Amount by an amount equal to the aggregate undrawn and/or unreimbursed amounts of or relating to such outstanding letters of credit) effective as of the Closing Date. The Borrowers hereby irrevocably instruct and authorize the Administrative Agent, on behalf of the Lenders, to make such Credit Extensions available to the Borrowers on the Closing Date by applying the proceeds of such Credit Extensions to the payment of such expenses, fees and obligations (in accordance with the preceding sentence), and the Lenders hereby agree, on the terms and subject to the conditions of this Agreement, to make such Credit Extensions to the Borrowers on such date for such purposes and, to deem such letters of credit outstanding under the Existing Credit Agreement to have been issued under this Agreement for all purposes, without need for delivery by the Company of a Borrowing Request or Issuance Request. The Borrowers acknowledge that
         (i) no Issuer shall be required to issue any Letters of Credit on account of the deemed issuance of Letters of Credit described hereunder and (ii) the Borrowers shall have no right to receive any funds from the Lenders on account of any Loans to be made by them under this provision otherwise than through application of the proceeds of such Loans (and deemed reduction of the amount available to be borrowed under the then applicable Current Assets Loan Commitment Amounts) as expressly provided for in this clause (c), and the Lenders will be deemed to have made such Credit Extensions to the Borrowers by applying the proceeds thereof in accordance with this provision.

                  (d) Each of the Borrowers, jointly and severally, will be obligated in respect of the aggregate principal amount of all Credit Extensions and other Obligations (including Letter of Credit Obligations), and the aggregate amount of credit available hereunder to any of the Borrowers at any time shall be determined by taking into account all Letters of Credit Outstandings and all Loans outstanding, regardless of which of the Borrowers may have requested Letters of Credit or received the proceeds of any of the Borrowings. By executing this Agreement each of the Borrowers confirms to the other parties to this Agreement that the Company shall (and is hereby duly appointed by each of the Borrowers to) act as agent for the Borrowers for all purposes of requesting Loans and Letters of Credit, for purposes of allocation (to the extent permitted herein) of Letters of Credit and the proceeds of Loans, and for all other purposes of this Agreement pursuant to any provision identifying any Borrower to take any action or receive any communication (regarding uses and the availability of credit hereunder, and otherwise). Each of the Borrowers further agrees that each of the Lenders and the Administrative Agent shall be entitled to deal as to these matters only with the Company and (to the extent contemplated herein) to act as to these matters in accordance with instructions or other communications from the Company. Neither the Lenders nor the Administrative Agent shall have any responsibility to any Borrower for acting as provided in this provision, and the Obligations of each of the Borrowers to the Lenders shall not be affected by any matter relating to acts or omissions of the Company relating to Credit Extensions or otherwise as agent for the Borrowers hereunder.

                  2.3.2. Borrowing Swing Line Loans.

                  (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Borrowing Request, to the Swing Line Lender and the Administrative Agent on or before 12:00 noon, New York City time, on the Business Day the proposed Swing Line Loan is to be made, any Borrower may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $100,000 or any larger integral multiple of $10,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 3:00 p.m., New York City time, on the Business Day telephonic notice is received by it as provided in this clause (a) , to such Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor.

                  (b) If (i) any Swing Line Loan, (A) shall be outstanding for more than four Business' Days or (B) is or will be outstanding on a date when any Borrower requests that a Current Assets Loan be made or
         (ii) any Default shall occur and be continuing, each Current Assets Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender (and at the discretion of the Swing Line Lender) and upon notice from the Administrative Agent, make a Current Assets Loan (which shall initially be funded as a Base Rate
         Loan) in an amount equal to such Current Assets Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"). On or before 12:00 noon, New York City time on the first Business Day following receipt by each Current Assets Lender of a request to make Current Assets Loans as provided in the preceding sentence, each such Current Assets Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Current Assets Lenders make the above referenced Current Assets Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a Current Assets Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Current Assets Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Current Assets Loans and shall no longer be owed under the Swing Line Lender's Swing Line Loans. All interest payable with respect to any Current Assets Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Current Assets Loans were made.

                  (c) If, at any time prior to the making of Current Assets Loans to replace any outstanding Swing Line Loans pursuant to clause
         (b) of this Section 2.3.2, any Lender is stayed or otherwise prohibited by any Bankruptcy Court from making such a Current Assets Loan, each Current Assets Lender with a Current Assets Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, purchase an undivided participation interest in all such Swing Line Loans in an amount equal to its Percentage of the aggregate outstanding amount of such Swing Line Loans and transfer immediately to an account identified by the Swing Line Lender, in immediately available funds, the amount of its participation. The Swing Line Lender will deliver to each such Current Assets Lender, promptly following receipt of such funds, a participation certificate, dated the date of receipt of such funds and in the amount of such Current Assets Lender's participation if requested to do so by such Current Assets Lender.

                  (d) Each Borrower expressly agrees that, in respect of each Current Assets Lender's funded participation interest in any Swing Line Loan, such Current Assets Lender shall be deemed to be in privity of contract with each Borrower and have the same rights and remedies against each Borrower under the Loan Documents as if such funded participation interest in such Swing Line Loan were a Current Assets Loan.

                  (e) Each Current Assets Lender's obligation to make Current Assets Loans or purchase participation interests in Swing Line Loans, as contemplated by clause (b) or (c) of this Section 2.3.2, shall be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Current Assets Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan, (iv) any breach of this Agreement or any other Loan Document by any Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, the Company may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) or three Business Days' notice (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 or an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically be continued as a LIBO Rate Loan having a one month Interest Period); provided, however, that (a) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Current Assets Lenders or Fixed Assets Lenders, as applicable, and
(b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the joint and several obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

         SECTION 2.6. Issuance Procedures. By delivering to an Issuer (if applicable) and the Administrative Agent an Issuance Request on or before 12:00 noon, New York City time, on a Business Day, the Company may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to such Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to such Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of any Borrower in such form as may be requested by the Company and approved by such Issuer; provided, however, that no extension of the Stated Expiry Date of an outstanding Letter of Credit may provide for a Stated Expiry Date subsequent to the earlier of (a) the Current Assets Loan Commitment Termination Date and (b) one year from the date of such extension. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby jointly and severally acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Company or any other Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall promptly notify the relevant Issuer and each Lender thereof and shall cause: (i) the Letter of Credit requested by the Issuance Request to be issued and (ii) the relevant Issuer to (A) comply with the terms and conditions of this Agreement relating to the Letter of Credit and
(B) to fulfill the duties and obligations of an Issuer hereunder. Each Letter of Credit shall by its terms be stated to expire on a date (each, a "Stated Expiry Date") no later than one year from the date of its issuance.

                  2.6.1. Other Lenders' Participation.

                  (a) Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Current Assets Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Current Assets Loan Percentage in respect of Current Assets Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Current Assets Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Current Assets Lender shall, to the extent of its Current Assets Loan Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section
         2.6.3. In addition, such Lender shall, to the extent of its Current Assets Loan Percentage, be entitled to promptly receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Current Assets Lender has reimbursed the Issuer for a Disbursement as required by this Section 2.6, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

                  (b) Each Current Asset Lender's obligation to reimburse the Issuer or purchase participation interests in Letters of Credit, as contemplated by this Section 2.6.1 and Section 2.6.3, shall be absolute and unconditional and without recourse to the Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Current Assets Lender may have against the Issuer, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the issuance of a Letter of Credit, (iv) any breach of this Agreement or any other Loan Document by any Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.6.2. Disbursements: Conversion to Current Assets Loans. The Issuer will notify the Company and the Administrative Agent promptly (but in any event on the same Business Day) of the presentment for payment of any drawing under any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York City time, on the Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrowers will jointly and severally reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Current Assets Loans (made as Base Rate Loans) from and including the Disbursement Date to, but excluding, the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Current Assets Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from the Disbursement Due Date to, but excluding, the date of such reimbursement; provided, however, that if no Default shall have then occurred and be continuing and the Borrowers are able to represent and warrant to the Current Assets Lenders that the statements set forth in Section 5.2.1 are true and correct, unless such Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Current Assets Loans constituting Base Rate Loans and following the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Current Assets Loan Commitment (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Current Assets Loan Percentage of such Borrowing. Each conversion of Disbursement amounts into Current Assets Loans shall constitute a representation and warranty by each Borrower that on the date of the making of such Current Assets Loans all of the statements set forth in Section 5.2.1 are true and correct.

                  2.6.3. Reimbursement. The joint and several obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into Current Assets Loans constituting a Base Rate Loan pursuant to
Section 2.6.2, and, upon such Borrower failing or electing not to reimburse the Issuer and the giving of notice thereof by the Administrative Agent to the Current Assets Lenders, each Current Assets Lender's obligation under Section
2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or such Current Assets Lender, as the case may be, may have or have had against the Issuer or any such Current Assets Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Current Assets Lender, as the case may be, to commence any proceeding against the Issuer for



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

any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

                  2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default, after notice from the Administrative Agent, (a) an amount equal to all Letter of Credit Outstandings shall, without demand upon or notice to any Borrower or any other Person, be deemed to be due and payable to the Issuer (notwithstanding that such amount may not in fact have been so paid or disbursed); and (b) each Borrower shall be immediately jointly and severally obligated to Cash Collateralize all Letter of Credit Outstandings. At such time as the Event of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return all amounts then on deposit with the Administrative Agent pursuant to this
Section 2.6.4 to the Company, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Reimbursement Obligations.

                  2.6.5. Nature of Reimbursement Obligations. Each Borrower and, to the extent set forth in Section 2.6.1, each Lender with a Current Assets Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason, (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, or (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Current Assets Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Borrower and each Current Assets Lender, and shall not put the Issuer under any resulting liability to any Borrower or any Current Assets Lender, as the case may be.

         SECTION 2.7. Register, Notes, Obligation Accounts, Reserves.

                  (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) of this Section 2.7, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on each Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower.

                  (b) (i) Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this clause (b) , to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section
         10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause (b)(ii) of this Section 2.7, the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

                  (ii) Each Borrower agrees that, upon written request to the Administrative Agent by any Lender, each Borrower will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Borrower. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be payable to the order of the payee named therein and its registered assigns. Subject to the provisions of Section 10.11.1, a Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Company marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7.

                  (c) In order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Borrowers on the Administrative Agent's books, the Borrowers have requested, and the Administrative Agent has agreed to handle accounts of the Borrowers on the Administrative Agent's books on a combined basis, all in accordance with the following provisions: (i) In lieu of maintaining separate accounts on the Administrative Agent's books in the name of each of the Borrowers, the Administrative Agent shall maintain (A) one account under the name of the Company (the "Fixed Assets Obligations Account") and (B) one other account under the name of the Company (the "Current Assets Obligations Account", together with the Fixed Assets Obligations Account, the "Obligation Accounts"). Credit Extensions made by the Lenders or any Issuer to any of the Borrowers will be charged to the applicable Obligation Account, along with any and all fees, charges, expenses, indemnities or any other monies due under any Loan Document. The applicable Obligation Account will be credited with all amounts received by the Administrative Agent from any of the Borrowers or from others for their account, including all amounts received by the Administrative Agent in payment of the applicable Obligations. (ii) Each month the Administrative Agent will render to the Borrowers one extract of each Obligation Account, which shall be deemed to be an account stated as to each of the Borrowers and which will be deemed correct and accepted by all of the Borrowers unless the Administrative Agent receives a written statement of exceptions from them within 30 days after such extract has been rendered by the Administrative Agent. Each of the Borrowers agrees that the Administrative Agent, and the Lenders as applicable, shall have no obligation to account separately to any of the Borrowers. (iii) Requests for Loans may be made by the Company as agent for the Borrowers and the Administrative Agent is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Agreement. Each of the Borrowers agrees that the Administrative Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of (A) any Credit Extensions made to any of the Borrowers or (B) any of the Administrative Agent's or Lender's expenses and charges relating thereto. All Credit Extensions are made for the applicable Obligation Account. (iv) It is understood that the handling of the accounts of the Borrowers in a combined fashion is done solely as an accommodation to the Borrowers and at their request, and that the Administrative Agent shall incur no liability to the Borrowers as a result hereof. (v) The foregoing request was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowers as required for the continued successful operation of each of the Borrowers. Each of the Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

                  (d) Each of the Borrowers hereby authorizes the Administrative Agent to charge the applicable Obligation Account with the amount of any and all payments, fees and/or expenses due hereunder as such payments, fees and/or expenses become due. Each Borrower confirms that any charges which the Administrative Agent may so make to such Obligation Account will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion.

                  (e) Without limiting any other rights or remedies of the Administrative Agent or any of the Secured Parties under any Loan Document, all Current Assets Loans and Letters of Credit otherwise available to the Borrowers shall be subject to the Administrative Agent's continuing right, in its sole discretion, to establish an Availability Reserve.

                                   ARTICLE III
                   REPAYMENTS; PREPAYMENTS; INTEREST AND FEES

         SECTION 3.1. Payments; Application; Lockbox Accounts; Power of Attorney; Charges to Obligation Accounts; No Discharge. Each Borrower agrees that the Loans shall be repaid and prepaid pursuant to the following terms.

                  3.1.1. Repayments and Prepayments. The Borrowers shall jointly and severally repay in full the unpaid principal amount of each Loan on the applicable Commitment Termination Date for each such Loan. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, any Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans on the same Business Day, subject to advance notice received by the Administrative Agent on or before 1:00 p.m., New York City, time, on the date of such prepayment; provided, however, that except to the extent the Obligations are paid pursuant to
         Section 3.1.3, each such partial prepayment shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $100,000 and an integral multiple of $10,000. Each notice of intent to make a prepayment shall specify the prepayment date, which Loans are being prepaid, the principal amount of the Loans to be prepaid and shall be irrevocable and shall commit the Borrowers to prepay such Loans by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving any notice given by the Company hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment. In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to clause
         (a) of Section 3.1.1, the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including,



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

         without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Current Assets Loans and Swing Line Loans and
         (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the then applicable Maximum Loan Amount, the Borrowers shall make a mandatory prepayment of Current Assets Loans or Swing Line Loans or, if necessary, Cash Collateralize all Letter of Credit Outstandings, as specified by the Company, in an aggregate amount equal to such excess.

                  (c) On each date when the aggregate outstanding principal amount of all Fixed Assets Loans exceeds the Fixed Assets Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrowers shall make a mandatory prepayment of Fixed Assets Loans in an aggregate amount equal to such excess.

                  (d) Concurrently with the receipt of any Net Disposition Proceeds by Parent, any Borrower or any Subsidiary, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in clause (b) of Section 3.1.2.

                  (e) Concurrently with the receipt of any Net Debt Proceeds (other than Net Debt Proceeds from the Intercompany Loan) by Parent, any Borrower or any Subsidiary, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in clause (c) of Section 3.1.2.

                  (f) Concurrently with the receipt of any Net Equity Proceeds by Parent, any Borrower or any Subsidiary, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds (satisfactory to the Administrative Agent) and Parent, such Borrower or such Subsidiary shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Equity Proceeds, to be applied as set forth in (i) clause (c) of Section 3.1.2, with respect to Net Equity Proceeds of the type described in clause (a) of the definition thereof or (ii) clause (b)(iii) of Section 3.1.2, with respect to Net Equity Proceeds of the type described in clause (b) of the definition thereof.

                  (g) Concurrently with the receipt of the Net Debt Proceeds from the Intercompany Loan, the Company shall make a mandatory prepayment of the Obligations in an amount equal to 100% of such Net Equity Proceeds, to be applied as set forth in clause (d) of Section 3.1.2.

                  (h) Immediately upon any acceleration of the Obligations pursuant to Section 8.2, the Borrowers shall jointly and severally repay all the Loans and Cash Collateralize all Letter of Credit Outstandings, unless, pursuant to Section 8.2, only a portion of all the Obligations is so accelerated (in which case the portion so accelerated shall be so repaid and/or Cash Collateralized).

                  (i) The Borrowers shall pay, together with each payment and/or prepayment of Loans made as set forth herein, accrued interest on the amount paid and/or prepaid and any amounts required pursuant to Section 4.4.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

                  3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b) of this Section 3.1.2, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

                  (b) Each prepayment of Obligations pursuant to clause (d) and clause (f)(ii) of Section 3.1.1 shall be applied (i) in the case of a Disposition of Fixed Assets Collateral (A) prior to the date of entry of the Final Order, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full and (B) on and after the date of entry of the Final Order, (1) first, to a mandatory prepayment of outstanding Current Assets Obligations secured by the Priming Lien until such outstanding Current Assets Obligations secured by the Priming Lien have been repaid in full (or, with respect to Letters of Credit, Cash Collateralized) and, (2) second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full and, in each of the foregoing cases set forth in clauses (A) and (B), immediately upon the Administrative Agent's receipt of such Net Disposition Proceeds, (x) the Fixed Assets Loan Commitment Amount shall be automatically and permanently reduced by the aggregate amount of Net Disposition Proceeds used to prepay the outstanding principal amount of such Fixed Assets Obligations, plus any additional amount of Net Disposition Proceeds relating to Fixed Assets Collateral which remain after the outstanding amount of Fixed Assets Obligations have been reduced to zero (provided that so long as no Default or Event of Default then exists, the Fixed Assets Loan Commitment Amount shall not be reduced by the amount of any Net Disposition Proceeds from a casualty or condemnation of Fixed Assets which are permitted to be used by the Borrowers in connection with the restoration or replacement of the affected assets in accordance with
         Section 2.3 of the Mortgages), and (y) after the date of entry of the Final Order, the Availability Reserve shall automatically be increased by the amount of Net Disposition Proceeds (not to exceed $40,000,000) relating to Fixed Assets Collateral which remain after the outstanding amount of Fixed Assets Obligations have been reduced to zero; and (ii) in the case of a Disposition of Current Assets (other than Dispositions of Capital Securities of Unrestricted Subsidiaries), (A) first, to a mandatory prepayment of the outstanding Current Assets Obligations until all outstanding Current Assets Obligations have been repaid in full (or, with respect to Letters of Credit, Cash Collateralized) and,
         (B) second, to a mandatory prepayment of the outstanding Fixed Assets Obligations until all outstanding Fixed Assets Obligations have been repaid in full; and (iii) in the case of a Disposition of Capital Securities of Unrestricted Subsidiaries or the receipt of Net Equity Proceeds of the type described in clause (b) of the definition thereof, to the Fixed Assets Obligations and the Current Assets Obligations in the order designated by the Company upon receipt of same by any Obligor, or if no such designation is received by the Administrative Agent prior to or upon receipt of such proceeds, then to the Obligations as determined by the Administrative Agent.

                  (c) Each prepayment of Obligations made pursuant to clauses
         (e) and (f)(i) of Section 3.1.1 shall be applied (i) if there are outstanding amounts of both Fixed Assets Obligations and Current Assets Obligations, pro rata (based on the then applicable Current Assets Loan Commitment Amount and the Fixed Assets Loan Commitment Amount) to a mandatory prepayment of the outstanding amount of all Current Assets Obligations and all Fixed Assets Obligations until the outstanding amount of all Fixed Assets Obligations is equal to zero, (ii) when the outstanding amount of all Fixed Assets Obligations is equal to zero, then to a mandatory prepayment of the outstanding amount of all Current Assets Obligations, with an automatic and permanent reduction in the Fixed Assets Loan Commitment Amount by the amount of such Net Equity Proceeds or Net Debt Proceeds which would have otherwise been applied pro rata (based on the then applicable Current Assets Loan Commitment Amount and the Fixed Assets Loan Commitment Amount) to the prepayment of Fixed Assets Obligations under clause (i) above (had Fixed Assets Obligations been outstanding) until the outstanding amount of all Current Assets Obligations has been reduced to zero and all Letters of Credit have been Cash Collateralized, and (iii) when the outstanding principal amount of all Current Assets Obligations is equal to zero and all Letters of Credit have been Cash Collateralized, to a mandatory prepayment of the outstanding amount of all Fixed Assets Obligations until the outstanding amount of all Fixed Assets Obligations is equal to zero; provided that once the outstanding amount of all Current Assets Obligations has been reduced to zero, the Fixed Assets Loan Commitment Amount shall be automatically and permanently reduced by the aggregate amount of Fixed Assets Obligations prepaid pursuant to clauses (i) and (iii) above and the amount of such Net Equity Proceeds or Net Debt Proceeds remaining unapplied.

                  (d) The prepayment of the Obligations made pursuant to clause
         (g) of Section 3.1.1 shall be applied (i) first, to a mandatory prepayment of outstanding Current Assets Obligations (outstanding immediately after the initial Credit Extension) until all such outstanding Current Asset Obligations have been paid in full and (ii) second, to a mandatory prepayment of outstanding Fixed Assets Obligations.

                  3.1.3. Matters Relating to Lockbox Accounts. All collections from Accounts or other Collateral and proceeds from dispositions of Collateral shall be managed as provided in this Section 3.1.3, except as otherwise expressly provided in this Agreement

                  (a) The Borrowers shall establish and maintain at their expense with banks acceptable to the Administrative Agent deposit accounts (the "Lockbox Accounts"), styled with names acceptable to the Administrative Agent to indicate the interests therein of the Administrative Agent and the Lenders, and subject to such changes of depositories as the Administrative Agent may, in its sole discretion, approve in advance. The Borrowers shall ensure that all collections and/or payments in respect of Accounts or other Collateral and all other proceeds whatsoever of or from any Collateral are either (i) paid directly from the relevant Account Debtors or purchasers, as applicable, into the Lockbox Accounts or (ii) following receipt by a Borrower, immediately deposited into a Lockbox Account, in each case in accordance with procedures and arrangements acceptable to the Administrative Agent and subject only to such changes as may be approved in advance by the Administrative Agent. The Borrowers shall also ensure that all collections, payments, proceeds and/or funds deposited and/or paid into the Lockbox Accounts are transferred directly or indirectly (in accordance with the aforementioned procedures and arrangements), on each Business Day, in immediately available funds, into a deposit account maintained by the Administrative Agent at a commercial bank selected by the Administrative Agent in its sole discretion and communicated to the Borrowers (the "Concentration Account"). The Borrowers acknowledge that they waive and shall have no right to object to or seek to delay any such transfer or to cause any other application of any such collections, payments, proceeds and/or funds. The Borrowers shall accurately report on a weekly basis to the Administrative Agent all amounts deposited in the Lockbox Accounts to ensure the proper transfer of funds as set forth above.

                  (b) Prior to the initial Credit Extensions, the Borrowers shall cause the banks at which the Lockbox Accounts are maintained to enter into Lockbox Agreements providing for these daily transfers, acknowledging that the items paid into, received or deposited in the Lockbox Accounts maintained with them are subject to the Lien of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, that such bank has no Lien upon or right of setoff against any Collection Account maintained with it or any of the items received for deposit therein or the funds deposited from time to time therein, and that, upon the request of the Administrative Agent, such bank will wire or otherwise transfer, in immediately available funds, on each Business Day, all collections, payments, proceeds and/or funds paid into, received or deposited in all Lockbox Accounts maintained with it to the Concentration Account.

                  (c) The Borrowers acknowledge that the Administrative Agent at all times will maintain the Concentration Account in its own name and that the Concentration Account and the Lockbox Accounts will be subject to the sole dominion and control of the Administrative Agent pursuant to this Agreement and the Lockbox Agreements, and the Borrowers agree (and agree to confirm to all Persons) that the Borrowers shall at no time have any right to make any withdrawal from or give any instructions to the depositary with respect to the Lockbox Accounts or the Concentration Account.

                  (d) At all times when no Credit Extensions are outstanding and no Default or Event of Default is continuing, the Administrative Agent shall automatically cause the funds transferred to the Concentration Account pursuant to this Section 3.1.3 and the



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

         Lockbox Agreements to be released as promptly as practicable to the Borrowers, to such account as may be designated by notice from the Company to the Administrative Agent. At all times when any Credit Extensions are outstanding or a Default or an Event of Default is continuing, the Administrative Agent shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this
         Section 3.1.3 and the Lockbox Agreements (i) in the case of Dispositions, to reduce the outstanding Loans as provided in Section 3.1.2(b), (ii) in the case of Net Debt Proceeds or Net Equity Proceeds, to reduce outstanding Loans as provided in Section 3.1.2(c), and (iii) in all other cases, subject to clause (e) below, first to reduce the outstanding principal amount of all Current Assets Loans until all outstanding Current Assets Loans have been paid in full, and second to reduce the outstanding principal amount of all Fixed Assets Loans and to satisfy the Borrowers' other Obligations under this Agreement and, when a Default or Event of Default is continuing, for so long as any of the Obligations then due and payable are outstanding, any remaining funds shall continue to be held by the Administrative Agent as security for the Obligations pursuant to the terms hereof and the other Loan Documents. To the extent that any collections and/or payments with respect to Accounts or other Collateral or any other proceeds whatsoever of or from any Collateral are not sent directly to the appropriate Lockbox Account but are received by any Borrower, such collections, payments and/or proceeds shall be held in trust for the benefit of the Administrative Agent and the Lenders and immediately remitted by the Borrower who received the relevant funds, in the form received, to the appropriate Lockbox Account for transfer to the Concentration Account. Each Borrower acknowledges and agrees that its compliance with the terms of this Section 3.1.3 is essential.

                  (e) All funds transferred from the Concentration Account for application to amounts owing by the Borrowers under this Agreement will be credited against the relevant Obligation Account of the Borrowers on the next Business Day after the Administrative Agent's receipt of "collected funds" at the Concentration Account, if received no later than 12:00 noon (New York City time), or on the second succeeding Business Day, if received after 12:00 noon (New York City time). No checks, drafts or other instrument received in either a Lockbox Account or the Concentration Account shall be treated as received unless and until such instruments have actually been collected. Except as otherwise expressly provided in this Agreement (including Section 3.1), the Administrative Agent shall, for value at the time specified above in this provision, apply the funds credited to the Concentration Account, first, to any expenses, indemnifications or fees owing pursuant to this Agreement or any other Loan Document, second, to interest on the Loans being repaid and, third, to reduce the outstanding balance of the Loans being repaid.

                  3.1.4. Power of Attorney. Each of the Borrowers hereby irrevocably appoints and makes each of the officers of the Administrative Agent the true and lawful attorney for such Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of such Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Borrower and constitute collections and/or payments with respect to Accounts or other Collateral of such Borrower or any other proceeds whatsoever of or from Collateral of such Borrower; (ii) execute in the name of such Borrower any financing statements, schedules, assignments, instruments, documents, and



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

statements that such Borrower is obligated to give to the Administrative Agent or any Lender under this Agreement or any other Loan Document; and (iii) do such other and further acts and deeds in the name of such Borrower as the Administrative Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect the security interest or Lien in any Collateral that is granted pursuant to any Loan Document or any Financing Order to the Administrative Agent for the benefit of the Administrative Agent and the Lenders. In addition, if any Borrower breaches its obligation hereunder to direct payments from collections and/or payments with respect to Accounts or other Collateral or any other proceeds whatsoever of or from Collateral to the appropriate Lockbox Account, the Administrative Agent, as the true and lawful attorney for such Borrower pursuant to this Section and subject to any applicable law or regulation, may, by the signature or other act of any of the Administrative Agent's officers (without requiring any of them to do so), direct any Account Debtor to make payments with respect to Accounts or other Collateral or any other proceeds of or from Collateral to such Borrower by directing payment to the appropriate Lockbox Account.

                  3.1.5. Charges to Obligation Accounts. Each of the Borrowers hereby authorizes the Administrative Agent to charge the Obligation Accounts with the amount of any and all payments due under this Agreement as such payments become due, including payments due under Sections 2.6, 3.1, 3.2, 3.3, 4.4, 4.5, 4.6, and 10.3. The Borrowers hereby confirm that any charges which the Administrative Agent may so make to the Obligation Accounts as herein provided may be made by the Administrative Agent whether or not a Default or Event of Default has occurred and without compliance with any of the other conditions precedent set forth in Article V and will be made as an accommodation to the Borrowers' and solely at the Administrative Agent's discretion.

                  3.1.6. No Discharge, Survival of Claims. Each of the Borrowers agrees that (i) its Obligations hereunder shall not be discharged by the entry of an order confirming any Reorganization Plan (and each of the Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the Financing Order and as described in Section
7.1.8 shall not be affected in any manner by the entry of an order confirming any Reorganization Plan or the appointment of a trustee by the Bankruptcy Court.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with the terms set forth below.

                  3.2.1. Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Company may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect, plus the Applicable Margin; provided that all Swing Line Loans shall always accrue interest at the then effective Applicable Margin for Current Assets Loans maintained as Base Rate Loans; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period, plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate applicable to such LIBO Rate Loan.

                  3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable, the Borrowers shall jointly and severally pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate from time to time in effect, plus the Applicable Margin for Fixed Assets Revolving Loans, plus, a margin of 2%.

                  3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed one month, on the date occurring on each one month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) on the date of such conversion; and

                  (f) on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. Each Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable.

                  3.3.1. Commitment Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to



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

satisfy any condition of Article V commencing on the Effective Date and continuing through the applicable Commitment Termination Date, a commitment fee in an aggregate amount equal to the Applicable Commitment Fee, in each case on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount (less Letter of Credit Outstandings, in the case of the Maximum Current Assets Loan Commitment Amount). All commitment fees payable pursuant to this Section 3.3.1 shall be calculated on a year comprised of 360 days and payable by the Borrowers in arrears on the Effective Date and thereafter on each Monthly Payment Date, commencing with the first Monthly Payment Date following the Effective Date, and (a) with respect to the Current Assets Loan Commitment, on the Current Assets Loan Commitment Termination Date, and (b) with respect to the Fixed Assets Loan Commitment, on the Fixed Assets Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Current Assets Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the Lenders.

                  3.3.2. The Administrative Agents' Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent, for its own account, an aggregate amount equal to the fees set forth in the Fee Letter in accordance with its own terms.

                  3.3.3. Letter of Credit Fees. The Borrowers agree to pay, jointly and severally, to the Administrative Agent, for the pro rata account of each Current Assets Loan Lender, an aggregate Letter of Credit fee on the daily average Stated Amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and excluding the date expiration or termination of such Letter of Credit computed at a per annum rate for each day equal to the then effective Applicable Margin for Current Assets Loans maintained as LIBO Rate Loans in effect on such day, such fees being payable monthly in arrears on each Monthly Payment Date and on the Current Assets Loan Commitment Termination Date. The Borrowers further agree to pay, jointly and severally, to each Issuer monthly in arrears on each Monthly Payment Date following the date of issuance of a Letter of Credit until the earlier of the expiration of such Letter of Credit and the Current Assets Loan Commitment Termination Date, an issuance fee as specified in the Fee Letter or as otherwise agreed to by the Borrowers and the Issuer.



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

                                   ARTICLE IV
                    CERTAIN LIBO RATE AND GUARANTY PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, in the absence of manifest error and upon notice thereof to the Company and the Administrative Agent, be conclusive and binding on each Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Company and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided that, in such case, the Lenders shall use their reasonable efforts to obtain funding of the Loans at a rate comparable with the LIBO Rate (Reserve Adjusted) in other Eurodollar markets.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Each Borrower agrees, jointly and severally, to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the Company in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) not recovered in connection with the redeployment of such funds (and excluding any loss of anticipated profits) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor (unless due to the responsibility of the Lender or inability of the Lender to fund in accordance with the terms hereof); or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor (unless due to the responsibility of the Lender or inability of the Lender to fund in accordance with the terms hereof);

then, upon the written notice of such Lender to the Company (with a copy to the Administrative Agent), the Borrowers shall, jointly and severally, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall set forth the basis for requesting such amounts and shall, in the absence of manifest error, be conclusive and binding on each Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Company, the Borrowers shall, within five days following receipt of such notice (which notice shall be sent to the Company promptly (but in no event later than 180 days) after obtaining actual knowledge by such Lender of any such amounts owed by the Borrowers and the amount shall be conclusively determined by such Lender), jointly and severally, pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return to the extent allocable to such Lender's Commitments or the Credit Extensions made, or the Letters of Credit participated in by such Lender. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on each Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable, provided that the determination of such amount is made in good faith and in a manner generally consistent with such Secured Party's standard practice therefor.

         SECTION 4.6. Taxes. Each Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by the Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrowers to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f) of this Section 4.6, if
                  such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) the Borrowers shall withhold the full amount of
                  such Taxes from such payment (as increased pursuant to clause
                  (a)(i) of this Section 4.6) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrowers shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f) of this Section 4.6, each Borrower, on a joint and several basis, shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the Borrowers shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority. If a Secured Party receives a refund in respect of any Non-Excluded Taxes or Other Taxes with respect to which any Borrower has paid additional amounts pursuant to this Section 4.6, it shall within 30 days from the date of such receipt pay over to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 4.6 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Secured Party and without interest (other than interest paid by the relevant jurisdiction or taxing authority with respect to such refund) the portion of such refund which, in the good faith judgment of such Secured Party, is attributable to the payment of such additional amounts by the Borrowers and in an amount as will leave such Secured Party in no better or worse position than it would have been in if the payment of such additional amounts had not been required; provided, however, that the Borrowers, upon the request of such Secured Party, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges payable to the relevant jurisdiction or taxing authority) to such Secured Party in the event such Secured Party is required to repay such refund to such jurisdiction or taxing authority. In addition, each Borrower, on a joint and several basis, shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of the Borrowers to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c) of this Section 4.6, documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) of this
         Section 4.6, and this clause shall apply.

                  (e) As of the date on which any Lender becomes a party hereto, such Lender represents that it is either (i) a corporation organized under the laws of the United States or any State or is otherwise a "United States-person" within the meaning of Section 7701(a)(30) of the Code, (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement or (iii) entitled to complete exemption from United States withholding tax on interest imposed on or with respect to any payments of interest to be made pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party (B) because such payments to be received by it hereunder is effectively connected with a trade or business in the United States or (C) because it is a recipient of portfolio interest within the meaning of Section 871(h) or 881(c) of the Code. Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder shall deliver to the Company and the Administrative Agent either:

                           (i) two duly completed copies of either (x) Internal
                  Revenue Service Form W-8BEN or (B) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; or

                           (ii) in the case of a Non-U.S. Lender that is not
                  legally entitled to deliver either form listed in clause
                  (e)(i) of this Section 4.6, (x) a certificate of a duly authorized officer of such Non-U.S. Lender in substantially the form of Exhibit N attached hereto to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of
                  Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form.

         In addition, each Non-U.S. Lender shall redeliver to the Company and the Administrative Agent the forms prescribed by this clause (e) of this Section
4.6 from time to time thereafter upon the request of the Company or the Administrative Agent or as required by applicable law or regulation and prior to the date of expiration of the most recently delivered form, but only for so long as such Non-U.S. Lender is legally entitled to do so.

                  (f) The Borrowers shall not be obligated to gross up any payments to any Lender pursuant to clause (a)(i) of this Section 4.6, or to indemnify any Lender pursuant to clause (d) of this Section 4.6, in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e) of this Section 4.6,
         (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be jointly and severally obligated to gross up any payments to any such Lender pursuant to clause (a)(i) of this Section 4.6, and to indemnify any such Lender pursuant to clause (d) of this Section 4.6, in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of the Borrowers or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) of this
         Section 4.6, or to indemnify any such Lender pursuant to clause (d) of this Section 4.6, is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrowers.

                  (g) Each Lender also agrees at the reasonable request of the Borrowers to deliver to the Borrowers and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder; provided that the circumstances of the Lender at the relevant time and applicable laws make it legally entitled to do so. Each Person that shall become a Lender or a Participant pursuant to Section 10.11.1 or Section 10.11.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section; provided that in the case of a Participant, such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (h) Each Lender agrees that it will use reasonable efforts to designate an alternate lending office with respect to its LIBO Rate Loans affected by any of the matters or circumstances described in this
         Section 4.6 to reduce the obligation of the Borrowers to gross up any payments to any Lenders pursuant to clause (a)(i) of this Section 4.6, or to indemnify any Lenders pursuant to clause (d) of this Section 4.6, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that such Lender shall have no obligation to so designate an alternate lending office located in the United States. Any Lender claiming any additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to the Borrowers or the Administrative Agent any certificate or document reasonably requested by any Borrower or the Administrative Agent if the delivery of such certificate or document would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) If any Lender that does not make a LIBO Rate Loan pursuant to Section 4.1 or Section 4.2, is subject to increased costs pursuant to Section 4.3, or is owed or reasonably anticipates being owed additional amounts pursuant to this Section 4.6 and fails to take action required under clause (h) of this Section 4.6 any Borrower shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that (i) the obligations of any Borrower owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement Lender shall be paid in full to the Lender being replaced concurrently with such replacement, (ii) the replacement lender shall execute a Lender Assignment



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

         Agreement and Acceptance pursuant to which it shall become a party hereto as provided in Section 10.11.1, and (iii) upon compliance with the provisions for assignment provided in Section 10.11.1 and the payment of amounts referred to in clause (i) of this Section 4.6, the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.

         SECTION 4.7. Payments; Computations, etc. Unless otherwise expressly provided in any applicable Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by such Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon New York City time on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Company. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8. Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties entitled to receive such payment, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this



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Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default and following the giving of notice described in Section 8.2, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify such Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to any other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have under the Loan Documents, at law or in equity. SECTION 4.10. Guaranty Provisions. Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Obligations shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations of each other Borrower as set forth below.

                  4.10.1. Guaranty. Each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations; provided, however, that each Borrower shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Borrower hereunder.

                  4.10.2. Guaranty Absolute, etc. The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. Each Borrower jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Borrower under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of (a) any lack of validity, legality or enforceability of any Loan Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii)



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

to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation; (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

                  4.10.3. Reinstatement, etc. Each Borrower agrees that its guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

                  4.10.4. Waiver, etc. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

                  4.10.5. Postponement of Subrogation. etc. Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Borrower (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.8; provided, however, that if (a) any Borrower has made payment to the Secured Parties of all or any part of the Obligations; and (b) the Termination Date has occurred; then at such Borrower's request, the Administrative Agent, (on behalf of the Secured Parties) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Borrower shall refrain from taking any action or commencing any proceeding against any Obligor (or its



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

successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Secured Party.

                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, any Issuer to make the initial Credit Extensions shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1 to the satisfaction of the Lenders.

                  5.1.1. Resolutions, etc. The Administrative Agent shall have received from Parent and each Borrower, as applicable, (a) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for each such Person and (b) a certificate, dated the Closing Date and with counterparts for each Lender, duly executed and delivered by such Person's secretary or assistant secretary as to:

                           (i) resolutions of each such Person's Board of
                  Directors then in full force and effect authorizing, to the extent relevant, all aspects of the transactions contemplated hereby applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                           (ii) the incumbency and signatures of those of its
                  officers authorized to act with respect to each Loan Document to be executed by such Person (each an "Authorized Officer"); and

                           (iii) the full force and validity of each Organic
                  Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the secretary or assistant secretary of any such Person canceling or amending the prior certificate of such Person.

                  5.1.2. Interim Order. At the time of the making of the initial Credit Extensions, the Administrative Agent and the Lenders shall have received a copy (or such other evidence satisfactory to Administrative Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit O, which (a) as entered, shall be acceptable in form and substance to the Administrative Agent (the "Interim Order"), (b) shall have been entered not later than July 20, 2001, authorizing, on an interim basis, the Borrowers to execute, deliver and to perform their respective obligations under the Loan Documents, and granting the Superpriority Claim status and the Liens described in Section 7.1.8 and granted pursuant to the other Loan Documents, (c) shall have been entered upon a motion of the Borrowers satisfactory in form and substance to the Administrative Agent,
(d) shall be in full force and effect, and (e) shall not have been stayed, reversed, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of any Credit Extension, nor the granting of the Superpriority Claim status and the Liens described in Section 7.1.8 and granted pursuant to



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

the other Loan Documents, nor the performance by any of the Borrowers of any of their respective obligations hereunder or under any other Loan Document or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  5.1.3. Use of Proceeds. The Administrative Agent shall have received evidence satisfactory to it that the Pre-Petition Secured Obligations shall be paid in full concurrently with the making of the initial Credit Extensions pursuant to Section 2.3.1, plus associated costs and expenses payable pursuant to the agreements evidencing the Pre-Petition Secured Obligations.

                  5.1.4. Projections. The Administrative Agent shall have received (a) financial projections for each of the Borrowers (including balance sheets, income statements and statements of cash flows) for each month occurring for the next succeeding twelve month period reflecting the effect of the pendency of the Cases and (b) cash projections for each of the Borrowers for each month occurring for the next succeeding twenty-four month period which cash projections are in sufficient detail (i.e., contain line item categories for expenditures) to serve as a budget for the application of the proceeds of the Intercompany Loan to be made to Sterling Canada, Inc. pursuant to Section 5.1.13, the Borrowers' projected working capital/cash flow for such period and the proceeds of the Credit Extensions to be made hereunder for each such succeeding twenty-four months, all in form and substance satisfactory to the Administrative Agent (collectively the "Projections"), and such other information (financial or otherwise) as may be reasonably requested by the Administrative Agent.

                  5.1.5. Revolver Intercreditor Agreement. The Administrative Agent shall have received executed counterparts of the Revolver Intercreditor Agreement, dated as of the Closing Date, in each case, duly executed and delivered by all parties thereto and in form and substance reasonably satisfactory to the Administrative Agent.

                  5.1.6. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be representations and warranties of such Borrower as of such date, and, at the time the certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Administrative Agent.

                  5.1.7. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of each Borrower.

                  5.1.8. Intentionally Deleted.

                  5.1.9. Closing, Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to
Section 3.3 and Section 10.3, if then invoiced.



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

                  5.1.10. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender, (a) audited consolidated financial statements of Parent, the Borrowers and the Subsidiaries as at September 30, 2000; (b) unaudited monthly and quarterly consolidated financial statements of Parent, the Borrowers and the Subsidiaries for each fiscal month and Fiscal Quarter ending after September 30, 2000 (including June 30, 2001, if available); and (c) a pro forma consolidated balance sheet of Parent, the Borrowers and the Subsidiaries (other than Unrestricted Subsidiaries), as of the Closing Date, certified by the chief financial or accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company, giving effect to the consummation of the DIP Financing and all other transactions contemplated by this Agreement, including the Intercompany Loan to be made by Sterling NRO, Ltd. to Sterling Canada, Inc. pursuant to Section 5.1.13.

                  5.1.11. Borrowing Base Certificate. The Administrative Agent shall have received, with copies for each Lender, an initial Borrowing Base Certificate, dated the Closing Date, in respect of the Borrowers' Eligible Accounts and Eligible Inventory as of June 30, 2001, duly executed by the chief financial or accounting Authorized Officer, or the Treasurer or Assistant Treasurer of the Company (and showing that the then applicable Borrowing Base Amount as of June 30, 2001, minus the then applicable Minimum Excess Availability exceeds the initial Credit Extensions under the Current Assets Loan Commitment Amount to be made on the Closing Date by no less than $20,000,000).

                  5.1.12. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from

                  (a) Skadden, Arps, Slate, Meagher & Flom, LLP, New York counsel to Parent and the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent; and

                  (b) Kenneth M. Hale, general counsel to Parent and the Company, in form and substance reasonably satisfactory to the Administrative Agent.

                  5.1.13. Intercompany Loan to Sterling Canada, Inc. The Administrative Agent shall have received evidence satisfactory to it that concurrently with the making of the initial Credit Extensions (a) Sterling Pulp Chemicals, Ltd. shall have entered into the Canadian Facility, (b) Sterling Pulp Chemicals, Ltd. shall have repaid $20,000,000 in outstanding Indebtedness owed by it to Sterling NRO, Ltd., and (c) Sterling NRO, Ltd. shall have loaned $20,000,000 to Sterling Canada, Inc. on terms and conditions satisfactory to the Administrative Agent (the "Intercompany Loan").

                  5.1.14. UCC and Other Searches. (a) On or before the date of the entry of the Interim Order, the Administrative Agent shall have received the results of UCC-1 searches conducted in State and county levels designated by the Administrative Agent in jurisdictions in which the Borrowers or any Subsidiary (other than an Unrestricted Subsidiary) is organized, conducts business or has assets, which searches shall reflect (i) the absence of Liens (other than Permitted Liens and Liens granted to secure the Existing Credit Agreement) on the assets of the Borrowers and the Subsidiaries satisfactory to the Administrative Agent and (ii) that the Liens granted to secure the Existing Credit Agreement are Liens senior to all other Liens, other than Permitted Liens (as defined in the Existing Credit Agreement) that are valid and existing and which were perfected prior to the perfection of the Liens securing the Existing Credit Agreement, in each case dated as of a date reasonably satisfactory to the Administrative Agent; and

                  (b) copies of searches conducted with respect to all patents, trademarks and copyrights of the Borrowers at the applicable United States filing office.

                  5.1.15. Appraisals. The Administrative Agent shall have received an appraisal by Chem Systems of the Borrowers' manufacturing facilities (the "Chem Systems Appraisal") which shall indicate that such facilities have an aggregate orderly liquidation value in use of no less than $600,000,000, and which shall be reasonably satisfactory to the Administrative Agent.

                  5.1.16. Pledge Agreements. The Administrative Agent shall have received, with counterparts for each Lender:

                  (a) the Parent Pledge Agreements, dated as of the date hereof, duly executed and delivered by an Authorized Officer of Parent, together with certificates evidencing all of the issued and outstanding Capital Securities of the Company, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank; and

                  (b) the Obligor Pledge Agreements, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Borrower party thereto, together with certificates evidencing all of the issued and outstanding Capital Securities owned by each Borrower in any other Borrower or any Subsidiary (other than Unrestricted Subsidiaries and the Capital Securities of the Foreign Restricted Subsidiaries which are subject to the Lien securing the Senior Secured Notes), which certificates, in each case, shall be accompanied by undated instruments of transfer duly executed in blank; and

                  (c) the Administrative Agent and its counsel shall be satisfied that (i) the Lien and security interest granted to the Administrative Agent, for the ratable benefit of the Secured Parties in the Capital Securities described above is a first priority (or local equivalent thereof) Lien and security interest, subject only to then applicable Priority Liens and (ii) no Lien exists on any of the Capital Securities described above other than the Liens created in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to the Parent Pledge Agreements and the Obligor Pledge Agreements and then applicable Priority Liens.

                  5.1.17. Security Agreements, etc. The Administrative Agent shall have received, with counterparts for each Lender, executed counterparts of each Security Agreement, each dated as of the date hereof, duly executed by each Borrower, together with all Pledged Notes (as defined in each Security Agreement), if any, evidencing Indebtedness payable to any Borrower by any Subsidiary, duly endorsed to the order of the Administrative Agent.

                  5.1.18. Intellectual Property Security Agreements. The Administrative Agent shall have received the Patent Security Agreement, the Trademark Security Agreement and the



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

Copyright Security Agreement, as applicable, each dated as of the Closing Date, duly executed and delivered by each Borrower that owns such Collateral.

                  5.1.19. Insurance. The Administrative Agent shall have received, with copies for each Lender, certificates of the insurance policies, evidencing coverage required to be maintained pursuant to each Loan Document.

                  5.1.20. Mortgages. The Administrative Agent shall have received counterparts of each Mortgage, dated as of the date hereof, duly executed by the applicable Borrower, together with such approvals or documents as the Administrative Agent may request.

                  5.1.21. Lockbox Accounts. The Borrowers shall have established the Lockbox Accounts with the Lockbox Banks and/or any other banks satisfactory to the Administrative Agent and each such bank shall have entered into a Lockbox Agreement with the Administrative Agent and each relevant Borrower.

                  5.1.22. Perfection Certificate. The Administrative Agent shall have received the Perfection Certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Borrower.

                  5.1.23. Solvency, etc. The Administrative Agent shall have received evidence satisfactory to it that (a) Sterling Pulp Chemicals, Ltd. is Solvent both before and after giving effect to the extensions of credit to be made under the Canadian Facility, the other transactions contemplated therein and the repayment of $20,000,000 of Indebtedness owed by it to Sterling NRO, Ltd. and (b) Sterling NRO, Ltd. is Solvent, both before and after giving effect to the Intercompany Loan to be made by it to Sterling Canada, Inc., pursuant to
Section 5.1.13.

                  5.1.24. Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the DIP Financing and the other transactions contemplated hereby from
(a) all relevant Governmental Authorities and (b) any other Person whose consent or approval the Administrative Agent reasonably deem necessary or appropriate to effect the transactions contemplated hereby.

                  5.1.25. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and any Issuer to make any Credit Extension (including the initial Credit Extensions) shall be subject to the satisfaction of each of the conditions precedent set forth below.

                  5.2.1. Compliance With Warranties. No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness; without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in this Agreement and each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

                  (b) the sum of the aggregate outstanding principal amount of all Current Assets Loans and Swing Line Loans, together with the aggregate amount of all Letter of Credit Outstandings, does not exceed the then applicable Maximum Loan Amount; and

                  (c) no Default shall have then occurred and be continuing.

                  5.2.2. Credit Extension Request, etc. Subject to Section 2.3.1 and Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by each Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

                  5.2.3. Financing Order. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect (other than by the Final Order as provided hereinbelow); provided that no Lender shall have any obligation to make any Credit Extension if making such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed the lesser of (x) $155,000,000 and (y) the amount thereof which was authorized by the Bankruptcy Court in the Interim Order unless:

                  (a) the Administrative Agent and each of the Lenders shall have received a certified copy (or other evidence satisfactory to the Administrative Agent) of the Final Order which (i) as entered, shall be acceptable in form and substance to the Administrative Agent and (ii) shall have been entered into no later than the thirtieth (30th) day after the date of the entry of the Interim Order; and

                  (b) such Final Order shall then be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect; provided that no Lender shall have any obligation to make any Credit Extension if the making of any such Credit Extension would cause the aggregate amount of all Credit Extensions then outstanding, either separately or together, to exceed $170,000,000 unless (x) Approving Lenders have previously approved and consented to a business plan submitted by the Borrowers that is acceptable to them in their sole discretion and (y) if such business plan contemplates the operation of the Company's acrylonitrile facility, the minimum EBITDA amounts set forth in Section 7.2.7 have been modified to amounts which take into account the acrylonitrile operations during applicable periods and which amounts and periods are acceptable to the Required Lenders. In addition, the Borrowers agree that the



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         Administrative Agent may engage professionals, at the sole cost of the
         Borrowers, to assist the Lenders in the evaluation of the Borrowers' business plan.

                  5.2.4. Borrowing Base Certificate. The Administrative Agent shall have received the timely delivery of the most recent Borrowing Base Certificate required to be delivered hereunder and Administrative Agent shall have received such further information regarding changes since the date of such Borrowing Base Certificate or matters not referred to therein as Administrative Agent shall deem necessary (including, but not limited to, updated appraisals as required under Section 7.1.1(k) or as otherwise deemed necessary by the Administrative Agent) to determine whether the then applicable Borrowing Base Amount is sufficient to support the requested Borrowing.

                  5.2.5. Payment of Fees. The Borrowers shall have paid to Administrative Agent the then unpaid balance of all fees then due and payable under and pursuant to this Agreement.

                  5.2.6. Post-Closing UCC and Other Searches. After the date of the entry of the Interim Order but on or before the date of the entry of the Final Order, the Administrative Agent shall have received the results of UCC-1 searches conducted in State and county levels designated by the Administrative Agent in jurisdictions in which the Borrowers or the Subsidiaries (other than Unrestricted Subsidiaries) are organized, conduct business or have assets, which searches shall reflect (a) the absence of Liens, other than Permitted Liens and Liens granted to secure the Existing Credit Agreement and (b) that the Liens granted to secure the Existing Credit Agreement are Liens senior to all other Liens other than Permitted Liens and applicable Priority Liens.

                  5.2.7. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel and the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party as set forth in this Article VI.

         SECTION 6.1. Organization, etc. Each of the Borrowers and each of their respective Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect), and subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party (except for failures



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to hold such governmental licenses, permits and other approvals which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and to own and hold under lease its material property and subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization. Non-Contravention, etc. Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) the execution, delivery and performance by each Borrower of this Agreement and each Borrower and Parent of each other Loan Document executed or to be executed by it, each Borrower's and Parent's participation in the consummation of all aspects of the DIP Financing and the execution, delivery and performance by any Borrower or Parent of the agreements executed and delivered in connection with the DIP Financing are in each case within each such Person's powers, have been duly authorized by all necessary corporate (or other equivalent) action, and do not:

                  (a) contravene any (i) Obligor's Organic Documents, (ii) material contract or indenture entered into or assumed after the Filing Date binding on or affecting any Obligor, (iii) court decree or order binding on or affecting any Obligor or (iv) law or governmental regulation binding on or affecting any Obligor; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as contemplated by the Loan Documents or as otherwise permitted by this Agreement).



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         SECTION 6.3. Government Approval. Regulation, etc. No material authorization or material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body or other Person (other than the entry of the Interim Order and the Final Order and those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the consummation of the DIP Financing or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party. No Obligor nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. Each Loan Document has been duly executed and delivered by the applicable Obligor party thereto. Each Loan Document executed by any Obligor will, upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) and on the due execution and delivery thereof, constitute, assuming the due authorization, execution and delivery of each Loan Document by the parties thereto other than the Obligors, the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5. Financial Information. The financial statements of Parent, the Company and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.10 have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto), and present fairly subject, in the case of unqualified financial statements and other unaudited financial information, to normal recurring audit adjustments, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of Parent, the Company and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto), and do or will present fairly subject, in the case of unqualified financial statements and other unaudited financial information, to normal recurring audit adjustments, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. Since the Filing Date, there has been no material adverse change in the financial condition, results of operations, assets, business, properties or prospects of the Company or the Borrowers or the Subsidiaries, taken as a whole, other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, including the deterioration in results of operations and the occurrence of defaults under various agreements; provided that any such events which occur after the Filing Date are contemplated and/or reflected in the Approved Budget.



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         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting any Subsidiary (other than Unrestricted Subsidiaries), or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document.

         SECTION 6.8. Subsidiaries and Unrestricted Subsidiaries. Parent has no Subsidiaries except those Subsidiaries (a) which are identified in Item 6.8 of the Disclosure Schedule or (b) which are permitted to have been organized or acquired in accordance with Sections 7.1.8 or 7.2.5. Sterling Chemicals Acquisitions, Inc. and its direct and indirect Subsidiaries meet, and are otherwise in compliance with all of the requirements for the designation of an Unrestricted Subsidiary as set forth in clauses (i) through (vi) of the definition thereof.

         SECTION 6.9. Ownership of Properties. Each Borrower and each Subsidiary (other than Unrestricted Subsidiaries) owns (a) in the case of owned real property, good and indefeasible fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.

         SECTION 6.10. Taxes. Each Borrower and each Subsidiary (other than Unrestricted Subsidiaries) has filed all tax returns and reports required by U.S., Canadian or Barbados law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be due and owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or which the failure to file or pay, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan other than a standard termination under Section 4041(b) of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrowers or any member of the Controlled Group of any liability, fine or penalty which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Foreign Employee Benefit Plan maintained or contributed to by the Borrowers or any ERISA Affiliate is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan except for such failures which,



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

individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan maintained or contributed to by the Borrowers or any ERISA Affiliate does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Plan in a manner that could reasonably be expected to have a Material Adverse Effect. With respect to any Foreign Employee Benefit Plan maintained by the Borrowers or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans are not reasonably expected to have a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against the Borrowers, any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrowers or any Subsidiary has been, and continues to be, owned or leased by the Borrowers and the Subsidiaries in compliance with all Environmental Laws except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) there have been no past, and there are no pending or threatened (i) claims, complaints, notices or requests for information received by any Borrower or any Subsidiary with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Borrowers or any Subsidiary regarding potential liability under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrowers or any Subsidiary that have had, or could reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrowers and each Subsidiary has been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (e) no property now or previously owned or leased by the Borrowers or any Subsidiary is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list of sites requiring investigation or clean-up which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by



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

         the Borrowers or any Subsidiary that, singly or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Borrowers nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar State list or which is the subject of federal, State or local enforcement actions or other investigations which may lead to material claims against the Borrowers or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrowers or any Subsidiary that, singly or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrowers or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material or contingent liability under any Environmental Law which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. Accuracy of Information.

                  (a) None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

                  (b) All written information prepared by any consultant or professional advisor on behalf of any Borrower or any Subsidiary which was furnished to the Administrative Agent or any Lender in connection with the preparation, execution and delivery of this Agreement has been reviewed by the Borrowers, and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

                  (c) Insofar as the Projections, the Budget or any of the information described above includes assumptions, estimates, projections or opinions, the Borrowers have



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

         reviewed such matters and nothing has come to the attention of the Borrowers in the context of such review which would lead them to believe that such assumptions, estimates, projections or opinions, omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions.

         SECTION 6.14. Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, I.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15. Intentionally Deleted.

         SECTION 6.16. Intentionally Deleted.

         SECTION 6.17. Fraudulent Conveyance. The Intercompany Loan to be made by Sterling NRO, Ltd. to Sterling Canada, Inc. as required under Section 5.1.13, will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. Section 101 et seq. as from time to time hereafter amended, and any successor or similar statute) or any applicable State or Canadian law respecting fraudulent transfers or fraudulent conveyances.

         SECTION 6.18. Intellectual Property Collateral. With respect to any Intellectual Properly Collateral owned by the Borrowers, the loss, impairment or infringement of which might have a Material Adverse Effect, except as set forth in Item 6.18 of the Disclosure Schedule:

                  (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                  (b) such Intellectual Property Collateral is valid and enforceable;

                  (c) the Borrowers have made all necessary filings and recordations to protect their respective interests in such Intellectual Property Collateral, including (if permissible) recordations of all such interests in the Intellectual Property Collateral in the United States Patent and Trademark Office and/or the United States Copyright Office;

                  (d) the Borrowers are the owners of their respective unencumbered right, title and interest in and to such Intellectual Property Collateral (except for (i) Liens created under the Loan Documents, (ii) the Lien (subject to the Liens of the Lenders) on such Intellectual Property Collateral in favor of the Trustee to secure the obligations of the Borrowers related to the Senior Secured Notes (if any) and (iii) Permitted Liens and except for rights of licensees under licenses of such Intellectual Property Collateral in the ordinary course of business) and, to the knowledge of the Borrowers, no claim has been

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         made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party except for claims that could not reasonably be expected to have a Material Adverse Effect; and

                  (e) the Borrowers have performed all acts and have paid all required fees and taxes required to maintain any Intellectual Property Collateral that is material or necessary to any Borrower's business.

         SECTION 6.19. Ownership of Stock. Parent owns free and clear of all Liens (other than the Liens securing the Obligations and the Senior Secured Discount Notes), 100% of the outstanding shares of common stock (whether voting or non-voting) of the Company on a fully diluted basis. The Company owns (directly or indirectly) free and clear of all Liens (other than the Liens securing the Obligations and, with respect to the other Borrowers and the Foreign Restricted Subsidiaries, the Liens securing the Senior Secured Notes) 100% of the outstanding Capital Securities (whether voting or non-voting) of each other Borrower and each Subsidiary (other than Unrestricted Subsidiaries) on a fully diluted basis. There are no outstanding options, warrants or convertible securities with respect to the Capital Securities of any Borrower or any Subsidiary (other than Unrestricted Subsidiaries).

                                   ARTICLE VII
                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. Each Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

                  7.1.1. Financial Information, Reports, Notices, etc. The Company will furnish or cause to be furnished to the Administrative Agent and each Lender copies of the following financial statements, reports, notices and information:

                  (a) (i) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated and consolidating balance sheet of the Borrowers and the Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of income and cash flow of the Borrowers and the Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company and (ii) as soon as available and in any event within 30 days after the end of each calendar month (starting with the calendar month ending August 31, 2001), a copy of the consolidated and consolidating balance sheet of the Borrowers and the Subsidiaries as of the end of such calendar month, and the related consolidated and consolidating statements of income and cash flow of the Borrowers and the Subsidiaries for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, and, in each case, setting forth in comparative form (x) the figures for the same period from the Approved Budget and (y) the figures for the same monthly accounting periods ending in the immediately preceding Fiscal Year (to the extent available) and certified by the chief financial or chief accounting Authorized Officer of the Company or the Treasurer or any Assistant Treasurer of the Company;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated and unaudited consolidating balance sheet of the Borrowers and the Subsidiaries, and the related consolidated and consolidating statements of income and cash flow of the Borrowers and such Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants of recognized national standing and stating that such consolidated financial statements present fairly the consolidated financial condition as of the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of the Borrowers and such Subsidiaries in accordance with GAAP, applied on a consistent basis; provided, however that any consolidating statements delivered pursuant to this clause shall be unaudited;

                  (c) as soon as available and in any event (i) no less frequently than the last Business Day of each calendar week, a Borrowing Base Certificate dated and reflecting amounts as of the close of business on the last day of the preceding calendar week (provided that such weekly Borrowing Base Certificate shall be calculated based on a methodology agreed upon between the Company and the Administrative Agent), and (ii) within 20 days after (A) the Closing Date, (B) August 31, 2001 and (C) the end of each calendar month thereafter, a Borrowing Base Certificate dated and reflecting amounts as of the close of business on the last day of the most recently ended calendar month;

                  (d) as soon as possible and in any event within three Business Days (i) after any Borrower obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Company setting forth details of such Default and the action which the Company and/or such Borrower has taken and proposes to take with respect thereto and
         (ii) after the occurrence thereof, notify the Administrative Agent of the failure or inability to meet or comply with the Approved Budget other than immaterial failures to meet or comply with Approved Budget;

                  (e) as soon as possible and in any event within three Business Days after the Borrowers obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section
         6.7 notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (g) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan other than a standard termination under 4041(b) of ERISA, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (h) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrowers or any other Obligor by the independent public accountants referred to in clause (b) of this
         Section 7.1.1 in connection with each audit made by such accountants;

                  (i) promptly following the mailing or receipt of any notice or report delivered under the terms of any Subordinated Debt, the Senior Secured Discount Notes Indenture or the Senior Secured Note Documents, copies of such notice or report;

                  (j) at the cost of the Borrowers, a report or reports of an independent (or an employee of the Administrative Agent) collateral field examiner approved (i) by the Company, whose approval shall not be unreasonably withheld, and (ii) by the Administrative Agent (and which collateral field examiner may be the Administrative Agent or an Affiliate thereof) with respect to the Eligible Accounts, Generator Receivables and Eligible Inventory components included in Borrowing Base Certificates. The Administrative Agent may (and, at the direction of the Required Lenders, shall) request such reports or additional reports as it (or the Required Lenders) shall reasonably deem necessary;

                  (k) commencing on the date which is the sixth month anniversary of the Effective Date and on or before each of January 1, 2002, July 1, 2002 and January 1, 2003, deliver to the Administrative Agent, (i) a desktop update of the Chem System Appraisal which shall confirm that the Company's manufacturing facilities have an aggregate orderly liquidation value in use of no less than $500,000,000, such update to be reasonably satisfactory in all other material respects to the Administrative Agent and (ii) an updated appraisal by Chem Systems of the value of the chlorine dioxide generator technology and the Generator Receivables, provided that after the occurrence and during the continuance of a Default or Event of Default the Administrative Agent shall have the right to request additional updated appraisals as deemed necessary by the Administrative Agent;

                  (l) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request;

                  (m) promptly, and in any event within five (5) Business Days after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any of the Borrowers with the Bankruptcy Court in the Cases, or distributed by or on behalf of any of the Borrowers to any official committee appointed in the Cases;

                  (n) as soon as available and in any event within thirty (30) days after the end of each calendar month period, the unaudited monthly cash flow reports of the Company and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis as of the close of such budget period and the results of their respective operations during such budget period and the then elapsed portion of the Fiscal Year, all certified by a Financial Officer as fairly presenting the results of operations of the Company and its Subsidiaries (other than Unrestricted Subsidiaries) on a consolidated basis, subject to normal year-end audit adjustments, together with management analysis and actual versus Approved Budget variance reports; and

                  (o) on or before the date which is thirty (30) days prior to the commencement of each fiscal quarter of the Company, updated Projections (including balance sheets, income statements and statements of cash flows) for each month occurring during the succeeding twelve month period, provided that in no event shall such updated Projections be deemed to modify the Approved Budget, except to the extent otherwise consented to by the Administrative Agent in its discretion.

                  7.1.2. Maintenance of Existence: Compliance With Laws, etc. The Borrowers' will, and will cause each of their Subsidiaries (other than Unrestricted Subsidiaries) to,

                  (a) except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all Taxes, assessments and governmental charges imposed upon the Borrowers or such Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the applicable Borrower or Subsidiary.

                  7.1.3. Maintenance of Properties. The Borrowers will, and will cause each of their Subsidiaries (other than Unrestricted Subsidiaries) to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and the Subsidiaries (other than Unrestricted Subsidiaries) may be properly conducted at all times, unless the applicable Borrowers or Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable (provided that any such determination with respect to any property material to the operations of the Borrowers or any Subsidiary, other than Unrestricted Subsidiaries, shall be made only after consultation with the Administrative Agent).



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                  7.1.4. Insurance. The Borrowers will, and will cause each of their Subsidiaries (other than Unrestricted Subsidiaries) to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and such Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section for each Borrower and Subsidiary (other than Unrestricted Subsidiaries) shall (i) list the Administrative Agent on behalf of the applicable Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without 30 days' prior written notice to the Administrative Agent and (ii) be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.

                  7.1.5. Books and Records. The Borrowers will, and will cause each of their Subsidiaries (other than Unrestricted Subsidiaries) to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Company, to visit each Borrower's offices, to discuss such Borrower's financial matters with its officers and employees, and its independent public accountants (and each Borrower hereby authorizes such independent public accountant to discuss the Borrowers' and each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of the Company or such Borrower is present) and to examine (and photocopy extracts from) any of its books and records. The Borrowers shall jointly and severally pay any fees of such independent public accountant incurred in connection with the Administrative Agent's exercise of its rights pursuant to this Section at any time and any other Secured Party's exercise of their rights pursuant to this Section if a Default has occurred and is continuing.

                  7.1.6. Foreign Employee Benefit Plan Compliance. The Borrowers will, and will cause each of their ERISA Affiliates to establish, maintain and operate all Foreign Employee Benefit Plans (other than government-sponsored plans) in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plans.

                  7.1.7. Use of Proceeds. Each Borrower will apply the proceeds of the Credit Extensions as follows:

                  (a) for the purposes described in Section 2.3.1;



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                  (b) for working capital and general corporate purposes of the
         Borrowers including payment of the Carve-Out and other expenses necessary for the operation of the business of the Borrowers, provided that such proceeds are used to pay items which (i) were incurred after the Filing Date or are not otherwise prohibited from being paid pursuant to the terms of this Agreement, including Section 7.2.20, and
         (ii) are consistent with the Approved Budget; and

                  (c) for issuing Letters of Credit for the account of the Borrowers.

                  7.1.8. Borrowers; Security; etc.

                  (a) Each Borrower will execute any documents, financing statements, agreements and/or instruments and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request to grant, assign and pledge to the Administrative Agent: (i) for its benefit and for the ratable benefit of the Current Assets Lenders, (A) a first priority, perfected security interest in and Lien on all of the Borrowers' right, title and interest in and to the Current Assets, senior to all other Liens and (B) a perfected security interest in and Lien on (x) 100% of the Capital Securities of the Borrowers, 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and, subject to the absence of any adverse tax consequences in respect thereof (in which case upon notification thereof by any Borrower to the Administrative Agent, the Lenders agree that such Liens shall be immediately released provided no other security interests in or Liens on 35% of such Capital Securities then exists) 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and (y) all of the Borrowers' right, title and interest in and to the Fixed Assets, in each case of clauses (i)(B)(x) and (i)(B)(y), senior to all other Liens other than the then applicable Priority Liens; and (ii) for its benefit and for the ratable benefit of the Fixed Assets Lenders, (A) a first priority, perfected security interest in and Lien on (x) 100% of the Capital Securities of the Borrowers, (y) subject to the absence of any adverse tax consequences in respect thereof (in which case upon notification thereof by any Borrower to the Administrative Agent, the Lenders agree that such Liens shall be immediately released provided no other security interests in or Liens on 35% of such Capital Securities then exists) 35% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries) and (z) all of the Borrowers' right, title and interest in and to the Fixed Assets, in each case senior to all other Liens other than, after the date of entry of the Final Order, the then applicable Priority Liens, and (B) a senior, perfected security interest in and Lien on all of the Borrowers' right, title and interest in and to the Current Assets and 65% of the Capital Securities of the Subsidiaries (other than Unrestricted Subsidiaries), senior to all other Liens other than the then applicable Priority Liens; and the Borrowers hereby covenant, represent, and warrant that, upon entry of the Interim Order, pursuant to Bankruptcy Code Sections 364(c), the Obligations shall at all times be secured by the Current Assets and the Fixed Assets Collateral as aforesaid, whether now owned or hereafter existing or in which any Borrower now has or hereafter acquires an interest.

                  (b) It is understood that upon entry of the Interim Order and upon payment of the Borrowers' obligations under the Pre-Petition Secured Obligations with the proceeds of the Borrowing provided for in clause (c) of Section 2.3.1, the security interests in and



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         Liens on the Collateral created under this Section 7.1.8 and the other
         Loan Documents in favor of the Administrative Agent (for its benefit and the ratable benefit of the Lenders) shall constitute perfected security interests in and Liens on all of the Collateral, senior to all other Liens (other than the then applicable Priority Liens).

                  (c) The Liens referred to in clause (a) of this Section 7.1.8 shall be subject in each case to the payment of the Carve-Out.

                  (d) The Borrowers will execute any documents, financing statements, agreements and/or instruments, and take all further action (including filing financing statements and/or Mortgages) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents. In addition, from time to time, the Borrowers will, at their cost and expense, promptly secure the appropriate Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the relevant Required Lenders shall designate, it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrowers (including real and other properties acquired subsequent to the Effective Date owned by such Borrower). Such security interests and Liens will be created under the Loan Documents in form and substance satisfactory to the Administrative Agent, and each Borrower shall deliver or cause to be delivered to the Lenders all such instruments and/or documents (including legal opinions, and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 7.1.8.

                  (e) Each Borrower will seek to obtain a Financing Order allowing the Administrative Agent and the Lenders, with respect to the Obligations, an allowed Superpriority Claim.

                  7.1.9. Lockbox Accounts. The applicable Borrower shall provide instructions to the appropriate Person as often as necessary to ensure that any and all amounts deposited in the Lockbox Accounts are transferred, either directly or indirectly, to the Administrative Agent, to be applied against any outstanding Loans as provided in clause (e) of Section 3.1.3, so long as no Default is occurring; and no Borrower shall close or transfer any Lockbox Account, or open any new deposit account, in any case without the prior written consent of the Administrative Agent and without causing the bank where such new deposit account has been opened to be subject to a Lockbox Agreement similar to those controlling the Collection Accounts.

                  7.1.10. Environmental Covenant. Each Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in compliance in all material respects with all Environmental Laws, keep (and, when applicable, obtain in a timely manner) all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance in all



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         material respects therewith, and handle all Hazardous Materials
         (including the disposition and storing thereof) in compliance with all applicable Environmental Laws which in the good faith judgment of the Company are of a material nature, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries from third parties relating to Releases of Hazardous Materials from its facilities and properties or compliance with Environmental Laws which in the good faith judgment of the Company are of a material nature and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section.

                  7.1.11. As to Intellectual Property Collateral. The Borrowers shall not, except in the exercise of their reasonable business judgment, do any act, or omit to do any act, whereby any item of material Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable other than upon the natural expiration of protective periods under applicable law.

                  (a) The Borrowers shall notify the Administrative Agent as soon as practicable if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable other than upon the natural expiration of protective periods under applicable law, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding the ownership by the Borrowers of any material item of the Intellectual Properly Collateral or the Borrowers' right to register the same or to keep and maintain and enforce the same.

                  (b) In no event shall the Borrowers, or any of their respective agents, employees, designees or licensees, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, unless it promptly informs the Administrative Agent, and upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrowers relating thereto or represented thereby.

                  (c) Unless the Borrowers shall otherwise determine in the exercise of their reasonable business judgment, the Borrowers shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any



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         material item of the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a), (b) and (c)).

                  7.1.12. Future Real Estate Properties. Within 30 days after the acquisition by the Borrowers of any real property owned in fee with a value in excess of $150,000, the Borrowers shall take all steps necessary, at their own cost and expense, to grant the Administrative Agent a first priority, perfected mortgage Lien on such real property, fixtures and buildings and improvements thereon.

                  7.1.13. Non-Consolidation of Unrestricted Subsidiaries. The Borrowers will be, and shall cause each of their Subsidiaries to be, operated at all times in such a manner so that the assets and liabilities of the Borrowers and those Subsidiaries which are not Sterling Pulp Chemicals, Ltd. or an Unrestricted Subsidiary may not be substantively consolidated with those of Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary in the event of the bankruptcy or insolvency of any of Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary. In addition, the Borrowers shall, and shall cause each of their Subsidiaries to:

                  (a) not (i) consolidate or merge with or into Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary;

                  (b) maintain separate financial statements to the extent done in the ordinary course of business, corporate records and books of account separate from Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary;

                  (c) maintain its assets separately from the assets of Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary (including through maintenance of separate bank accounts);

                  (d) not (i) guarantee the obligations of Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary, or (ii) advance funds for the payment of expenses or otherwise, to Sterling Pulp Chemicals, Ltd. or any Unrestricted Subsidiary, other than the advancement of funds for reasonable overhead items, tax sharing and similar items included in the Approved Budget and which do not to exceed $250,000 in aggregate amount in any Fiscal Year;

                  (e) conduct all of its business correspondence and other communications in its own name and on its own stationery;

                  (f) maintain a board of directors that is separate from the boards of directors of Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary;

                  (g) maintain the requisite legal formalities in order that the Borrowers and the Subsidiaries (other than Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary)



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

         may each be treated as a legally separate entity from Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary; and

                  (h) cause Sterling Pulp Chemicals, Ltd. and each Unrestricted Subsidiary, both before and after the incurrence of any Indebtedness and the advance of any loans to the Borrowers, to be Solvent.

                  7.1.14. ANEXCO Receivables. Receivables owing by ANEXCO to the Company shall not be counted in the definition of Eligible Account unless the Company (i) causes all amounts received by ANEXCO by the applicable Account Debtors to be transferred to the Company at the times required by the ANEXCO LLC Agreement, (ii) causes all amounts received by the Company from ANEXCO to be immediately transferred to a Lockbox Account as soon as such amounts are paid to the Company by ANEXCO, (iii) promptly remits notice to the Administrative Agent with respect to any legal action commenced against ANEXCO or any Lien that is imposed on the assets of ANEXCO, in either case, of which the Company becomes aware, (iv) to the extent that audited financial statements are prepared for ANEXCO, promptly provides the Administrative Agent with a copy of such financial statements (subject to the execution by the Administrative Agent of an appropriate confidentiality agreement in form and substance reasonably satisfactory to the Administrative Agent, the Company and BP), (v) provides notice to the Administrative Agent with respect to the occurrence of any event with respect to ANEXCO that could reasonably be expected to have a Material Adverse Effect with respect to ANEXCO and (vi) provides a detailed list of all Account Debtors with respect to the ANEXCO Accounts and provides such other information regularly provided by the Borrowers to the Administrative Agent with respect to all other Accounts included in Eligible Accounts. In addition, unless the Administrative Agent otherwise consents in writing, in the event that the Company (i) consents to the granting of any Lien by ANEXCO on any of its Accounts, (ii) transfers any of its rights or obligations under the ANEXCO, LLC Agreement or the BP Joint Venture Agreement, including any membership interest in ANEXCO, in a manner which will result in the Board of Managers of ANEXCO being able to authorize the granting of any Lien on the ANEXCO Accounts without the consent of the Company or (iii) amends the ANEXCO LLC Agreement or the BP Joint Venture Agreement in any manner which extends the period of time during which ANEXCO must make any payment to the Company on account of sales of acrylonitrile to or through ANEXCO or permits the granting of any Lien on the ANEXCO Accounts without the consent of the Company, then all Accounts owing to the Company by ANEXCO shall immediately cease to be Eligible Accounts.

         SECTION 7.2. Negative Covenants. Each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that, until the Termination Date has occurred, each Borrower will, and will cause each of its Subsidiaries (other than Unrestricted Subsidiaries) to, perform or cause to be performed the obligations set forth below. Solely for the purposes of this
Section 7.2, the term "Subsidiary" shall be deemed not to include Unrestricted Subsidiaries.

                  7.2.1. Business Activities. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the Effective Date and business activities reasonably related or incidental thereto.

                  7.2.2. Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or permit to exist (or apply to the Bankruptcy Court for authority to create, incur, assume or permit to exist) any Indebtedness, other than (without duplication):

                  (a) Indebtedness in respect of the Obligations;

                  (b) until the Closing Date, the Pre-Petition Secured Obligations;

                  (c) Indebtedness existing as of the Effective Date which (i) is unsecured and the principal amount of each individual item of which does not exceed $50,000 or $250,000 in the aggregate for all such items, or (ii) is identified in Item 7.2.2(c) of the Disclosure Schedule and, provided that no Default or Event of Default then exists or would result therefrom, Indebtedness incurred for the purpose of refinancing the Indebtedness identified in Item 7.2.2(c) of the Disclosure Schedule on No Less Favorable Terms and Conditions;

                  (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrowers and their Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than sixty (60) days or, if overdue for more than sixty (60) days, as to which a good faith dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

                  (e) Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (e) shall not at any time exceed $2,000,000 in the aggregate in any Fiscal Year;

                  (f) unsecured Indebtedness owing by any Borrower to another Borrower;

                  (g) Indebtedness of the Company evidenced by the Senior Secured Notes, and Indebtedness of any other Borrower in respect of its guaranty of such Senior Secured Notes and, provided that no Default or Event of Default then exists or would result therefrom, Indebtedness incurred for the purpose of refinancing the Senior Secured Notes on No Less Favorable Terms and Conditions;

                  (h) unsecured Subordinated Debt of the Company incurred pursuant to the terms of the Sub Debt Documents in a principal amount not to exceed $425,000,000 and, provided that no Default or Event of Default then exists or would result therefrom, Indebtedness incurred for the purpose of refinancing such unsecured Subordinated Debt of the Company on No Less Favorable Terms and Conditions;

                  (i) Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business;

                  (j) Indebtedness evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment or construction by the Borrowers and their Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrowers and their Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition or construction of such property) in an amount not to exceed $2,000,000 in any Fiscal Year;

                  (k) Indebtedness of Sterling Pulp Chemicals, Ltd. arising under the Canadian Facility and other Indebtedness of Sterling Pulp Chemicals, Ltd. which is permitted under the terms and conditions of the Canadian Facility;

                  (l) Indebtedness of Sterling Canada, Inc. arising under the Intercompany Loan; and

                  (m) other unsecured Indebtedness incurred after the Filing Date and in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $2,500,000, provided that principal and/or interest with respect to such Indebtedness may be paid only to the extent that such payments are set forth in the Approved Budget;

provided, however, that no Indebtedness otherwise permitted by clauses (d), (e),
(i), (j), (k) or (m) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

                  7.2.3. Liens and Reclamation Claims. No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create, incur, assume or permit to exist (or apply to the Bankruptcy Court for authority to create, incur, assume or permit to exist) any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                  (a) Liens securing payment of the Obligations;

                  (b) until the Closing Date, Liens securing payment of the Pre-Petition Secured Obligations;

                  (c) Liens existing as of the Effective Date and disclosed in
         Item 7.2.3(c) of the Disclosure Schedule, which Item 7.2.3(c) shall include all Liens securing Indebtedness described in clause (c) of
         Section 7.2.2 or, provided no Default or Event of Default then exists or would result therefrom, extensions, re-grants or renewals thereof in connection with any permitted refinancing in accordance with clause (c) of Section 7.2.2;

                  (d) Liens securing Indebtedness of the type permitted under clauses (e), and (j) of Section 7.2.2; provided, that (i) such Liens are granted within 60 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such lease, acquisition or construction and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) (i) a second priority and subordinated Lien on the Capital Securities of the Borrowers (other than the Company) and the Fixed Assets of the Borrowers and a first priority Lien on 65% of the Capital Securities of the Foreign Restricted Subsidiaries, in each case, securing the Senior Secured Notes or, provided no Default or Event of Default then exists or would result therefrom, extensions, re-grants or renewals thereof in connection with any permitted refinancing of the Senior Secured Notes in accordance with clause (g) of Section 7.2.2; and (ii) a second priority Lien on the Capital Securities of the Company to secure the Indebtedness of Parent under the Senior Secured Discount Notes or, provided no Default or Event of Default then exists or would result therefrom, extensions, re-grants or renewals thereof in connection with any refinancing of the Senior Secured Discount Notes on No Less Favorable Terms and Conditions;

                  (f) Liens in favor of carriers, warehousemen, mechanics, repairmen, workmen, crews, materialmen and landlords, maritime Liens and other Liens imposed by law granted or imposed in the ordinary course of business for amounts not overdue more than 60 days (other than any such Liens securing amounts overdue for any period that can, with the filing of any document or any other action, "prime" any Liens securing the Obligations) or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrowers' books;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, surety and appeal bonds, government contracts, performance bonds, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (i) Permitted Real Estate Liens;

                  (j) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Borrowers' books;

                  (k) Liens securing the assets of Sterling Pulp Chemicals, Ltd. to secure the obligations of Sterling Pulp Chemicals, Ltd. under the Canadian Facility and any other Liens on the assets of Sterling Pulp Chemicals, Ltd. which are expressly permitted under the terms and conditions of the Canadian Facility;

                  (l) Ordinary course of business Liens not described above or in the definition of Permitted Real Estate Liens that in any case do not secure any Indebtedness and could not, in any event, be prior to any Liens created pursuant to the Loan Documents or the Financing Order in an amount not to exceed $2,000,000 in the aggregate;

                  (m) Liens securing pre-petition obligations of any Borrower which are identified in Schedule 7.2.3(m) and are not permitted to be paid by order of the Bankruptcy Court, provided that, except with respect to any then applicable Priority Liens listed in such Schedule, such Liens are junior and subordinate to the rights and Liens of the Administrative Agent and the Lenders granted in the Financing Order and the Loan Documents; and

                  (n) Other Liens consented to by Required Lenders.

In addition, (x) no Borrower will, nor will any Borrower permit any of its Subsidiaries (or apply to the Bankruptcy Court for authority to) make any payments or transfer any property on account of claims asserted by any vendor of any Borrower or Subsidiary for reclamation rights in accordance with Section 2-702 of the UCC and Section 546(c) of the Bankruptcy Code, except as set forth in the Approved Budget, and (y) notwithstanding anything to the contrary contained in the Loan Documents, no Borrower will, nor will any Borrower permit any of its Subsidiaries to grant, create, incur, assume or otherwise permit to exist any Liens on any Capital Securities of any Unrestricted Subsidiary owned by a Borrower or on any dividends or other proceeds therefrom.

                  7.2.4. Excess Availability. The Borrowers will not permit Excess Availability at any time to be less than the then applicable Minimum Excess Availability.

                  7.2.5. Investments. The Borrowers will not, and will not permit any of their Subsidiaries (or apply to the Bankruptcy Court for authority for any of them) to, purchase, make, incur, assume or permit to exist any Investment in any other Person, other than the following (collectively, "Permitted Investments"):

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments which are Capital Expenditures and which are included in the Approved Budget;

                  (e) Investments (i) by way of contributions to capital or purchases of Capital Securities by any Borrower in any other Borrower;

                  (f) Investments in Persons (other than the Borrowers or any Affiliate of a Borrower) constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case, in the ordinary course of business;

                  (g) Investments consisting of routine loans or advances to employees (including payroll, travel and related expenses) in the ordinary course of business not to exceed $25,000 at any time outstanding to any one employee and $500,000 in the aggregate;

                  (h) Investments consisting of loans or advances by any Borrower or any Subsidiary to any employee stock ownership plan of Parent, any Borrower or any Subsidiary; provided, that (i) the aggregate amount of any such loan or advance does not exceed 5% of the cash received by the Borrowers or any Subsidiary (either directly or through a capital contribution from Parent) after the date hereof from any contemporaneous issuance or sale of any Capital Securities of Parent made in connection with or to provide part of the consideration for a direct or indirect acquisition by any Borrower or any Subsidiary of the Capital Securities of a third party that is not an Affiliate of the Borrower or the all or substantially all of the assets of a third party or any business or division of a third party that is not an Affiliate of the Borrower, (ii) immediately after giving effect to such acquisition, the entity whose Capital Securities are acquired is a Borrower or a Subsidiary or the assets acquired are held by a Borrower or a Subsidiary, as applicable, and (iii) any individuals that become employees of a Borrower or a Subsidiary in connection with such acquisition, to the extent eligible, are permitted to participate in the ESOP;

                  (i) Investments resulting from purchases of shares of the Capital Securities of Parent pursuant to put options arising under any employee stock ownership plan of Parent, any Borrower or any Subsidiary, but only to the extent such purchases are expressly required by (i) the provisions of such employee stock ownership plan as in effect on the date hereof; or (ii) Section 409(h)(1)(B) of the Code and the regulations thereunder;

                  (j) Investments consisting of any deferred portion of the sales price or any non-cash portion of the consideration received by any Borrower in connection with any Disposition permitted under Section 7.2.11;

                  (k) Joint Venture Contributions permitted under Section
         7.2.16;

                  (l) Investments of Sterling Pulp Chemicals, Ltd. which are expressly permitted under the terms and conditions of the Canadian Facility; and

                  (m) Other Investments which are included in the Approved Budget and which do not exceed $2,500,000 in the aggregate at any time outstanding;

provided, however, that (x) any Investment which when made complies with the requirements of clause (a) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements and (y) no Investment otherwise permitted by clauses (d), (e)(ii), (f), (g), (h), (i), (j),

(k), or (m), shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

                  7.2.6. Restricted Payments. etc. The Borrowers will not, and will not permit any of their Subsidiaries other than Unrestricted Subsidiaries (or apply to the Bankruptcy Court for authority for any of them) to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than Restricted Payments made by Subsidiaries to the Borrowers, except that (a) so long as no Default or Event of Default has occurred and is continuing or would occur as a result hereof, the Company may declare and deliver dividends payable solely in shares of its Capital Securities or in options, warrants or rights to purchase shares of its Capital Securities, (b) the Company may make contributions to any employee stock ownership plan of Parent, the Company or any other Borrower on behalf of the employees of the Borrowers and their Subsidiaries in the aggregate amount in any Fiscal Year not to exceed 8% of payroll expense during such Fiscal Year attributable to employees of the Borrowers and their Subsidiaries who are eligible to participate in such employee stock ownership plan, and (c) any Subsidiary and any Borrower may declare and deliver dividends to any Borrower.

                  7.2.7. Monthly Minimum EBITDA. The Borrowers will not permit EBITDA for the Borrowers to be less than (i.e., be a greater negative number than those set forth below) the following amounts at the end of each of the calendar month set forth below opposite such amounts:

         Calendar Month                                       Minimum EBITDA
         --------------                                       --------------
         Filing Date through and including August 31, 2001      (7,600,000)
         September 2001                                         (3,300,000)
         October 2001                                           (3,900,000)
         November 2001                                          (3,000,000)
         December 2001                                          (3,400,000)
         January 2002                                           (2,500,000)
         February 2002                                          (4,200,000)
         March 2002                                             (8,300,000)
         April 2002                                             (1,000,000)
         May 2002                                                1,600,000
         June 2002                                               2,800,000
         Each calendar month thereafter                          5,000,000

provided, however, that for each calendar month set forth above that the Borrowers' EBITDA is less than (i.e., a lower negative number) than the minimum EBITDA amount set forth above opposite such calendar month, the difference may be carried forward on a cumulative basis to the next calendar month's calculation of minimum EBITDA of the Borrowers. In addition, the Borrowers acknowledge and agree that the minimum EBITDA amounts set forth above will be changed and reset to amounts and periods acceptable to the Required Lenders in their sole discretion to reflect the operation of the Company's acrylonitrile facility when the Borrower's have fully complied with the conditions set forth in the proviso to clause (b) of Section 5.2.3.

                  7.2.8. No Prepayment of Subordinated Debt or the Senior Secured Notes. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to Bankruptcy Court for authority for any of them) to make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt, the Senior Secured Discount Notes or the Senior Secured Notes; or redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt, the Senior Secured Discount Notes or the Senior Secured Notes; or make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes. Furthermore, neither the Borrowers nor any Subsidiary will designate any Indebtedness other than the Obligations and the obligations under the Senior Secured Note Documents as "Senior Debt" (or any analogous term) in any Sub Debt Document.

                  7.2.9. New Subsidiaries; Capital Securities of Subsidiaries. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, (a) issue any Capital Securities (whether for value or otherwise) to any Person other than the Borrowers, except that the Fibers Subsidiaries may issue Capital Securities to any Person solely in connection with the consummation of a Joint Venture Contribution in accordance with Section 7.2.16, (b) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Capital Securities of the Borrowers or any Subsidiary or any option, warrant or other right to acquire any such Capital Securities; or (c) create or acquire any new Subsidiaries of any of them, other than Unrestricted Subsidiaries.

                  7.2.10. Consolidation, Merger, etc. The Borrowers will not, and will not permit any of their Subsidiaries (other than Unrestricted Subsidiaries) (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, liquidate or dissolve, consolidate with, or merge into or with (collectively, to "Merge") any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person, (a) except any Borrower may Merge with and into another Borrower, and the assets or Capital Securities of any Borrower may be purchased or otherwise acquired by any other Borrower; and (b) the Fiber Subsidiaries may Merge in connection with a Transfer of the Fibers Business consummated in accordance with Section 7.2.16.

                  7.2.11. Permitted Dispositions. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, Dispose of any of the Borrowers' or such Subsidiaries' assets (including Accounts, inventory and Capital Securities) to any Person in one transaction or series of transactions unless such Disposition is (a) a Permitted Disposition, (b) permitted by Section 7.2.10 or Section 7.2.16, (c) a Disposition of (i) the vacant, unimproved and unutilized real property located at the Santa Rosa acrylic fibers plant and (ii) other property (real, mixed or personal, other than Capital Securities of any Borrower or any Subsidiary), in an aggregate amount not to exceed $1,000,000 in the aggregate in any Fiscal Year and so long as no Default has occurred and is continuing or (d) Dispositions permitted under Section 7.2.15.

                  7.2.12. Modification of Certain Agreements. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Sub Debt Documents, the Senior Note Documents, the Senior Secured Discount Notes, the Senior Secured Discount Notes Indenture or the Canadian Facility; or

                  (b) the Tax Sharing Agreement or the terms of any preferred stock, if any, in any manner that is adverse to the Lenders.

                  7.2.13. Transactions With Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of properly or the rendering of services) with any Affiliate of any of them (other than between Borrowers or as listed on Schedule 7.2.13) unless such arrangement, transaction or contract (a) is on fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than they could obtain in an arm's-length transaction with a Person that is not an Affiliate and (b) is of the kind which would be entered into by a prudent Person in the position of the Borrowers or such Subsidiary with a Person that is not one of their Affiliates.

                  7.2.14. Restrictive Agreements, etc. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon their properties, revenues or assets, whether now owned or hereafter acquired;

                  (b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

                  (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrowers, or the ability of the Borrowers to make any payments, directly or indirectly, to other Borrowers, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (e) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness or (iii) in the case of clauses (a) and
(c) above, in the Canadian Facility entered into by Sterling Pulp Chemicals, Ltd. in accordance with Section 7.2.17. The Administrative Agent is hereby authorized to release Sterling Pulp Chemicals, Ltd. from its obligations under this Section in connection with a transaction permitted under Section 7.2.17.

                  7.2.15. Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries (or, except in connection with a Reorganization Plan, apply to the Bankruptcy Court for authority for any of them) to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person in an aggregate amount not in excess of (a) $2,000,000 in the case of the Borrowers and (b) $10,000,000 in the case of Subsidiaries.

                  7.2.16. Transfer of the Fibers Business.

                  (a) The Borrowers can in a single transaction or series of related transactions make a Transfer of the Fibers Business if each of the following conditions is satisfied:

                           (i) no Default or Event of Default shall have
                  occurred and be continuing both before and after giving effect to the Transfer of the Fibers Business;

                           (ii) the Transfer of the Fibers Business shall be in
                  the best interests of the Borrowers and the consideration received by the Borrowers from such Transfer of the Fibers Business shall be at least equal to the fair market value of such transaction, in each case, as determined by a written resolution adopted in good faith by the Board of Directors of the Company;

                           (iii) if less than 85% of the consideration received
                  in a Transfer of the Fibers Business is in the form of cash or Permitted Consideration, the Company must deliver an opinion to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, as to the fairness of the transaction to the Company from a financial point of view, issued by an Independent Financial Advisor;

                           (iv) in the case of any Joint Venture Contribution,
                  immediately after giving effect to such transaction, the Company will be a beneficial owner of Capital Securities of the entity to which such Joint Venture Contribution is made;

                           (v) in the case of any Sale of the Fibers Business,
                  the transferee of such Transfer of the Fibers Business shall be a Person other than an Affiliate of any Borrower;

                           (vi) the Company (or, if applicable, the Fibers
                  Subsidiaries) shall legally and effectively grant to the Administrative Agent, for the ratable benefit of the Secured Parties, security interests in and Liens on all proceeds received by the Company (or, if applicable, the Fibers Subsidiaries) in such Transfer of the Fibers Business, including all cash and any Capital Securities, as additional security for the repayment of the Obligations with such priorities among such Secured Parties as is held by such Secured Parties in the other Collateral (based on whether such proceeds are Fixed Assets Collateral or Current Assets) and deliver an opinion of counsel as to the validity of the creation and perfection of such security interest in form and substance satisfactory to the Administrative Agent;

                           (vii) the Company or the Fibers Subsidiaries shall
                  have Cash Collateralized all Letters of Credit issued for the account of any Fibers Subsidiary and shall have submitted a Borrowing Base Certificate, prepared on a pro forma basis, to the Administrative Agent demonstrating that the outstanding Current Assets Loans, Swing Line Loans and Letter of Outstandings do not exceed the then applicable Maximum Loan Amount;

                           (viii) all Net Disposition Proceeds received in
                  connection with such Transfer of the Fibers Business shall be paid into a Lockbox Account or Accounts and applied as provided in clause (d) of Section 3.1.1 and clause (b) of
                  Section 3.1.2; and

                           (ix) the Borrowers shall have obtained the approval
                  of the Bankruptcy Court for the Transfer of the Fibers Business; and

                  (b) Upon any Transfer of the Fibers Business, (i) any Lien created under any Loan Document with respect to the assets of the Fibers Subsidiaries which is the subject of such Transfer of the Fibers Business, and (ii) any Lien in the Capital Securities of the Fibers Subsidiaries which is the subject of such Transfer of the Fibers Business, and (iii) the obligations of the Fibers Subsidiaries which are the subject of such Transfer of the Fibers Business as a "Borrower" under this Agreement shall immediately cease and terminate. Upon the receipt of written notice from the Company of a proposed Transfer of the Fibers Business and a certificate from an Authorized Office of the Company certifying to the Administrative Agent and the Lenders that the Transfer of the Fibers Business is in complete compliance with the provisions of this Section 7.2.16 and that no Default or Event of Default then exists or will result from such Transfer of the Fibers Business, the Administrative Agent is authorized and directed to execute and deliver to the Company, concurrently with the closing of such Transfer of the Fibers Business, at the Company's expense, such documents as the Company shall reasonably request to evidence such release of Liens and, if applicable, the termination of the Fibers Subsidiaries which are the subject of such Transfer of the Fibers Business as a "Borrower" under this Agreement.

                  7.2.17. Canadian Facility. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into or be legally bound by the Canadian Facility; provided that Sterling Pulp Chemicals, Ltd. may enter into the Canadian Facility if (i) the Administrative Agent has reviewed and approved the terms and conditions of the Canadian Facility, (ii) the proceeds of the Canadian Facility are used by Sterling Pulp Chemicals, Ltd. to repay $20,000,000 of certain loans from Sterling NRO, Ltd. and for the working capital requirements and general corporate purposes of Sterling Pulp Chemicals, Ltd., and (iii) Sterling Pulp Chemicals, Ltd. is Solvent both before and after giving effect to the transactions contemplated by the Canadian Facility, including repayment of $20,000,000 of certain loans from Sterling NRO, Ltd.

                  7.2.18. Attornment. To the extent expressly required under the leases set forth in Item 7.2.18 of the Disclosure Schedule, the Administrative Agent and each Lender hereby acknowledge and agree that the Liens granted pursuant to the Loan Documents are subject to the rights of certain lessees under the leases disclosed in Item 7.2.3(c) of the Disclosure Schedule and will be subject to the rights of lessees under any leases entered into by any Borrower after the date hereof which are permitted pursuant to this Agreement (collectively, the "Leases") subject to the express rights contained in the applicable Lease. The rights of the tenants under the Leases to the leased premises shall not be adversely affected by the exercise by the Administrative Agent or any Lender of any of their rights under any Loan Document, nor shall any such tenant be in any other way deprived of its rights under the applicable Lease except in accordance with the terms of such Lease. In the event that the Administrative Agent or any Lender succeeds to the interest of any Borrower under a Lease, such Lease shall not be terminated or affected thereby except as set forth therein, and any sale of the applicable leased premises by the Administrative Agent or any Lender or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Loan Documents shall be made subject to such Lease and the rights of such tenant expressly set forth thereunder. If the Administrative Agent or any Lender succeeds to the interests of any Borrower in and to the applicable leased premises or under such Lease or enters into possession of such leased premises, the Administrative Agent and Lenders, and such tenants, shall be bound to each other under all of the express terms, covenants and conditions of such Lease, as if the Administrative Agent or Lender were originally the applicable Borrower as lessor thereunder.

                  7.2.19. Chapter 11 Claims. The Borrowers will not, and will not permit any of their Subsidiaries (or apply to the Bankruptcy Court for authority for any of them) to incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other Superpriority Claim (other than the Carve-Out) or Lien which is pari passu with or senior to the claims, as the case may be, of the Administrative Agent and the Lenders against the Borrowers hereunder, or except in connection with a Reorganization Plan, apply to the Bankruptcy Code for authority so to do.

                  7.2.20. Financing Order; Payment of Claims. The Borrowers will not, and will not permit any of their Subsidiaries (and will not apply to the Bankruptcy Court for authority for any of them) to:

                  (a) At any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Financing Order, except for any modifications and amendments agreed to by Administrative Agent.

                  (b) Prior to the date on which the Obligations have been paid in full in cash and this Agreement has been terminated, pay any administrative expense or other claims or any Pre-Petition Payments (including any principal or interest on any pre-petition Indebtedness) except, to the extent that such payments are set forth in the Approved Budget, (i) pursuant to the Carve-Out, (ii) provided no Default or Event of Default has occurred and is continuing, other administrative expense claims incurred in the ordinary course of the business of the Borrower, (iii) the Pre-Petition Payments contemplated in Section 2.3.1, (iv) provided no Default or Event of Default has occurred and is continuing, reasonable and customary fees and expenses incurred in connection with Dispositions permitted under Section 7.2.11, (v) pre-petition claims authorized by the Bankruptcy Court pursuant to the motions to the Bankruptcy Court filed on the Filing Date and approved on the date of the Interim Order, and (vi) provided no Default or Event of Default has occurred and is continuing, the payment of pre-petition Indebtedness secured by Liens on assets which are the subject of Dispositions made in compliance with Section 7.2.11, solely with the Net Proceeds from such Asset Dispositions, none of which payments, expenses or other amounts in the foregoing clauses (i), (ii), (iii), (iv), (v), and (vi) may or shall exceed the amounts set forth for the same in the Approved Budget.

                  7.2.21. Loan Availability. On and after the date of entry of the Final Order, including the granting of the Priming Lien, the Borrowers will not permit the difference between the Maximum Loan Amount and the then outstanding Current Assets Obligations (such difference being herein referred to as the "Loan Availability") to be less than (a) $10,000,000, at any time when the Current Assets Obligations are equal to or greater than $100,000,000, or (b) 10% of the then outstanding Current Assets Obligations at any time when the then outstanding Current Asset Obligations are less than $100,000,000, in either case for more than 20 consecutive Business Days; provided that, notwithstanding the foregoing, the Borrowers shall not be deemed in default of this Section 7.2.21 if, (a) on or before the date which is 10 days after such failure of the Borrowers to so maintain such Loan Availability, the Company presents the Administrative Agent with a business plan designed to improve the liquidity of the Borrowers which is consented to by Approving Lenders within 20 days after such failure, or (b) on or before the date which is 10 days after such failure of the Borrowers to so maintain such Loan Availability, engages (or confirms its prior engagement of) a third party professional to actively market for sale the assets of the Borrowers and/or any Subsidiary and to continuously and diligently pursue such sale of assets (including, for these purposes, any Unrestricted Subsidiary) with values sufficient to pay down outstanding Current Assets Loans (in accordance with Section 3.1.1 and Section 3.1.2) to an amount which will be in compliance with the foregoing Loan Availability requirement. Notwithstanding anything to the contrary contained in this Section 7.2.21, it is specifically acknowledged and agreed that (i) the foregoing proviso is not intended to, and shall not be deemed to, require the Company to pursue any particular plan of reorganization in order to receive the benefit thereof, which shall and continue to be the Company's sole determination, and (ii) nothing in this Section 7.2.21 shall obligate the Borrowers, or any of them, to take, or cause to be taken, any action which is prohibited by or contrary to their fiduciary duties to the Debtors' estates or any applicable law or court order.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

                  8.1.1. Non-Payment of Obligations. The Borrowers shall default in the payment or prepayment when due of

                  (a) any payment or prepayment when due of any principal on any Loan or any Reimbursement Obligation or any deposit of cash for collateral purposes, including pursuant to Section 2.6.4, Section 3.1.3 and any other term or provision of any Loan Document;

                  (b) any interest on any Loan or any Reimbursement Obligation and such default shall remain unremedied for a period of 3 days after such amount was due; or

                  (c) any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of five days after such amount was due.

                  8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

                  8.1.3. Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance or observance of any of its obligations under clause (d) of Section 7.1.1, Section 7.1.7, Section 7.1.10,
Section 7.1.12, Section 7.1.13 or Section 7.2, or any Obligor shall default in the due performance or observance of its obligations in respect of such Sections as such Sections are incorporated by reference, or otherwise, in any Loan Document to which such Obligor is a party. Any Borrower shall default in the due performance or observance of any of its obligations under clauses (c), (e) or
(g) of Section 7.1.1 or Section 7.1.6, and such default shall continue unremedied for a period of five Business Days.

                  8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender.

                  8.1.5. Default on Other Indebtedness. (a) A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any post-petition Indebtedness (other than Indebtedness described in Section 8.1.1) of Parent or the Borrowers or any Indebtedness of any of Subsidiary (other than an Unrestricted Subsidiary)
(i) under the Canadian Facility or (ii) having a principal amount, individually, or in the aggregate, in excess of $5,000,000; or (b) a default shall occur in the performance or observance of any obligation or condition under the Canadian Facility or other such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of any of such foregoing Indebtedness, or any trustee or agent for such holders, to cause or declare any of such foregoing Indebtedness to become due and payable or to require any of such foregoing Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease any of such foregoing Indebtedness to be made, prior to its expressed maturity, or which such default shall continue unremedied for at least 30 days.

                  8.1.6. Judgments. Any judgment or order for the payment of money individually, or in the aggregate, in excess of $2,000,000, exclusive of
(a) any amounts covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order, and (b) any amounts covered by an indemnitor (with a long-term senior unsecured debt rating greater than BBB and Baa2 by S&P and Moody's) where such indemnitor has acknowledged, in writing, in form and substance reasonably satisfactory to the Administrative Agent, that it will indemnify such judgment or order, shall be rendered against one or more of Parent, the Borrowers or any of their Subsidiaries (other than Unrestricted Subsidiaries) and such judgment shall not have been vacated or discharged or



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stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

                  8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan:

                  (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan other than a standard termination under Section 4041(b) of ERISA if, as a result of such termination, any such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

                  8.1.8. Change in Control. Any Change in Control shall occur.

                  8.1.9. Bankruptcy, Insolvency, etc. Any Subsidiary (excluding Unrestricted Subsidiaries) that is not a Borrower (a "Non-Debtor Subsidiary") shall:

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) (i) Commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Non-Debtor Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an



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         order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any such Non-Debtor Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any such Non-Debtor Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

                  8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, assert in any pleading filed in any court or contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien (i) securing any Fixed Assets Obligation or securing any Current Assets Obligation shall, in whole or in part, cease to be a perfected senior Lien on all Collateral senior to all other Liens, other than applicable Priority Liens.

                  8.1.11. Intentionally Deleted.

                  8.1.12. Dismissal or Conversion of Cases. Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or any Obligor shall file an application for an order converting a Case to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee shall not be reversed or vacated within thirty
(30) days after the entry thereof; provided that the Cases solely relating to the Fibers Subsidiaries may be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code with the prior consent of the Administrative Agent.

                  8.1.13. Other Superpriority Claim. An application shall be filed by any Borrower for the approval of any Superpriority Claim in any of the Chapter 11 Cases which is pari passu with or senior to the claims of the Administrative Agent and the Lenders with respect to the Obligations (except for the Carve-Out) or there shall arise any such pari passu or Superpriority Claims; or

                  8.1.14. Compliance with Financing Order. The failure of the Borrowers to comply with any of the terms of the Financing Order or the occurrence of any condition or event which permits the Lenders to exercise any of the remedies set forth in the Loan Documents or the Financing Order; or

                  8.1.15. Compliance with Court Orders. Any failure by the Borrowers to observe or perform any of the material terms or conditions of any order, (including the Financing Order) stipulation or other arrangements entered by the Bankruptcy Court in Chapter 11 Cases which has a Material Adverse Effect; or

                  8.1.16. Granting Liens on Collateral. The granting of (a) a Lien on or other interest in any asset of any Borrower or Subsidiary (other than an Unrestricted Subsidiary)



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including the Capital Securities of any Borrower or any such Subsidiary or (b)
any Superpriority Claim, by any Bankruptcy or District Court Judge which in either case is superior to or ranks in parity with the Liens (other than the then applicable Priority Liens) or Superpriority Claim of the Administrative Agent and the Lenders granted in this Agreement and in the Financing Order, except for the Carve-Out.

                  8.1.17. Intentionally Deleted.

                  8.1.18. Relief from Automatic Stay. The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any Lien to permit foreclosure against (or the granting of a deed in lieu of foreclosure), on any assets of any Obligor, individually or collectively, having an aggregate net book value (as determined in accordance with GAAP) in excess of $2,000,000; or an order shall be entered granting relief from the automatic stay which has a Material Adverse Effect; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of
(i) allowing such creditor to determine the liquidated amount of its claim against any Obligor; or (ii) seeking payment from a collateral source other than any of the Obligors.

                  8.1.19. Appointment of Examiner. An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within thirty (30) days after the entry thereof.

                  8.1.20. Modification of Financing Order. Except as otherwise approved by the Administrative Agent in writing, an order of the Bankruptcy Court shall be entered reversing, amending, supplementing, staying for a period in excess of ten (10) days, vacating or otherwise modifying the Financing Order.

                  8.1.21. Intentionally Deleted.

                  8.1.22. No Termination of Total Commitment. Entry of an order by the Bankruptcy Court or Parent, any Borrower or any Subsidiary shall file an application for an order, (a) confirming a plan of reorganization in any of the Cases which does not require a provision for termination of the Total Commitment and payment in full in cash of all Obligations on or before the effective date of such plan, or (b) dismissing any of the Cases which does not require a provision for termination of the Total Commitment and payment in full in cash of all Obligations; provided that such an order or application for an order with respect to the Cases solely relating to the Fibers Subsidiaries may be entered in connection with a Transfer of the Fibers Business in accordance with the terms of this Agreement, including Section 7.2.16, with the prior consent of the Administrative Agent.

                  8.1.23. Amendment of Final Financing Order; Superior Claims; New Liens. Entry of an order by the Bankruptcy Court with respect to any of the Cases or Parent or an application by or on behalf of any Borrower or any Subsidiary for an order, in each case without the express prior written consent of Administrative Agent, (i) to revoke, reverse, stay, modify,



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supplement or amend the Financing Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to the Parent, any Borrower or any Subsidiary (other than an Unrestricted Subsidiary) equal or superior to the priority of the claims of the Administrative Agent and the Lenders in respect of the Obligations, or (iii) to grant or permit the grant of a Lien on the Collateral except as otherwise expressly permitted by Section 7.2.3 of this Agreement.

                  8.1.24. Application for Orders. An application for any of the orders described in Sections 8.1.12, 8.1.18, 8.1.19, 8.1.20, 8.1.22 or 8.1.23
above shall be made by a Person, other than any of the Borrowers, and such application is not contested by the Obligors in good faith and the relief requested is granted.

         SECTION 8.2. Action if Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, without further order of or application to the Bankruptcy Court, the Administrative Agent may, and the Administrative Agent shall, upon the direction of the Required Lenders, by five (5) Business Days' notice to the Company with a copy to counsel of record for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee (unless notice to the Company has already been delivered as required under any subsection of Section 8.1, in which case no further notice to the Company or any other Person shall be required under this Section 8.2), take one or more of the following actions, at the same or different times:

                  (a) terminate forthwith the Commitments of the Lenders;

                  (b) declare all or any portion of the Loans then outstanding and other Obligations (including Reimbursement Obligations) to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Obligors accrued hereunder and under any other Loan Document, shall become forthwith due and payable (and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding;

                  (c) set-off amounts in any accounts maintained with any Lender and apply such amounts to the Obligations; and

                  (d) exercise any and all remedies under the Loan Documents and/or under applicable law available to the Administrative Agent and the Lenders. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         SECTION 8.3. Other Action if Event of Default. As set forth in the Financing Order, all stays and injunctions, including the automatic stay pursuant to Bankruptcy Code Section 362, shall be vacated and terminated to the extent necessary to permit the Administrative Agent and the Lenders full exercise of all of their rights and remedies upon the occurrence of an Event of Default and following the giving of notice required by Section 8.2, including all of their rights



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and remedies with respect to the Collateral. With respect to the Administrative
Agent's and Lenders' exercise of their rights and remedies, each Borrower waives, releases, and shall be enjoined from attempting to contest, delay, or otherwise dispute the exercise by the Administrative Agent and the Lenders of their rights and remedies before the Bankruptcy Court or otherwise.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. Actions. Each Lender hereby appoints CIT as its Administrative Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Administrative Agent may execute any of its duties under this Agreement and each other Loan Document by or through its employees, agents and attorneys-in-fact. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage of each existing Loan Commitment Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by any Obligor (and without limiting the obligation of any Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to the Administrative Agent's satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York City time, on the day prior to a Borrowing, or Disbursement with respect to a Letter of Credit pursuant to Section 2.6.2, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to repay the



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Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by each Borrower or any other Obligor of its obligations hereunder or under any other Loan Document. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder (other than a statement, warranty or representation made by the Administrative Agent in writing), (b) the performance or observance of any of the covenants or agreements of any Person under any Loan Document, including, without limitation, any agreement by an Obligor to furnish information directly to each Lender, (c) the satisfaction of any condition specified in Article V, expect receipt of items required to be delivered solely to the Administrative Agent, (d) the existence or possible existence of any Default or Event of Default, or (e) the financial condition of any Obligor. Any such inquiry which may be made by the Administrative Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Administrative Agent and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or the Issuer, as applicable, believe to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified in such notice. If the Administrative Agent at any time shall resign or be removed, the Required Lenders may, with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed and which shall not be required if an Event of Default has occurred and is continuing) appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation or receiving notice of removal, then the retiring Administrative Agent may, on behalf of the Lenders, with the consent of the Company, which consent shall not be unreasonably withheld and which shall not be required if an Event of Default has occurred and is continuing, appoint a successor Administrative Agent, which shall be one of the lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least



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$500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as the successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as such, the provisions of (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit. Notwithstanding anything else to the contrary in this Section 9.4, the Administrative Agent may at any time, without the consent of the Company, any Obligor or any Lender, appoint an Affiliate which is a commercial banking institution as a successor Administrative Agent.

         SECTION 9.5. Credit Extensions by Administrative Agent and Issuer. The Administrative Agent and the Issuer shall have the same rights and powers with respect to (a) in the case of the Administrative Agent, the Credit Extensions made by it or any of its Affiliates and (b) in the case of the Issuer, the Loans made by it or any of its Affiliates, as any other Lender and may exercise the same as if it were not the Administrative Agent or the Issuer. The Administrative Agent, the Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if the Administrative Agent or Issuer were not the Administrative Agent or Issuer hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent, the Issuer and each other Lender, and based on such Lender's review of the financial information of each Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each material notice or material request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Administrative Agent, but that may be voluntarily furnished by the Borrowers to the Administrative Agent (either in their capacity as Administrative Agent or in its individual capacity).



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         SECTION 9.8. Reliance by Administrative Agent. The Administrative Agent
shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper
Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding
Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and any Borrower to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.9. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received a written notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by each Obligor party thereto and the Required Lenders; provided, however, that no such amendment, modification or waiver shall be effective which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders, by the Approving Lenders or by the Required Lenders unless consented to in writing by each Lender;



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                  (b) (i) modify this Section 10.1, or clause (a) of Section
         10.10, (ii) change the definition of "Required Lenders" or "Approving Lenders", (iii) reduce any fees described in Article III, (iv) release Parent from its obligations under the Parent Pledge Agreement, (v) release all or substantially all of the Collateral (except in each case as otherwise specifically provided in this Agreement, the Revolver Intercreditor Agreement, a Pledge Agreement or a Security Agreement) without the written consent of each Lender adversely affected thereby,
         (vi) amend, modify or waive the provisions of Section 3.1.1 or Section
         3.1.2 or clause (b) of Section 2.2.2 or (vii) extend any Loan Commitment Termination Date, in each case, without the written consent of each Lender adversely affected thereby;

                  (c) increase the Fixed Assets Loan Commitment Amount without the consent of each Fixed Assets Lender adversely affected thereby;

                  (d) increase the Current Assets Loan Commitment Amount (except that the Current Assets Loan Commitment Amount may be automatically increased from $85,000,000 to $100,000,000 on the date of entry of the Final Order and the Current Assets Loan Commitment Amount may be automatically further increased to $125,000,000 upon the Borrowers' full compliance with the proviso to clause (b) of Section 5.2.3) or the Letter of Credit Commitment Amount or the Current Assets Loan Percentage of any Current Assets Lender, without the consent of each Current Assets Lender adversely affected thereby;

                  (e) (i) extend the final Maturity Date for any Lender's Loan,
         (ii) reduce the principal amount of or rate of interest on any Lender's Loan or reduce any fee payable to any Lender or (iii) extend the date on which any principal payment, interest or fees are payable on any Lender's Loans, in each case without the written consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (f) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent, any Issuer or, the Swing Line Lender, (in its capacity as the Administrative Agent, Issuer or, the Swing Line Lender), unless consented to in writing by the Administrative Agent, any Issuer or, the Swing Line Lender, as the case may be;

                  (h) change the definition of "Borrowing Base Amount," "Eligible Account," "Eligible Inventory," "Generator Receivable" or "Minimum Excess Availability," in each case if the effect of such change would be to require a Current Assets Lender to make or participate in a Credit Extension in an amount that is greater than such Current Assets Lender would have had to make or participate in immediately prior to such amendment, modification or waiver without the written consent of each Current Assets Lender; provided, however, nothing contained in this clause shall limit the Administrative Agent's ability to adjust the Borrowing Base Amount, the amount of Eligible Accounts, Generator



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         Receivables or Eligible Inventory or the Minimum Excess Availability to
         the extent otherwise permitted by this Agreement;

                  (i) have the effect (either immediately or at some later time) of enabling the Borrowers to satisfy a condition precedent set forth in
         Section 5.2 to the making of a Loan or the issuance of a Letter of Credit without the written consent of applicable Lenders holding at least 51 % of the applicable Loan Commitments (provided that in no event may the provisions of Section 5.2.3 be modified without the consent of all of the Approving Lenders);

                  (j) amend (i) the Fixed Assets Security Documents without the consent of the Fixed Assets Required Lenders or (ii) amend the Current Assets Security Agreement or Section 7.1.14 without the consent of the Current Assets Required Lenders or (iii) the Revolver Intercreditor Agreement without the consent of the Required Lenders; or

                  (k) amend or modify the Superpriority Claim status of the Lenders (as contemplated by Section 7.1.8 and the Financing Order without the consent of the Lenders.)

Notwithstanding anything to the contrary contained in this Section 10.1, the Administrative Agent may, without the consent of any Lender, execute amendments or modifications of any Loan Document to cure any ambiguity, omission, defect or inconsistency therein or which otherwise are immaterial or would otherwise not have any adverse affect the rights or interests of any Lender hereunder. No failure or delay on the part of the Administrative Agent, the Issuer, any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer, any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          For purposes of this Section 10.1, the Administrative Agent, shall have primary responsibility, together with the Company, in the negotiation, preparation and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         SECTION 10.2. Notices: Time. All notices, requests and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Lender which becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, (a) if
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with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received). Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

         SECTION 10.3. Payment of Costs and Expenses. Each Borrower, jointly and severally, agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of Baker Botts, L.L.P., counsel to the Administrative Agent and of local or foreign counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with:

                  (a) the syndication of the Loans, the negotiation, preparation, execution, and delivery of this Agreement and of each other Loan Document, including schedules, opinions and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated and the consummation and administration of the transactions contemplated hereby and thereby;

                  (b) the filing, recording or refiling or rerecording of any Loan Document and/or any U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms of any Loan Document;

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

                  (d) post-closing lien searches required pursuant to Section 5.2.6;

                  (e) the enforcement or preservation of any rights under this Agreement, any Loan Document, or any other document related thereto; and

                  (f) all Indemnified Liabilities.

Each Borrower further jointly and severally agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other similar Taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit or any other Loan Documents. Each Borrower also agrees to jointly and severally reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent or such Lender in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations. In addition, the Borrowers jointly and severally also agree, subject to the terms of this Agreement, to reimburse the Administrative Agent on demand for all reasonable third party administration, audit and monitoring expenses incurred in connection with determinations in
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Generator Receivables, Eligible Inventory and/or any other matters concerning the Borrowing Base Amount. The payments to be made under clause (a) of Section
10.3 shall be made on the date of the Interim Order and all other payments under this Section 10.3 shall be made on demand.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower jointly and severally indemnifies, exonerates and holds the Administrative Agent, the Issuer and each Lender and each of their respective partners, trustees, officers, directors, attorneys, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the DIP Financing, the Existing Credit Agreement, and all documents related thereto;

                  (b) the entering into and performance of this Agreement, and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension hereunder but excluding any such action in which a court of competent jurisdiction in a final non-appealable judgment determined that such Lenders breached their obligations hereunder in respect of such Credit Extension);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or,



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                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. Each Borrower and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, such Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of such Borrower, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of each Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement (including in the event of any release of any Borrower pursuant to the terms of this Agreement other than in connection with a Transfer of the Fibers Business pursuant to this Agreement, including Section 7.2.16), the payment in full in cash of all Obligations, the termination of all Commitments and any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto other than the Administrative Agent and the Company expressly waives its rights to receive originally executed documents other than with respect to any Notes) and all of which shall constitute together but one and the same agreement. This Agreement shall become



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effective as of the date first above written when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders other than pursuant to Section 7.2.10; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans: Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

                  10.11.1. Assignments. Any Lender (an "Assignor Lender") may, with notice to the Administrative Agent and the Company, assign and delegate to any commercial bank, fund which is regularly engaged in making, purchasing or investing in loans or securities or any other financial institution or commercial finance company (an "Eligible Assignee"), all or any fraction of such Lender's total Loans, participations in each Letter of Credit and Letter of Credit Outstandings with respect thereto and Commitments (each such Eligible Assignee to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender") in a minimum aggregate amount equal to the lesser of (i) $5,000,000 or (ii) the then remaining amount of such Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until



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(A) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to each Borrower and the Administrative Agent by such Lender and such Assignee Lender, (B) the Assignor Lender and such Assignee Lender shall have executed and delivered to each Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and
(C) the processing fees described below shall have been paid:

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within ten Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, if the Assignor Lender or Assignee Lender so requests, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender), new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the Assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such Assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The Assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Company. Accrued interest and accrued fees on the Loans prior to assignment shall be paid to the assignee Lender and following assignment shall be paid to the Assignor Lender at the same time or times provided in this Agreement. Such Assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500, unless such assignment and delegation is by a Lender to its Affiliate or to a Related Fund, if such assignment and delegation is by a Lender to a Federal Reserve Bank (or, if such Lender is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee), as provided below, is otherwise consented to by the Administrative Agent or if such assignment is by the Administrative Agent during the Initial Syndication. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit of Letter of Credit Outstandings) under this Agreement and/or its Loans hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee; provided, that any such assignment to a trustee shall be subject to the provisions of clause
(a) of this Section 10.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below



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BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or
B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Borrowers (with the consent of the Administrative Agent, such consent not to be unreasonably withheld) shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in each Letter of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided, however that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations and such Participant shall not become a Lender hereunder unless such Lender and such Participant comply with the provisions set forth in this Section 10.11;

                  (c) each Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, a decrease in the principal amount, or an extension of the Maturity Date, of any Loan in which such Participant has purchased a participating interest or a release of all or substantially all of the Collateral under the Loan Documents or any Borrower, in each case except as otherwise specifically provided in a Loan Document; and

                  (e) the Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.



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Each Borrower acknowledges and agrees, subject to clause (a) of this Section
10.11.2, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

         SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree (i) to be bound by this Section 10.12, and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this
         Section 10.12; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by Parent, any Borrower or any Subsidiary.

         SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Secured Parties from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE BANKRUPTCY COURT AND TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWERS THAT IS



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BROUGHT IN THE STATE OF NEW YORK SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN
THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS DOMICILE AND ADDRESS FOR SERVICE OF PROCESS FOR PURPOSES OF ANY ACTION AS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH IN THIS , AND AGREES THAT SERVICE UPON SUCH AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON ANY BORROWER OR ITS SUCCESSORS AND ASSIGNS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON IT. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE ISSUER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE BORROWERS HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY AND



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

INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.16. Certain Collateral Matters. The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release or modify any security interest or Lien granted to or held by the Administrative Agent (a) on any Collateral subject to the Fixed Assets Security Documents on the Fixed Assets Termination Date; (b) on any Collateral subject to the Current Assets Security Documents on the Current Assets Termination Date;
(c) on any property Disposed of as part or in connection with any Permitted Disposition; (d) on any property in which the Borrowers owned no interest at the time the security interest and/or Lien was granted or at any time thereafter owns no interest; (e) on property leased to the Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrowers to be, renewed or extended; (f) on an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full or (g) if approved, authorized or ratified in writing by the applicable Required Lenders or each Lender required by Section 10.1. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release or modify particular types or items of collateral pursuant to this Section. Additionally, the Lenders hereby irrevocably authorize the Administrative Agent to enter into the Revolver Intercreditor Agreement and agree to be bound by all of the terms and conditions contained therein.

         SECTION 10.17. Waivers and Releases.

                  (a) In consideration of the Credit Extensions to be made to the Borrowers hereunder, each Borrower hereby agrees not to assert and affirmatively waives and releases any claim such Borrower might have with respect to the Credit Extensions under Section 510 of the Bankruptcy Code against the Administrative Agent and the Lenders in any form or manner whatsoever and further releases the Administrative Agent and the Lenders from and affirmatively waives and releases any and all claims the Borrowers may have with respect to the Credit Extensions against the Administrative Agent and the Lenders from the beginning of time to the date hereof.

                  (b) Except (i) as expressly permitted by the Approved Budget or this Agreement, or (ii) to the extent otherwise consented to in writing by Administrative Agent in its sole discretion, each Borrower hereby agrees not to request an order of the Bankruptcy Court permitting it to use any cash Collateral pursuant to Section 363 of the Bankruptcy Code while this Agreement is in effect and the Obligations are outstanding, and waives and releases its rights to request such use of any cash Collateral.

         SECTION 10.18. ANEXCO Information.

                  (a) The Administrative Agent and each of the Lenders agrees that (i) it shall hold all non-public information of ANEXCO obtained pursuant to this Agreement (the "ANEXCO Information"), including account obligor information with respect to the accounts receivable of ANEXCO, in strict confidence, (ii) it will not disclose any of the ANEXCO Information to any Person other than (A) the Administrative Agent or any Lender, (B) its employees who need to know the ANEXCO Information in connection with the transactions contemplated by this Agreement, who are informed of the confidential nature of the ANEXCO Information and who agree to abide by and act in accordance with the terms of this Section to the same extent as if they were parties hereto, (C) its examiners, outside auditors, counsel and other professional advisors in connection with this Agreement, (D) any Person that has become, in accordance with the requirements of this Agreement, a bona fide transferee, participant or assignee of the interest of any Lender under this Agreement and (E) any governmental agency or representative thereof as required or requested pursuant to legal process, and (iii) it shall use the ANEXCO Information only in connection with this Agreement and not for any other purpose; provided, however, this Section shall not apply (A) if any of the ANEXCO Information (x) was or becomes generally available to the public other than by disclosure by the Agents or any Lender or any of their respective employees, agents, examiners, outside auditors, counsel, other professional advisors, transferees, participants or assignees or
         (y) was or becomes available on a non-confidential basis from a source other than the Borrowers, ANEXCO or BP, or (B to the extent reasonably required in connection with the enforcement of any Loan Document (collectively "Excluded Information").

                  (b) The Administrative Agent and each of the Lenders agrees that:

                           (i) it will cause its employees, outside auditors,
                  counsel and other professional advisors to observe the terms of this Section and will be responsible for any breach of this Section;

                           (ii) any outside auditor, counsel or professional
                  advisor (other than those outside auditors, counsel or professional advisors regularly providing such services to such Lender or to the Administrative Agent) to whom it proposes to disclose any ANEXCO Information other than the Excluded Information must be approved by BP or ANEXCO prior to such disclosure, such approval not to be unreasonably withheld or delayed;

                           (iii) prior to disclosing any information to a
                  transferee, participant or assignee pursuant to this Section, it will require such transferee, participant or assignee to agree to be bound by this Section; and

                           (iv) unless specifically prohibited by applicable law
                  or court order, it will (A) notify BP and ANEXCO of any request by any governmental agency or representative thereof (other than any request in connection with a routine examination of its financial condition by such governmental agency) for disclosure of any ANEXCO Information other than Excluded Information at least five business days prior to disclosure of such ANEXCO Information other than Excluded Information (or if prior notification of such length is not reasonably practicable under the circumstances, as soon as is reasonably practicable under the circumstances but in any event prior to such disclosure) and (B) permit BP and ANEXCO to file or otherwise make an objection with the relevant governmental agency or representative thereof to the disclosure of such ANEXCO Information.

                  (c) The Administrative Agent and each of the Lenders acknowledges that the ANEXCO Information other than the Excluded Information may be of a competitively sensitive nature and agrees to hold all of the ANEXCO Information other than the Excluded Information in accordance with it customary procedures for handling confidential information of that nature and in accordance with safe and sound banking practices.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, each of BP and ANEXCO (i) shall be a third party beneficiary of this Section and shall be entitled to rights and privileges hereof to the extent that (A) any ANEXCO Information other than the Excluded Information was obtained by Sterling from BP or ANEXCO and disclosed to the Administrative Agent or any of the Lenders or (B) any ANEXCO Information other than the Excluded Information is otherwise obtained by the Administrative Agent or any of the Lenders from BP or ANEXCO, and (ii) shall be entitled to enforce this Section 10.18 against the Administrative Agent and the Lenders to the same extent as if BP and ANEXCO were parties hereto.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no amendment, modification or restatement of, or waiver under, this Section 10.18 which would adversely affect BP or ANEXCO shall be or become effective without the prior written consent of BP and ANEXCO.

                  (f) All notices, requests and other communications provided to BP or ANEXCO under this Agreement shall be in writing and addressed, delivered or transmitted to the following address or facsimile number:

                           BP Chemicals Inc.
                           Manager, Planning, Control & Development
                           Nitriles Business Unit
                           Bldg. 605-1, N-3 1561
                           150 West Warrenville Road
                           Naperville, Illinois 60563-8460
                           Facsimile Number: (630) 961-7676
         or at such other address or facsimile number as may be designated by BP or ANEXCO in a notice to the Administrative Agent. Any notice, (i) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when it has been received or (ii) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).


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         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       BORROWERS:


                                       STERLING CHEMICALS, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       STERLING CANADA, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       STERLING PULP CHEMICALS US, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       STERLING PULP CHEMICALS, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       STERLING FIBERS, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       STERLING CHEMICALS ENERGY, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       STERLING CHEMICALS INTERNATIONAL, INC.,
                                            as a Borrower


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       LENDERS:


                                       THE CIT GROUP/BUSINESS CREDIT, INC.,
                                            as the Administrative Agent and
                                            as a Lender


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       FLEET CAPITAL CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       TEXTRON FINANCIAL CORP.


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       GMAC BUSINESS CREDIT, LLC


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       THE PROVIDENT BANK


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       GPSF SECURITIES, INC.


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       FOOTHILL INCOME TRUST II, L.P.


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------

                                       CONGRESS FINANCIAL CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:
                                                --------------------------------


                                       COMERICA BANK


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------